PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-161701

THIS INFORMATION STATEMENT/PROSPECTUS IS BEING PROVIDED
TO YOU BY THE BOARDS OF DIRECTORS OF
INTERNATIONAL MEDICAL STAFFING, INC. AND PURESPECTRUM, INC.

We are not asking you for a proxy and you are requested not to send us a proxy.

Dear International Medical Staffing, Inc. Stockholders and PureSpectrum, Inc. Stockholders:

On behalf of the Board of Directors and management of both International Medical Staffing, Inc. (“IMSG”) and PureSpectrum, Inc. (“PSPM”), we are pleased to deliver this joint information statement/prospectus for the proposed transaction involving IMSG and PSPM.  The transaction, which we will call the C-Reorg, will consist of the sale by PSPM and purchase by IMSG of all the assets of PSPM and an assumption by IMSG of certain liabilities of PSPM.  In exchange for acquiring the assets and assuming such liabilities, IMSG will issue to the PSPM stockholders one share of IMSG common stock for each share of PSPM common stock issued and outstanding at the closing of the C-Reorg and, to holders of PSPM convertible notes and debentures, and warrants, convertible notes and debentures, and warrants of IMSG having material terms identical to the corresponding PSPM notes, debentures and warrants.  After the closing, IMSG will change its name to “PureSpectrum, Inc.” and PSPM will commence dissolution proceedings.

PSPM owns 3,600,000 of the 5,600,000, or 64.29%, of the outstanding common stock of IMSG.  These shares, as well as the outstanding shares of common stock of PSPM and the PSPM warrants, will be cancelled in the C-Reorg.  IMSG common stock trades on the OTC Bulletin Board under the symbol “IMSG-OB.”  As a result, upon completion of the C-Reorg, there will be 198,105,348 shares of common stock of IMSG issued and outstanding and admitted for trading on the OTC Bulletin Board, as well as notes and debentures convertible into 12,636,592 shares of common stock of IMSG and warrants to purchase 45,410,471 shares of common stock of IMSG.

IMSG is a two-year-old fully reporting public company which since inception has not conducted any significant business activities in its chosen field: filling the need for nursing personnel in the United States by bringing nurses from abroad.  PSPM has recently acquired a controlling interest in IMSG with the purpose of bringing PSPM’s fluorescent lighting technology business into IMSG by means of the C-Reorg and thus enhancing the access to financing for such business through this public entity.

The boards of directors of IMSG and PSPM have each recommended and approved the C-Reorg.  Lee L. Vanatta, the sole director of IMSG is also a director of PSPM and serves as the President and Chief Executive Officer of each company.  Stockholders holding a majority of the voting stock of IMSG have already executed a written consent in lieu of a special meeting to approve and adopt an amendment to its Amended and Restated Certificate of Incorporation required as a condition to the C-Reorg.  Approval by the IMSG stockholders of the C-Reorg itself was not required under Delaware law.  Stockholders of PSPM holding a majority of the voting stock of PSPM have also already executed a written consent in lieu of a special meeting to approve the C-Reorg.  The purpose of this joint information statement/prospectus is to provide you with the information before the C-Reorg takes effect.  Neither the PSPM nor the IMSG stockholders have dissenters’ rights in connection with the C-Reorg and no action is required on the part of such persons.

You are encouraged to read this joint information statement/prospectus, which includes important information about the C-Reorg.  In addition, the section entitled "Risk Factors" beginning on page 16 of this joint information statement/prospectus contains a description of risks that you should consider in evaluating the C-Reorg.

Thank you for your support.

Sincerely,

/S/ Lee L. Vanatta	/S/ William R. Norton
Lee L. Vanatta President and CEO of International Medical Staffing Inc.	William R. Norton Executive Vice President of PureSpectrum, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the IMSG securities to be issued in connection with the C-Reorg or determined whether this joint information statement/prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This joint information statement/prospectus is dated October 13, 2009, and is first being mailed to stockholders of each of IMSG and PSPM on or about October 19, 2009.

ADDITIONAL INFORMATION

IMSG has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission up to 198,105,348 shares of its common stock and up to 58,047,063 shares of its common stock issuable upon the exercise of convertible notes and debentures, and warrants.  This document is a part of that registration statement. As permitted by Securities and Exchange Commission rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy these documents at the SEC’s public reference facilities.  Please call the SEC at 1-800-SEC-0330 for information about these facilities.  Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete.  In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement.  This information is also available at the Internet site the SEC maintains at http://www.sec.gov.

IMSG will provide you with copies of these documents, without charge, upon written or oral request to:

International Medical Staffing, Inc.
340 Eisenhower Dr.
Bldg. 600, Suite 610
Savannah, Georgia 31406
(912) 961-4980
Attention: Gregory J. McLean

In order for you to receive timely delivery of the documents in advance of the closing of the C-REORG, IMSG should receive your request no later than November 3, 2009.

The common stock of PSPM is trading on the OTC Pink Sheets under the trading symbol “PSPM” and PSPM is not subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act.  Accordingly, there are no filings of PSPM available through the SEC.  Information about PSPM is available on a website PSPM maintains at http://www.purespectrumlighting.com and may also be obtained, without charge, upon written or oral request to:

PureSpectrum, Inc.
340 Eisenhower Dr.
Bldg. 600, Suite 610
Savannah, Georgia 31406
(912) 961-4980
Attention: William R. Norton

Information on PSPM’s website is not part of this informaiton statement/prospectus.

IMSG has supplied all information contained in this joint information statement/prospectus relating to IMSG, and PSPM has supplied all information contained in this joint information statement/prospectus relating to PSPM.

International Medical Staffing Inc.
340 Eisenhower Dr.
Bldg. 600, Suite 610
Savannah, Georgia 31406

NOTICE OF CONSENT IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS

Actions Taken:
Holders of a majority of the outstanding shares of common stock of International Medical Staffing Inc. have approved the following action by written consent in lieu of a special meeting of the stockholders, dated August 4, 2009:

An amendment to the Amended and Restated Certificate of Incorporation of International Medical Staffing Inc. to change the company's name to "PureSpectrum, Inc." and to permit the directors to adopt, amend and repeal the company’s bylaws.

Record Date:	The record date for the consent in lieu of special meeting and for determining stockholders eligible to receive this Notice was the close of business on August 4, 2009.

Dissenters' Rights:
No dissenters' rights are available for the stockholders of International Medical Staffing Inc. under Delaware law for the name change or the amendment permitting the directors to adopt, amend and repeal the bylaws.

By Order of the Board of Directors,

October 13, 2009	By:	/S/ Lee L. Vanatta
Savannah, Georgia		Lee L. Vanatta, President

PureSpectrum, Inc.
340 Eisenhower Dr.
Bldg. 600, Suite 610
Savannah, Georgia 31406

NOTICE OF CONSENT IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS

Action Taken:
Holders of a majority of the outstanding shares of common stock of PureSpectrum, Inc. have approved and adopted the Purchase and Sale Agreement and Plan of Reorganization between International Medical Staffing, Inc. and PureSpectrum, Inc., dated August 4, 2009, and have approved the C-Reorg contemplated by such agreement by written consent in lieu of a special meeting of the stockholders.  The written consent was dated August 17, 2009.

Record Date:	The record date for the consent in lieu of special meeting and for determining stockholders eligible to receive this Notice was the close of business on August 4, 2009.

Dissenters' Rights	No dissenters’ rights are available for PureSpectrum, Inc. stockholders under Nevada law for the sale by PureSpectrum, Inc. of all of its assets or any other portion of the C-Reorg.

By Order of the Board of Directors,

October 13, 2009	By:	/S/ William R. Norton
Savannah, Georgia		William R. Norton
Executive Vice President

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE C-REORG	1
General Questions and Answers	1
Questions and Answers for IMSG Stockholders	2
Questions and Answers for PSPM Stockholders	3
SUMMARY	5
The C-Reorg and the C-Reorg Agreement	5
Parties to the C-Reorg	5
Recommendation of the PSPM Board of Directors	7
Recommendation of the IMSG Board of Directors	7
Share Ownership of Directors and Executive Officers of IMSG	7
Share Ownership of Directors and Executive Officers of PSPM	7
Directors and Executive Officers of IMSG Immediately Following the C-Reorg	7
What is Needed to Complete the C-Reorg?	7
The C-Reorg is Intended to Qualify as a Reorganization for United States Federal Income Tax Purposes	7
Accounting Treatment of the C-Reorg	8
SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF IMSG	8
SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF PSPM	9
PRO FORMA FINANCIAL DATA	9
Unaudited ProForma Condensed Balance Sheet	10
Unaudited Pro Forma Condensed Statements of Operations	11
Pro-Forma Unaudited Consolidated Statement of Operations	12
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA	12
SECURITIES OWNERSHIP OF IMSG PRE- AND POST THE C-REORG	13
STOCK PRICE AND DIVIDEND INFORMATION	14
IMSG Information	14
PSPM Information	14
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	15
RISK FACTORS	16
Risk Factors Involving IMSG Stock and the C-Reorg	16
Risk Factors Involving PSPM’s Business	17
Risks Associated With the Lighting Products Industry	19
Risks Related to PSPM's Intellectual Property	20
THE C-REORG TRANSACTION	21
General Terms of the Transaction; The C-Reorg Agreement	21
Background and Reasons for the C-Reorg	22
Representations and Warranties	23
Conduct of IMSG's Business Before Completion of the C-Reorg	24
Summary of Principal Conditions to Completing the C-Reorg	24
Termination of the C-Reorg Agreement	24
Effect of Termination of the C-Reorg Agreement	25
Directors and Executive Officers of IMSG Following the C-Reorg	25
Securities and Employment Agreements to be Received in the C-Reorg	25
Federal Income Tax Considerations	26
Accounting Treatment of the C-Reorg	27
Regulatory Requirements	27
Appraisal Rights for IMSG Stockholders	27
Dissenters' Rights as to PSPM Shares	27
Issuance of IMSG Stock Certificates for PSPM Stock Certificates	27
ACTION APPROVED BY THE IMSG STOCKHOLDERS	28
Description of the Amended Certificate and Reasons for the Amendment	28
Vote Required	29
Effective Date	29
Dissenters’ Rights of Approval	29
Material Terms of Common Stock	29

Table of Contents Page 1

ACTION BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING OF THE IMSG STOCKHOLDERS	30
Item of Business	30
Recommendation of the IMSG Board of Directors	30
Method of Voting; Record Date; Stock Entitled to Receive Notice	30
Required Vote	30
Share Ownership of IMSG Directors and Executive Officers	30
Contact for Questions	30
ACTION BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING OF PSPM STOCKHOLDERS	31
Items of Business	31
Recommendation of the PSPM Board of Directors	31
Method of Voting; Record Date; Stock Entitled to Receive Notice	31
Required Vote	31
Share Ownership of PSPM Directors and Executive Officers	31
Contact for Questions	31
INFORMATION ABOUT IMSG	31
Description of Business	32
Description of Property	32
Legal Proceedings	32
Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	32
Securities Authorized For Issuance Under Equity Compensation Plans	32
Selected Financial Information	32
Supplementary Financial Information	32
Management's Discussion and Analysis of Financial Condition and Results of Operations	33
Overview	33
Plan of Operation	34
Results of Operations - Three Month Period Ended June 30, 2009	34
Results of Operations - Six-Month Period Ended June 30, 2009	34
Results of Operations Since Inception	34
Liquidity and Capital Resources	34
Going Concern Consideration	35
Off-Balance Sheet Arrangements	35
Critical Accounting Policies	35
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	36
Quantitative and Qualitative Disclosures About Market Risk	37
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	37
Management of IMSG	37
Employment Agreements/Executive Compensation	37
Security Ownership of Directors, Officers and Certain Beneficial Owners of IMSG	37
Transactions With Related Persons, Promoters and Certain Control Persons	38
INFORMATION ABOUT PSPM	38
Description of the Business	38
General Information	38
Background	38
Description of Technology	40
Marketing and Sales Efforts	41
Manufacturing	42
Competition	42
Government Regulation	43
Employees	44
Description of Property	44
Legal Proceedings	44
Management Discussion and Analysis of Financial Condition and Results of Operations	44
Overview	44
Consolidated Results of Operations- Three Month Period Ended June 30, 2009	45
Consolidated Results of Operations-Six Month Period Ended June 30, 2009	45

Table of Contents Page 2

Results of Operations Since Inception	45
Liquidity and Capital Resources	46
Going Concern Basis	46
Off-Balance Sheet Arrangements	46
Critical Accounting Policies	46
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	46
Management of PSPM	46
Executive Compensation	47
Employment Agreements	49
Compensation of Directors	49
Indemnification of Directors and Officers	49
Securities Ownership of Certain Beneficial Owners and Management	50
COMPARISON OF STOCKHOLDER RIGHTS	51
Authorized Capital Stock	51
Terms of IMSG Common Stock	52
Terms of PSPM Common Stock	52
Terms of IMSG Preferred Stock	53
Terms of PSPM Preferred Stock	53
Cumulative Voting	53
Voting Rights Generally	53
Amendments to the Certificate of Incorporation	54
Amendments to Bylaws	54
Vote Required for Merger and Other Transactions	54
Directors	55
Classification of Board of Directors	55
Election of Board of Directors	56
Removal of Directors	56
Newly Created Directorships and Vacancies	56
Limitation of Director’s Liability	56
Indemnification of Directors and Officers	57
Special Meeting of Stockholders; Action by Consent	58
Business Combinations Involving a Change of Control	58
Anti-takeover Provisions	58
Dissenters’ Rights	59
Dividends and Distributions	59
Transactions with Directors and Officers	59
Preemptive Rights	60
EXPERTS	60
INTEREST OF NAMED EXPERTS AND COUNSEL	60
LEGAL MATTERS	60
WHERE YOU CAN FIND MORE INFORMATION	60
Available Information	60
Incorporation of Documents by Reference	61

ANNEX A - Purchase and Sale Agreement and Plan of Reorganization, as amended

Table of Contents Page 3

QUESTIONS AND ANSWERS ABOUT THE C-REORG

General Questions and Answers

Q:           Why am I receiving this joint information statement/prospectus?

A:           IMSG and PSPM have agreed to the transfer by PSPM of its business to IMSG under the terms of the Purchase and Sale Agreement and Plan of Reorganization, dated August 4, 2009, as amended by Amendment No. 1, dated August 27, 2009 (the “C-Reorg Agreement”), that is described in this information statement/prospectus (the "information statement/prospectus").  A copy of the C-Reorg Agreement is attached to this information statement/prospectus as Annex A.  The material terms of the proposed C-Reorg are as follows:

•
PSPM is engaged in the developing, marketing, licensing and contract manufacturing of lighting technology for use in residential, commercial and industrial applications worldwide.  IMSG is a two-year-old fully reporting public company which has not conducted any significant business activities in its chosen field: filling the need for nursing personnel in the United States by bringing nurses from abroad.  See “Summary - Parties to the C-Reorg” on page 5 and “Information About PSPM” on page 38 below.

•
The former stockholders of PSPM will receive a number of shares of IMSG's common stock such that they will own approximately 99% of IMSG's common stock post-C-Reorg.  The former holders of the convertible notes and debentures and warrants of PSPM will receive convertible notes and debentures and warrants issued by IMSG to purchase 58,047,063 shares of IMSG's common stock with material terms identical to PSPM's outstanding convertible notes, debentures and warrants.  See "The C-Reorg Transaction – General Terms of the Transaction" on page 21 below.

•
The consummation of the C-Reorg is subject to:  (i) PSPM stockholder approval of the transactions contemplated by the C-Reorg Agreement (already obtained by written consent); (ii) IMSG stockholder approval of an amendment to its Amended and Restated Certificate of Incorporation to change the company's name to "PureSpectrum, Inc." and to permit the directors to adopt, amend and repeal the bylaws (the “Bylaws Amendment”) (already obtained by written consent); and (iii) the authorization by IMSG's Board of the convertible notes and debentures and warrants to purchase IMSG stock with material terms identical to the PSPM convertible notes, debentures and warrants.  See "The C-Reorg Transaction – Summary of Principal Conditions to Completing the C-Reorg" on page 24 below.

•
Before acquiring a controlling interest in IMSG on June 3, 2009, PSPM’s management conducted a thorough due diligence of IMSG’s business and legal affairs and, since June 3, 2009, IMSG has been managed by directors and officers who are directors and officers of PSPM. As a result, the C-Reorg Agreement contains only limited representations and warranties made by each party.  See "The C-Reorg Transaction – Representations and Warranties" on page 23, and " The C-Reorg Transaction – Conduct of IMSG's Business Before Completion of the C-Reorg" on page 24 below.

•
The Board of Directors and officers of IMSG following shortly after the consummation of the C-Reorg will consist of five directors and four officers who are also directors and officers of PSPM.  See "The C-Reorg Transaction – Directors and Executive Officers of IMSG Following the C-Reorg" on page 25 below.

Q:           Why are IMSG and PSPM proposing the C-Reorg? (see page 22)

A:           PSPM’s management believes that operating its fluorescent lighting technology business in a fully reporting public company will enhance the credibility of such business with purchasers, suppliers, manufacturers, distributors and other concerns in the industry.  PSPM’s management also believes that, as a fully reporting company, it can offer its employees equity-based incentives having greater liquidity and thus become better equipped to attract and retain qualified staff.  Furthermore, PSPM's management believes that the relatively greater liquidity available to shares issued by a fully reporting public company whose shares are registered under the Securities Act and admitted for trading on the OTC Bulletin Board will provide PSPM’s fluorescent lighting technology and related business with significantly greater opportunities for meeting its capital needs than its current status as a company trading on the Pink Sheets because it can then attract potential investors who are not otherwise willing to purchase shares in private placements without reasonable prospects for reselling their shares when their liquidity needs call for such reselling.

Similarly, it is believed that IMSG’s minority stockholders will benefit from the C-Reorg as their company acquires and expands an operating business thereby potentially enhancing the value of their holdings.

Q:           What benefits will PSPM’s principal stockholders, directors, officers and affiliates receive as a result of the C-Reorg?

A.           PSPM's principal stockholders, directors, officers and affiliates will generally not receive any special benefits as a result of the C-Reorg not otherwise available to PSPM’s other stockholders.  These individuals will receive IMSG shares to the extent they hold securities that are subject to substitution upon completion of the C-Reorg on the same terms as other security holders.  In fact, as regards the freely tradable IMSG shares received by them, unlike the stockholders of IMSG who are not affiliates, to the extent these individuals are considered affiliates of IMSG after the C-Reorg, any resales by them of such shares could be made only in compliance with Rule 144 under the Securities Act.  Lee L. Vanatta, PSPM’s President and CEO; William R. Norton, PSPM’s Executive Vice President; Gregory J. McLean, PSPM’s Vice President and Chief Financial Officer; and Garth W. Kullman, PSPM’s Vice President-Sales, will enter into new employment agreements with IMSG upon the closing of the C-Reorg, but these new agreements will contain material terms identical to the material terms of their respective current employment agreements with PSPM.

Q:           When do PSPM and IMSG expect to complete the C-Reorg?

A.           PSPM and IMSG expect to complete, or close, the C-Reorg immediately after the date on which this information statement/prospectus is mailed to all PSPM stockholders to notify them of the execution of the written consent to approve the C-Reorg, because no waiting period is required under Nevada law.  The name change and the Bylaws Amendment, which must occur prior to or concurrent with the C-Reorg closing, cannot take effect until at least 20 days have elapsed from the date on which this information statement/prospectus has been mailed to all IMSG stockholders.

Q.           Has the Board of Directors of PSPM recommended approval of the C-Reorg? (see page 31)

A.           The PSPM Board of Directors has unanimously recommended that PSPM stockholders vote "FOR" the proposal to approve and adopt the C-Reorg Agreement and approve the C-Reorg.

Q.           Has the Board of Directors of IMSG recommended approval of the name change and the Bylaws Amendment and approved the C-Reorg? (see page 30)

A.           The IMSG Board of Directors has unanimously approved the C-Reorg and recommended that IMSG stockholders vote "FOR" the proposals (i) to approve and adopt the C-Reorg Agreement and approve the C-Reorg and (ii) to approve the name change and the Bylaws Amendment.

Q.           What should I do now?

A.           Please review this information statement/prospectus carefully.  No further action is required on your part.

Questions and Answers for IMSG Stockholders

Q:           How was approval of the C-Reorg, name change and Bylaws Amendment obtained? (see page 31)

A:           The IMSG Board of Directors approved the C-Reorg, the name change and Bylaws Amendment on July 31, 2009.  The Board then solicited consents in lieu of a special meeting of IMSG stockholders to approve the name change and the Bylaws Amendment.  On August 4, 2009, the holders of 91.07% of the outstanding voting stock of IMSG signed a written consent to approve the name change and the Bylaws Amendment.

Q.           What was the record date for the written consent? (see page 30)

A.           The record date for the written consent was August 4, 2009, and each IMSG stockholder as of the close of business on August 4, 2009, is entitled to receive a copy of this information statement/prospectus.

Q.           What was the vote of IMSG stockholders required to approve the C-Reorg, the name change and the Bylaws Amendment? (see page 30)

A.           No approval by the IMSG stockholders was required for the C-Reorg.  Approval and adoption of the name change and the Bylaws Amendment required the affirmative vote of the holders of a majority of the shares of IMSG common stock outstanding as of the record date for the written consent.  Such approval was in fact obtained.

Q.           As an IMSG stockholder, what happens if I dissent from the transaction?

A.           Delaware law does not provide dissenters' rights to IMSG stockholders with respect to the name change or the Bylaws Amendment.

Q.           As an IMSG stockholder, who can answer my questions?

A.           If you have any questions about the C-Reorg, you should contact:
Lee L. Vanatta or Gregory J. McLean
c/o International Medical Staffing, Inc.
340 Eisenhower Dr.
Bldg. 600, Suite 610
Savannah, Georgia 31406
Telephone: (912) 961-4980

If you need additional copies of this information statement/prospectus, you should contact Gregory J. McLean as described above.

Questions and Answers for PSPM Stockholders

Q:           How was approval of the C-Reorg obtained? (see page 31)

A:           The PSPM Board of Directors approved the C-Reorg on August 4, 2009.  The Board then solicited consents in lieu of a special meeting of PSPM stockholders and, on August 17, 2009, holders of 50.74% of the outstanding shares of PSPM common stock signed a written consent to approve the C-Reorg.

Q:           What was the record date for the written consent? (see page 31)

A.           The record date for the written consent was August 4, 2009, and each PSPM stockholder as of the close of business on August 4, 2009, is entitled to receive a copy of this information statement/prospectus.

Q.           What was the vote of PSPM stockholders required to approve and adopt the C-Reorg Agreement and approve the C-Reorg? (see page 31)

A.           Approval and adoption of the C-Reorg Agreement required the affirmative vote of the holders of a majority of the shares of PSPM common stock outstanding as of the record date for the written consent.

Q.           As a PSPM stockholder, what happens if I dissent from the transaction?

A.           Nevada law does not provide dissenters’ rights with respect to approval of a transaction consisting of a sale by a corporation of substantially all of its assets such as the C-Reorg.

Q.           As a PSPM stockholder, what will I receive upon completion of the C-Reorg?

A.           Upon completion of the C-Reorg, holders of PSPM common stock will be entitled to receive one share of IMSG common stock for each share of PSPM common stock owned at the closing of the C-Reorg.  Instead of a fractional share of IMSG common stock, you will be entitled to receive an amount of cash equal to the value of the fractional share remaining after aggregating all of your shares of PSPM common stock held in a single account, based on $0.39 per share of IMSG common stock, which the Board of Directors of IMSG has determined is the fair market value of these shares.  Upon completion of the C-Reorg, holders of convertible notes and debentures and warrants to purchase PSPM common stock will receive convertible notes and debentures and warrants to purchase IMSG common stock with material terms identical to their PSPM convertible notes/warrants at the same exchange ratio as the common stockholders.

Q.           What are the material federal income tax consequences of the C-Reorg to me?

A.           The C-Reorg will qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, which is referred to in this information statement/prospectus as the Code.  For U.S. federal income tax purposes, stockholders of PSPM who receive shares of IMSG stock will not recognize gain or loss, except to the extent of the cash, if any, received in lieu of a fractional share of stock of IMSG. See the section entitled "The C-Reorg Transaction — Federal Income Tax Considerations" beginning on page 26.

Q.           As a PSPM stockholder, will I be able to trade the IMSG common stock that I receive in connection with the C-Reorg?

A.           The shares of IMSG common stock issued in connection with the C-Reorg will be freely tradable.  Generally, persons who are deemed to be affiliates of IMSG must comply with Rules 144 and 145 under the Securities Act if they wish to sell or otherwise transfer any of the shares of IMSG common stock received in the C-Reorg.  You will be notified if you will become an affiliate of IMSG.

Q.           Should I send in my share certificates at this time?

A.           Do not send in your certificates at this time.  Promptly following completion of the C-Reorg IMSG's transfer agent, acting as the exchange agent for the C-Reorg, will send you written instructions for sending in your PSPM stock certificates and receiving your IMSG stock certificates.

Q.           As a PSPM stockholder, who can answer my questions?

A.           If you have any questions about the C-Reorg, you should contact:
William R. Norton
c/o PureSpectrum, Inc.
340 Eisenhower Dr.
Bldg. 600, Suite 610
Savannah, Georgia 31406
Telephone: (912) 961-4980
Email: BNorton@PureSpectrumLighting.com

If you need additional copies of this information statement/prospectus, you should contact William R. Norton as described above.

SUMMARY

The following is a summary of the information contained in this information statement/prospectus.  This summary may not contain all of the information about the C-Reorg that is important to you.  For a more complete description of the C-Reorg, we encourage you to read carefully this entire information statement/prospectus, including the attached annexes.  See also "Where You Can Find More Information" beginning on page 60 of this information statement/prospectus.

The C-Reorg and the C-Reorg Agreement (see page 21)

Under the terms of the C-Reorg Agreement, as amended, PSPM will transfer all of the assets owned by it at closing to IMSG and IMSG will assume all of PSPM’s properly identified liabilities owed by it at closing.   A copy of the C-Reorg Agreement, as amended, is attached to this information statement/prospectus as Annex A.  Upon completion of the C-Reorg, holders of PSPM common stock on the date the registration statement of which this information statement/prospectus forms a part becomes effective (the “C-Reorg Record Date”) will be entitled to receive one share of IMSG common stock for each share of PSPM common stock they hold at that time.  Holders, as of the C-Reorg Record Date, of convertible notes, convertible debentures and warrants to purchase PSPM common stock will be issued convertible notes,convertible debentures and warrants to purchase the same number of shares of IMSG common stock as the number of shares of PSPM common stock that would be issuable under the corresponding PSPM convertible notes or warrants.  As soon as practicable after the completion of the transfer of assets, assumption of such liabilities and issuance of the IMSG securities, PSPM will liquidate.

Parties to the C-Reorg

PureSpectrum, Inc.

PureSpectrum, Inc. was incorporated in Nevada in June 1988, under the name of America’s Finest Waters, Inc.  Until 2000, it was engaged in various businesses, the last one, which ceased operations in September 2000, was an online retailer of music products.  It acquired its current name, significant intellectual property and other assets relating to the fluorescent lighting technology business as a result of the merger into it of PureSpectrum, LLC, a Georgia limited liability company, on December 28, 2006, and began operations at that time.  Its principal office is located at 340 Eisenhower Drive, Building 600, Suite 610, Savannah, Georgia 31406, and its phone number is (912) 961-4980.

PSPM is engaged in the development, marketing, licensing and contract manufacturing of advanced ballasts and dimmers for fluorescent lighting lamps, or bulbs, for use in residential, commercial and industrial applications worldwide.  The technology, based on six issued patents, ten pending patents, several other patents in preparation and more than a dozen trademarks, consists of the design for a family of electronic ballasts which purpose is to power Compact Fluorescent Lamps (or CFLs) which also incorporate a dimmer.  A ballast is the component which regulates the flow of energy into a fluorescent lamp and actually powers it, and a dimmer is the component that regulates the light that the lamp emits from total dimness to full brightness.  An electronic ballast is in itself a vast improvement over the over one hundred-year standard magnetic ballast.

PSPM’s commercialization efforts of its technology are currently focused primarily on two applications: (a) a specialized ballast that will power a dimmable CFL, and (b) a specialized ballast that will power a dimmable linear fluorescent lamp, or LFL.  These ballasts are designed to power the first CFLs and LFLs of their kind which would incorporate the following features:

•
The CFLs and LFLs will meet or exceed the most recent higher standards imposed by the US Department of Energy (“DOE”) for intensity of light emitted per energy used to do so, or lumens per watt (lm/W);

•
The CFLs and LFLs will be UL certified and will have Energy Star® certification, i.e. certified as lamps qualifying under the criteria jointly established by the US Environmental Protection Agency and DOE; and

•
The ballast will allow the lamp to become completely dimmed while maintaining the capacity for (i) high-power correction and (ii) direct linear relationship between the lamp’s ability to dim and the energy it consumes.

See “Information About PSPM - Description of the Business”, on page 38 below for a more detailed explanation of these features.

The truly dimmable CFL would be used primarily in residential and office settings.  Currently, PSPM is working towards obtaining UL certification and otherwise perfecting prototypes of its proprietary ballasts for the different wattage CFLs.  PSPM is also working to secure the rights to place its brand and to resell CFLs designed by several other manufacturers, including Litetronics Internaitonal, Inc., which would not be powered by PSPM’s truly dimable proprietary ballast.  At the same time it is also engaged in a marketing and sales campaign, targeting utilities to stimulate indirect sales to their customers, and distributors for direct sales to customers, of all CFLs carrying the PSPM brand.  PSPM expects deliveries of the truly dimmable proprietary CFLs with a collection of the above features to begin on or about March 31, 2010.

LFLs are used in large retail stores, warehouses and similar facilities.  Unlike in a CFL, the ballast for these lamps is built into the lighting device itself as opposed to the lamp.  As a result, PSPM’s proprietary ballast would be sold to both existing facilities owners as a replacement or retrofit application and to the developers of new facilities as a new application.  Currently, PSPM is working towards perfecting a prototype of this ballast, while also engaged in securing the rights to resell an LFL ballast designed by another manufacturer which would carry PSPM’s brand but will not be proprietary to PSPM.  At the same time, PSPM has been engaged in a marketing and sales campaign also targeting utilities, manufacturers and distributors to stimulate indirect sales to their customers.  PSPM expects to be ready to deliver its proprietary LFL ballast on or about March 31, 2010.

After a comprehensive program of testing the various companies’ engineering and manufacturing capabilities, PSPM has also recently entered into licensing and master contract manufacturing agreements with Litetronics International, Inc., a Chicago-based company which is already engaged in producing a line of partially dimmable CFLs, and Arcata Electronics, a China-based manufacturers of lighting devices.

Recent legislative initiatives for energy conservation both in the United States and abroad should enhance PSPM’s growth prospects in the immediate future.  In the United States, as interpreted by the American Council for Energy-Efficient Economy (the “ACEEE”), the Energy Independence and Security Act of 2007 requires that common light bulbs, which include general service fluorescent lamps, be designed to use, with phased-in limits by 2010-2014, 25% to 30% less energy than today’s most common incandescent lamps, and at least 60% less energy in 2020.  These energy savings, according to the ASEEE’s analysis, may be achieved by replacing the currently available fluorescent lamps, as well as incandescent reflective lamps, with CFLs.  PSPM’s truly dimmable CFL would be the most advanced version of the standard CFL and PSPM should benefit from this legislative action.  The European Union and several countries, among them China and Australia, have recently undertaken initiatives which either ban the sale or the production of the incandescent lamp, first invented by Thomas Edison in 1879, over the next three to ten years.  A worldwide move to fluorescent lighting should further enhance PSPM’s growth prospects.

International Medical Staffing, Inc. (see page 31)

International Medical Staffing, Inc. was organized under Delaware law in March 2007.  Since June 3, 2009, its executive offices are located at 340 Eisenhower Drive, Building 600, Suite 610, Savannah, Georgia 31406 and its phone number is (912) 961-4980.  IMSG has no operations as of the date of this information statement/prospectus.

Risk Factors

The "Risk Factors" beginning on page 16 of this information statement/prospectus should be considered carefully by PSPM and IMSG stockholders. These risk factors should be considered along with any additional risk factors contained in the periodic reports of IMSG and filed with the SEC and the other information included in this information statement/prospectus.

Recommendation of the PSPM Board of Directors (see page 30)

Consistent with its original purpose for acquiring a controlling interest in IMSG, the PSPM Board of Directors unanimously determined that the C-Reorg is advisable, and is fair to and in the best interests of PSPM and its stockholders, and unanimously approved the C-Reorg Agreement.  The PSPM Board of Directors recommended that PSPM stockholders vote "FOR" the proposal to approve and adopt the C-Reorg Agreement and approve the C-Reorg.

Recommendation of the IMSG Board of Directors (see page 30)

IMSG’s Board of Directors, whose sole member is also a director of PSPM, determined that the C-Reorg is advisable, and is fair to and in the best interests of IMSG and its minority stockholders, and approved the C-Reorg Agreement.  The IMSG Board of Directors also recommended that IMSG’s minority stockholders vote "FOR" the approval and adoption of the name change and Bylaws Amendment.

Share Ownership of Directors and Executive Officers of IMSG (see page 37)

At the close of business on the record date for the IMSG’s written consent, directors and executive officers of IMSG and their affiliates did not beneficially own any shares of IMSG common stock, but PSPM owned 64.29% of the 5,600,000 shares of IMSG common stock outstanding on that date.

Share Ownership of Directors and Executive Officers of PSPM (see page 49)

At the close of business on August 4, 2009, the record date for the PSPM’s written consent, directors and executive officers of PSPM and their affiliates beneficially owned and were entitled to vote 20,863,183 shares, or 11.01%, of the 189,364,699 shares of PSPM common stock outstanding on that date.

Directors and Executive Officers of IMSG Immediately Following the C-Reorg (see page 50)

Immediately following the C-Reorg, the directors of IMSG will be Lee L. Vanatta, Robert E. James, William R. Norton, Garth W. Kullman and David Michael Conner.  The executive officers will be Lee L. Vanatta, President and Chief Executive Officer; William R. Norton, Executive Vice President; Garth W. Kullman, Vice President-Sales; and Gregory J. McLean, Secretary, Treasurer and Chief Financial Officer.

What is Needed to Complete the C-Reorg? (see page 21)

Several conditions must be satisfied or waived before the C-Reorg is completed, including those summarized below:

•	the amendment and restatement of IMSG’s Amended and Restated Certificate of Incorporation to effect the name change and the Bylaws Amendment, as shown in Exhibit 5.3 to the C-Reorg Agreement;

•	the amendment and restatement of IMSG’s bylaws as shown in Exhibit 5.4 to the C-Reorg Agreement;

•	the authorization by IMSG of convertible notes and warrants by IMSG with material terms identical to the existing PSPM convertible notes and warrants; and

•	IMSG and its officers and directors must be current with all required filings with the SEC.

The C-Reorg is Intended to Qualify as a Reorganization for United States Federal Income Tax Purposes (see page 26)

The purchase by IMSG of PSPM’s assets, subject to and by assuming PSPM’s liabilities, solely for shares of voting stock of PSPM followed by the liquidation of PSPM will, under current law, constitute a tax-free reorganization under Section 368(a)(1)(C) of the Code.  As a tax-free reorganization under Section 368(a) of the Code, no gain or loss will be recognized by holders of PSPM shares upon their receipt for IMSG shares pursuant to the C-Reorg, except that gain or loss will be recognized on the receipt of cash, if any, received in lieu of fractional shares.  Neither PSPM nor IMSG will recognize gain or loss as a result of the C-Reorg.

Accounting Treatment of the C-Reorg (see page 27)

The C-Reorg transaction is a reverse acquisition where PSPM is considered the acquirer of IMSG.

SUMMARY SELECTED HISTORICAL
FINANCIAL DATA OF IMSG

The following table sets forth selected financial data of IMSG for the years ended December 31, 2008 and 2007 and for the six months ended June 30, 2009 and 2008.  The data for the fiscal years has been derived from the financial statements of IMSG which are included in this information statement/prospectus.  The following selected financial data of IMSG should be read in conjunction with IMSG's financial statements and the notes thereto included herein.

	For the six months ended June 30, 2009	For the six months ended June 30, 2008	For the year ended December 31, 2008	For the year ended December 31, 2007
Income Statement Data:
Total revenue	$5,000	$10,000	$15,980	$0
Total expenses	31,945	21,290	54,497	40,927
Net (loss)	$(26,945)	$(11,290)	$(38,517)	$(40,927)
Per Share Data:
Basic and diluted net (loss) per share	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Basic and diluted weighted average shares outstanding	5,600,000	5,600,000	5,600,000	4,474,126
Balance Sheet Data:
Current assets	1,787	11,873	1,650	18,422
Total assets	2,193	11,873	1,650	18,422
Current liabilities	23,458	13,730	30,734	8,989
Total liabilities	23,458	13,730	30,734	8,989
Stockholders’ (deficit)	$(21,265)	$(1,857)	$(29,084)	$(9,433)

SUMMARY SELECTED HISTORICAL
FINANCIAL DATA OF PSPM

The following table sets forth selected financial data of PSPM for the years ended December 31, 2008 and 2007 and for the six months ended June 30, 2009 and 2008.  The data for the six month periods does not include the consolidated results for IMSG, a controlling interest in which PSPM acquired on June 3, 2009.  The data for the December fiscal years has been derived from the financial statements of PSPM which are included in this information statement/prospectus. The following selected financial data of PSPM should be read in conjunction with PSPM's financial statements and the notes thereto included herein.

	For the six months ended June 30, 2009	For the six months ended June 30, 2008	For the year ended December 31, 2008	For the year ended December 31, 2007
Income Statement Data:
Total revenue	$—	$—	$—	$—
Cost of goods sold	—	—	—	—
Total expenses	10,694,525	851,477	4,420,730	1,790,030
Net (Loss)	$(10,694,525)	$(851,477)	$(4,420,730)	$(1,790,030)
Per Share Data:
Basic net (loss) per share	$(0.06)	$(0.01)	$(0.04)	$(0.06)
Fully diluted net (loss) per share	$(0.06)	$(0.01)	$(0.04)	$(0.06)
Basic weighted average shares outstanding	172,251,094	91,440,383	123,842,986	32,305,604
Fully diluted weighted average shares outstanding	218,142,017	110,846,656	149,242,240	47,286,121
Balance Sheet Data:
Current assets	$103,186	$61,858	$3,824	$168
Total assets	1,164,609	287,236	320,463	117,136
Current liabilities	1,545,603	117,049	544,410	295,004
Total liabilities	1,545,603	146,610	544,410	295,004
Stockholders’ (deficit)	$(380,994)	$140,626	$(223,947)	$(177,868)

PRO FORMA FINANCIAL DATA

The C-Reorg combines the balance sheets and statements of earnings of PSPM with those of IMSG after giving effect to the C-Reorg.  The C-Reorg will result in the owners and management of PSPM having operating control of the combined company after the transaction, with certain stockholders of IMSG continuing only as passive investors.   Accordingly, the business combination will be accounted for as a reverse acquisition with PSPM as the acquirer of IMSG and the surviving entity.

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2008 is presented as if the C-Reorg had occurred on that date.  The unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2008, were prepared assuming that the C-Reorg occurred on January1, 2009.  The pro forma adjustments are based upon the assumptions set forth in the notes thereto.

The following pro forma financial data was prepared from, and should be read in conjunction with, the historical financial statements and related notes of IMSG and PSPM, all of which are included elsewhere herein.  See "Index to Financial Statements."  The following information is not necessarily indicative of the financial position or operating results that would have occurred had the C-Reorg been consummated on the date, or at the beginning of the period, for which the C-Reorg is being given effect, nor is it necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

	PureSpectrum December 31, 2008	IMSG December 31, 2008	Pro forma Adjustments	Notes	December 31, 2008 Pro Forma combined
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$312	$1,125	$(965)	(A)(B)	$472
Prepaid Expenses	3,125	525	(525)	(B)	3,125
Other Current Assets	387				387
Total Current Assets	3,824	1,650	(1,490)		3,984

PROPERTY AND EQUIPMENT
Office Equipment	5,409				5,409
Furniture and Fixtures	11,614				11,614
Computer and Equipment	8,241	-	-		8,241
Total Property and Equipment	25,264				25,264
Less: Accumulated Depreciation	4,327	-	-		4,327
Property and Equipment, Net	20,937				20,937

OTHER ASSETS
Patents, net	201,138				201,138
Trademarks	94,564				94,564
Goodwill			249,897	(A)	249,897
Total Assets	$320,463	$1,650	248,407		$570,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes Payable	$30,145				$30,145
Accounts Payable	409, 122	26,279	148,721	(B)	584,122
Payroll Liabilities	105,143	—	—		105,143
Due to related party - Director and stockholder	—	4,455	245,545	(B)	250,000
Total Current Liabilities	544,410	30,734	394,266		969,410

Total Liabilities	544,410	30,734	394,266		969,410

STOCKHOLDERS’ (DEFICIT)
Non-controlling Interest			57	(A)	57
Common Stock	$161,576	560	(145,778)	(C)(D)	16,358
Additional Paid-In Capital	6,509,752	49,800	(49,800)	(B)(E)	6,509,752
Accumulated (Deficit)	(6,895,275)	(79,444)	49,662	(C)(D)	(6,925,057)
				(E)(F)
Stockholders’(Deficit)	$(223,947)	$(29,084)	$(145,859)		$(398,890)
Total Liabilities and Stockholders’ (Deficit)	$320,463	$1,650	$248,407		$570,520

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

	PureSpectrum 12 Months Ended December 31, 2008	IMSG 12 Months Ended December 31, 2008	Pro forma Adjustments	Notes	Pro Forma combined
REVENUE	$—	$15,980			$15,980
COST OF REVENUE	—	—			—
GROSS PROFIT	—	15,980			15,980
OPERATING EXPENSES	4,418,224	54,497	175,000	(F)	4,647,721
(LOSS) FROM OPERATIONS	(4,418,224)	(38,517)	(175,000)		(4,631,741)
OTHER INCOME (EXPENSE)
Interest Income	165	—	—		165
Interest Expense	(2,671)	—	—		(2,671)
Total Other Income (Expense)	(2,506)	—	—		(2,506)
LOSS BEFORE INCOME TAXES	(4,420,730)	(38,517)	(175,000)		(4,634,247)
BENEFIT (PROVISION) FOR INCOME TAXES	—	—	—		—
NET (LOSS)	$(4,420,730)	$(38,517)	$175,000		$(4,634,247)
BASIC NET (LOSS) PER SHARE	$(0.04)	$(0.01)	$(0.00)		$(0.04)

Notes to Pro Forma Statements:

(A)	To record purchase of 3,600,000 shares of IMSG for $250,000.

(B)	To eliminate all assets and liabilities pursuant to the C-Reorg.

(C)	To eliminate IMSG common shares that will remain outstanding after the C-Reorg.

(D)	To adjust common stock to reflect the par value of 2,000,000 shares that will remain outstanding after the C-Reorg.

(E)	To eliminate IMSG’s accumulated deficit.

(F)	To reflect the $175,000 transaction costs.

PRO-FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	PureSpectrum Six Months Ended June 30, 2009	IMSG Six Months Ended June 30, 2009	Pro-Forma Adjustments	Pro-Forma Consolidated Six Months Ended June 30, 2009
Revenues	$0	$5,000		$5,000
Expenses
Professional and Consulting Fees	$8,629,714	$28,398	$175,000 *	8,833,112
Compensation	888,338			888,338
Research and Development	324,573			324,573
Advertising Expenses	277,454			277,454
Tradeshow Expenses	112,974			112,974
SEC and Filing Fees		1,773		1,773
Depreciation and Amortization	7,521			7,521
Impairment Loss	2,854			2,854
Other General and Administrative	376,991	1,774		376,991
Total Operating Expenses	10,620,419	31,945	175,000	10,827,364
Net (Loss) from Operations	(10,620,419)	(26,945)	(175,000)	(10,822,364)
Other Income (Expenses)
Interest Income	1			1
Gain on AP Settlement	149,339			149,339
Interest Expense	(248,249)			(248,249)
Total Other (Expense) Income	(98,909)	-		(98,909)
Net (Loss)	$(10,719,328)	$(26,945)	$(175,000)	$(10,921,273)

*To reflect the $175,000 transaction costs.

COMPARATIVE HISTORICAL AND
PRO FORMA PER SHARE DATA

The following table presents selected comparative per share data for PSPM on a historical basis. Because each share of PSPM common stock will be replaced with one share of IMSG common stock, the pro forma equivalent per share amounts are identical to the historical amounts presented below for the indicated periods. The comparative per share data presented herein is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of PSPM, incorporated by reference herein, and unaudited pro forma financial information included elsewhere herein. See "Unaudited Pro Forma Condensed Financial Statements." Pro forma amounts are not necessarily indicative of results of operations or the combined financial position that would have resulted had the C-Reorg been consummated at the beginning of the periods presented.

IMSG	FOR THE SIX MONTHS ENDED JUNE 30, 2009	FOR YEAR ENDED DECEMBER 31, 2008

Historical Per Common Share Data:

Basic net (loss) per share	$(0.00)	$(0.00)

Diluted net (loss) per share	$(0.00)	$(0.00)

PSPM	FOR THE SIX MONTHS ENDED JUNE 30, 2009	FOR YEAR ENDED DECEMBER 31, 2008

Historical Per Common Share Data:

Basic net (loss) per share	$(0.06)	$(0.04)

Diluted net (loss) per share	$(0.06)	$(0.04)

IMSG and PSPM (Pro Forma Combined)	FOR THE SIX MONTHS ENDED JUNE 30, 2009	FOR YEAR ENDED DECEMBER 31, 2008

Historical Per Common Share Data:

Basic net (loss) per share	$(0.06)	$(0.04)

Diluted net (loss) per share	$(0.06)	$(0.04)

SECURITIES OWNERSHIP OF IMSG PRE- AND POST THE C-REORG

Assuming that on the C-Reorg Record Date the total number of equity securities of PSPM, on a fully diluted basis, is equal to 251,571,605, which is the number of such equity securities outstanding on September 30, 2009 (consisting of 196,105,348 shares of common stock 12,636,592 shares of common stock underlying the convertible notes and debentures and 45,410,471 shares underlying the warrants), the security ownership of IMSG immediately prior to the C-Reorg and immediately following the C-Reorg will be as follows:

	Pre C-Reorg	Post-C-Reorg

By former PSPM security holders	-0-	254,152,411 (99.22%)(1)

By IMSG stockholders	5,600,000	2,000,000 (0.78%)(1)

(1)           Assumes that the 3,600,000 shares of common stock of IMSG owned by PSPM will be cancelled in the C-Reorg.

STOCK PRICE AND DIVIDEND INFORMATION

IMSG Information

IMSG shares began to be eligible for trading on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority under the symbol "IMSG" on January 4, 2008.  Of the 5,600,000 total shares issued and outstanding, 3,600,000 were held by affiliates and the remaining 2,000,000 were held by 40 stockholders.  During May 2009, the 2,000,000 shares were sold in privately negotiated transactions, and on June 3, 2009, the 3,600,000 shares held by affiliates were purchased for $250,000, or $0.069 per share, by PSPM.  As of August 4, 2009, the 2,000,000 shares were held by 8 stockholders of record.  No other trades of IMSG common stock have taken place since its inception.

IMSG has never paid cash dividends with respect to its capital stock.  After the consummation of the C-Reorg, IMSG intends to retain all earnings to finance the growth and development of the fluorescent lighting business and does not anticipate paying any cash dividends for the foreseeable future.

PSPM Information

The following table sets forth, for the calendar periods indicated, the range of the high and low last reported bid prices of PSPM common stock, as reported on http://www.pinksheets.com.  The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.  The quotations may be rounded for presentation. The trading market for PSPM's common stock is highly volatile, which may affect the prices listed below.

	High Bid	Low Bid
2009
Third Quarter 7-1-09 to 9-30-09	$.54	$.21
Second Quarter 4-1-09 to 6-30-09	$.78	$.44
First Quarter 1-1-09 to 3-31-09	$.78	$.14

2008
Fourth Quarter 10-1-08 to 12-31-08	$.17	$.11
Third Quarter 7-1-08 to 9-30-08	$.22	$.08
Second Quarter 4-1-08 to 6-30-08	$.14	$.01
First Quarter 1-1-08 to 3-31-08	$.05	$.02

2007
Fourth Quarter 10-1-07 to 12-31-07	$.13	$.03
Third Quarter 7-1-07 to 9-30-07	$.15	$.09
Second Quarter 4-1-07 to 6-30-07	$.30	$.10
First Quarter 1-1-07 to 3-31-07	$.40	$.15

There can be no assurance that a regular trading market for PSPM common stock will be sustained after the C-Reorg.

The last trading day before the C-Reorg was announced was August 3, 2009.  On that date the closing price for PSPM shares on the Pink Sheets was $0.30.  PSPM has never paid cash dividends on its capital stock. As of August 25, 2009, PSPM had approximately 307 stockholders of record, exclusive of shares held in street name.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING INFORMATION

All statements contained in this information statement/prospectus and the documents annexed to or incorporated by reference into this information statement/prospectus, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words "believe," "expect," "anticipate," "intend," "estimate," "forecast," "project," and similar expressions. All statements other than statements of historical fact are statements are deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

These statements are based on certain assumptions and analyses made by PSPM and IMSG in light of their experience and their assessment of historical trends, current conditions and expected future developments as well as other factors they believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties described under "Risk Factors" beginning on the next page and in the "Risk Factors" sections of IMSG's Form 10-K and Form 10-Q filings with the SEC that may cause actual results to differ materially.

The principal risks and uncertainties include the fact that PSPM has limited operating history and that, after the consummation of the C-Reorg and absorption of PSPM’s business, IMSG may need to raise capital to stay in business or expand its scope of operations and other risks that are described in the section entitled "Risk Factors," which follows on the next page.

Consequently, all of the forward-looking statements made in this information statement/prospectus are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations. Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of PSPM or IMSG's beliefs as of the date the statement was made. PSPM and IMSG undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

IMSG will operate PSPM’s business in a highly competitive market environment dominated by many other established and well financed competitors that cannot be predicted and that involves significant risks, most of which will be beyond IMSG's control.  In addition to the other information contained in this information statement/prospectus, you should carefully consider the risks described below.

Risk Factors Involving IMSG Stock and the C-Reorg

IMSG Shares Are "Penny Stock".

In general, "penny stock" includes securities of companies which are not listed on the principal stock exchanges and have a bid price in the market of less than $5.00; and companies with net tangible assets of less than $2 million ($5 million if the issuer has been in continuous operation for less than three years), or which has recorded revenues of less than $6 million in the last three years.  As "penny stock," IMSG's common stock, therefore, is subject to Rule 15g-9, which imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1 million or annual incomes exceeding $200,000, or $300,000 together with their spouses, or individuals who are the officers or directors of the issuer of the securities).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.  Consequently, this rule may adversely affect the ability of broker-dealers to sell IMSG's stock, and therefore may adversely affect IMSG stockholders', including former PSPM stockholders, ability to sell the stock in the public markets following the C-Reorg.

PSPM Stockholders Will Experience Some Dilution As Result of The C-Reorg.

As part of the C-Reorg, PSPM's stockholders will experience some dilution (estimated at less than 1%) as the existing stockholders of IMSG (except PSPM) will continue to own their shares after the C-Reorg.  IMSG has no significant assets and no ongoing business.

There Will Be Limited Liquidity For IMSG Common Stock Following The C-Reorg.

Except in the hands of stockholders who qualify as affiliates of IMSG after the C-Reorg, the shares of IMSG common stock will be, upon the consummation of the C-Reorg, freely trading without limitations on the OTC Bulletin Board.  Liquidity for the IMSG stockholders will, however, depend on how active is the trading market for such shares after the consummation of the C-Reorg.  For the four-week period preceding August 3, 2009, an average of 359,843 shares of PSPM’s common stock traded on the Pink Sheets.  There is, however, no assurance that the trading market for IMSG's stock, which heretofore has not actively traded, will be at the same level.  There is, therefore, no assurance that IMSG's shares will have the same or any greater liquidity than PSPM’s shares which do not currently trade on the OTC Bulletin Board.

Post-C-Reorg Reporting Obligations as a Public Company Will Be Costly.

Operating a fully reporting public company involves substantial costs to comply with reporting obligations under federal securities laws, including legal, accounting, consulting and filing fees.  These reporting obligations will significantly increase the operating costs of PSPM’s business conducted by IMSG.  The post-C-Reorg IMSG may not reach sufficient size to justify its public reporting status.  If IMSG were forced to become a private company, then its stockholders may lose their ability to sell their shares, and there would be substantial costs associated with becoming a private company.

Risk Factors Involving PSPM’s Business

The Audit Report On PSPM's Financial Statements Contains A Going Concern Opinion.

PSPM's financial statements for the years ended December 31, 2008 and 2007 were prepared on a "going concern basis" and the audit report contains a "going concern qualification" (see PSPM's audit report on the financial statements in this information statement/prospectus).  PSPM's financial statements assume PSPM will continue as a going concern, but its ability to do so will require additional capital to fund operations until positive operating cash flow is achieved.

PSPM Is An Emerging Growth Company.

PSPM began operations in its present form in late December 2006.  PSPM has yet to realize any revenues and there is limited historical, operating or financial information about PSPM to evaluate its performance.  PSPM has recently closed an offering of convertible debentures, the proceeds from which yielded $1,585,000 in additional capital.  As of the date of filing of the registration statement of which this information statement/prospectus forms a part, PSPM had approximately $1,366,000 cash on hand.  Nevertheless, given PSPM's current estimated burn rate of approximately $350,000 per month, IMSG will, after the consummation of the C-Reorg, need to continue to raise capital.  IMSG intends to seek additional capital following the C-Reorg predominantly to continue its development and engineering activities, to increase its sales and marketing activities to obtain orders for its products, and to pay for the manufacturing of such products to the contract manufacturers to fill such orders.  If IMSG does not raise sufficient capital, of which there can be no assurance, it will have a significant impact on its ability to continue to expand operations.  There can be no assurance that PSPM’s business can be operated by IMSG profitably or, if profitability is achieved, that it can be sustained.

PSPM and IMSG May Not be Able Ultimately to Perfect the Ballasts to Contain all of the Desired Features

PSPM has invested very significant resources in developing and engineering the specialized proprietary CFL and LFL ballasts.  Based on its experience, PSPM believes that (i) the requisite science and engineering exists to build these ballasts as described on page 5 above, (ii) PSPM has access to such science and engineeering and (iii) it has made significant progress on these prototypes.  Nevertheless, even if IMSG obtains the capital necessary to bring this project to fruition, there is no complete assurance that ultimately the ballasts can be built containing all such features.  The success of PSPM’s business acquired by IMSG will depend on IMSG being able to offer these proprietary ballasts as advanced and innovative products.  In case one or both of these ballasts ultimately do not contain all such features, it could have a significant negative impact on IMSG’s business, results of operations and financial condition.

IMSG's Ability to Grow is Dependent Upon the Success Of PSPM’s Current and Future Operations and IMSG's Ability to Obtain Additional Financing.

PSPM is not currently generating sufficient revenue to fund its ongoing operations, and needs additional funding to implement its growth plan.  PSPM anticipates that, based on its currently proposed intentions and assumptions relating to its operations, revenue from sales may not be sufficient and substantial additional capital will be needed to satisfy the cash required to implement its business plan. While IMSG expects to continue raising capital, it has no committed sources of additional financing and both PSPM’s and IMSG’s officers, directors and stockholders are not required to provide any portion of IMSG's future financing requirements.  IMSG cannot assure investors that additional financing will be available on commercially reasonable terms, or at all.  Any inability to obtain additional financing when needed could require IMSG to significantly curtail its growth plans.  Similarly, if additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of IMSG’s stockholders, including PSPM's existing stockholders, will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders.

PSPM’s Business Depends On Certain Key Personnel.

IMSG's future success will be dependent on the efforts of key management personnel, particularly Lee L. Vanatta, President and CEO; William R. Norton, Executive Vice President; Garth W. Kullman, Vice President-Sales; Gregory J. McLean, Secretary, Treasurer and Chief Financial Officer; and Ray J. King, Director of Engineering.  Messrs. Vanatta, Norton, Kullman and McLean do have employment agreements with PSPM and will have materially similar employment agreements with IMSG, while Mr. King has a consulting agreement with PSPM and will have a materially similar consulting agreement with IMSG.  In addition, PSPM is the beneficiary with respect to key man life insurance policies on the lives of Messrs. Vanatta, Norton, Kullman and King, and will assign these policies to IMSG in the C-Reorg.  Nevertheless, the loss of one or more of these and other key employees could have a material adverse effect on IMSG's business, results of operations and financial condition.  IMSG also believes that its future success will be largely dependent on its ability to attract and retain highly qualified management, sales and marketing personnel.  IMSG cannot assure investors that it will be able to attract and retain such personnel.  IMSG's inability to retain such personnel or to train them rapidly enough to meet its current and expanding needs could cause a decrease in the overall quality and efficiency of IMSG's staff, which could have a material adverse effect on IMSG's business, results of operations and financial condition.

Rapid Growth May Strain IMSG's Resources.

As IMSG continues the commercialization of PSPM's fluorescent lighting technology, it expects to experience significant and rapid growth in the scope and complexity of its business, which may place a significant strain on IMSG's senior management and financial and other resources. Such growth will expose IMSG to greater administrative, other overhead, marketing and support costs and other risks associated with growth and expansion.  IMSG will be required to increase staff to manage operations, handle sales and marketing efforts and perform finance and accounting functions.  The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage IMSG’s business, or the failure to manage growth effectively, could have a materially adverse effect on IMSG's business and financial condition.  In addition, difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm IMSG's business, prospects, results of operations and financial condition.

Demand For PSPM's Ballasts May be Lower than IMSG Anticipates.

PSPM has engaged in an active marketing and sales campaign among utilities, distributors, manufacturers and other potential direct purchasers or distributors of CFLs  and LFLs.  PSPM has had limited resources to undertake extensive marketing activities and cannot predict with certainty the potential demand for PSPM’s products or the degree to which IMSG will meet that demand.  If demand for those products does not develop to the extent of or as quickly as expected, IMSG might not be able to generate revenue to become profitable.  Moreover, even if markets for PSPM’s products develop, IMSG could achieve a smaller share of these markets than IMSG currently anticipated.  Achieving market share will require substantial marketing efforts and expenditure of significant funds to inform customers of the distinctive characteristics and benefits of using PSPM's products.  IMSG cannot assure investors that its marketing efforts will result in the attainment of sufficient market share to become profitable or ultimately to sustain operations.

Future Loan Agreements With Lenders May Hinder IMSGs Ability To Operate The Business By Imposing Restrictive Loan Covenants.

To date, PSPM satisfied its financing needs primarily through sales of equity interests and convertible debt instruments.  In the future, IMSG is likely to need to incur purchase order financing or other debt to implement its business plan.  Any debt necessary to implement IMSG's business plan could result in substantial debt service requirements.  These future debt load and service requirements could have important consequences which could hinder IMSG's ability to:

•	make capital expenditures in excess of prescribed thresholds;

•	make distributions to stockholders, or redeem or repurchase IMSG's shares;

•	make certain types of investments;

•	create liens on IMSG's assets;

•	utilize the proceeds of asset sales; and

•	merge or consolidate or dispose of all, or substantially all, of IMSG's assets.

In the event that IMSG is unable to pay its debt service obligations, IMSG's creditors could force it to (1) reduce or eliminate distributions to stockholders; (2) reduce or eliminate needed capital expenditures, or (3) lose assets pledged as collateral.  It is possible that IMSG could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of IMSG's debt. In the event that IMSG is unable to refinance its indebtedness or raise funds through asset sales, sales of equity or otherwise, its ability to continue operations would be significantly adversely affected.

Risks Associated With the Lighting Products Industry

PSPM and IMSG Will Depend On Third Party Manufacturers And Engineering Consultants For The Products Sold.

PSPM currently has relationships with two third party manufacturers, Litetronics International, Inc., a Chicago-based company, and Arcata Electronics, a Chinese company, and with Enersave Data Systems, a New York-based engineering consulting company.  Risks associated with PSPM's dependence upon these third party relationships include:

•	reduced control over delivery schedules;

•	lack of control over quality assurance;

•	exposure to poor manufacturing yields and high costs of manufacturing, production, shipping and distribution;

•	potential lack of adequate capacity during periods of high demand;

•	potential misappropriation of PSPM's intellectual property;

•	inadequate levels of engineering support or product development services;

•	impediments in shipping, logistics and other distribution activities; and

•	the imposition of import or customs duties, tariffs or taxes.

As it takes over PSPM’s business, IMSG does not know if it will be able to maintain these third party manufacturing and engineering contracts on favorable terms, if at all, or that its current or future third party manufacturers and consultants will meet its requirements for quality, quantity or timeliness.  IMSG's success will depend in part on whether its manufacturers are able to fill the orders it places with them in a timely manner. If IMSG's manufacturers fail to satisfactorily perform their contractual obligations or fill purchase orders IMSG places with them, IMSG may be required to pursue replacement manufacturer relationships. If IMSG is unable to find replacements on a timely basis, or at all, IMSG may be forced to either temporarily or permanently discontinue the sale of certain products, which could expose it to legal liability, loss of reputation and risk of loss or reduced profit.  IMSG's business, results of operation and reputation would be adversely impacted if IMSG is unable to provide quality products to its customers in a timely manner.

IMSG could also be adversely affected by an increase in its manufacturers' prices or a significant decline in the manufacturers' financial condition. If IMSG's relationship with any one of its manufacturers is terminated and IMSG is not successful in establishing a relationship with an alternative manufacturer who offers similar services at similar prices, IMSG's costs could increase, adversely affecting its operations.

PSPM Operates In A Highly-Competitive Industry And its Failure To Compete Effectively May Adversely Affect Its Ability To Generate Revenue.

Although management believes that there is, at this time, no competitor that offers a ballast for a truly dimmable CFL or a diming ballast for LFLs having all of the attributes described on page 5 above, management is aware of products which compete with PSPM's, even though their products may not have all of the attributes provided by PSPM’s ballasts.  In management's opinion, companies that could be considered such competitors include Siemens, AG, Royal Phillips Electronics, BV, General Electric Co., Litetronics International, Inc., Feit Electric Company, Inc. and Technical Consumer Products Co.  All of these companies have significantly greater financial, technical and marketing resources, larger distribution networks, generate significant revenues and have greater name recognition than PSPM.  In the future, these companies may develop lighting technology products that are superior to those offered by PSPM.  Such competition may affect IMSG's chances of achieving profitability.

Some of PSPM's current and future competitors may conduct more extensive promotional activities and may offer lower prices to customers than PSPM does, which could allow them to gain greater market share or prevent IMSG from attaining or increasing its market share.  In the future, IMSG may need to decrease its prices if its competitors lower their prices.  IMSG's competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements.  To be successful, IMSG must carry out its business plan, establish and strengthen its brand awareness through marketing and effectively differentiate its products from those of its competitors, while maintaining superior levels of delivery and service, which management believes is what will ultimately differentiate IMSG's products from any similar products its competitors may develop in the future.  To achieve this, IMSG may have to substantially increase marketing and development activities in order to compete effectively.  Such additional costs and competition will potentially affect IMSG's chances of achieving profitability.

Future Legislation Or Governmental Regulations Or Policies Could Have A Significant Impact On PSPM's Business.

Several legislative and regulatory measures, including the Energy Independence and Security Act of 2007 and the final rule promulgated by the DOE on June 29, 2009, have recently been enacted to set higher standards for lm/W of all kinds of incandescent and fluorescent lamps.  Increasing the lm/W standards for fluorescent lamps should have the effect of increasing the demand for the truly dimmable CFLs and LFLs powered by PSPM’s ballasts which are being designed to  meet the higher standards.  As IMSG continues PSPM’s operations, it may be subject to additional regulation in the future.  Future changes in laws or regulations could require IMSG to change the way it operates, which could increase costs or otherwise disrupt operations.  Future changes in laws and regulations also have the potential of giving a competitor of IMSG an opportunity to take market share away from IMSG if the competitor’s product would comply in a more timely fashion than IMSG’s with the standards set by the changed law or regulation.  If laws and regulations change, IMSG's financial condition, results of operations and cash flows could be materially and adversely affected.

Risks Related to PSPM's Intellectual Property

PSPM’s Business Depends On its Intellectual Property.

IMSG's success and ability to compete depends in large part on PSPM's current portfolio of intellectual property, most importantly the six issued patents and ten pending patents relating to electronic ballast technology.  If any of IMSG's competitors copy or otherwise gain access to this proprietary technology or develop similar technologies independently, IMSG may not be able to compete as effectively.  Moreover, if IMSG is unable to protect its intellectual property, its competitors could use IMSG's intellectual property to market products, services and technologies similar to IMSG's, which could reduce demand for IMSG's products and technologies.  Policing unauthorized use of intellectual property is difficult, particularly in foreign countries where the laws may not protect PSPM’s intellectual property as fully as those in the United States.

IMSG Could Incur Substantial Costs Defending its Intellectual Property From Infringement By Others.

Unauthorized parties may attempt to copy aspects of IMSG's intellectual property or to obtain and use its other proprietary information.  Litigation may be necessary to enforce IMSG's intellectual property rights, to protect its trade secrets and to determine the validity and scope of the proprietary rights of others. IMSG may not have the financial resources to prosecute any infringement claims that it may have.  Any litigation could result in substantial costs and diversion of resources with no assurance of success.

Some Intellectual Property Rights Are Not Recognized or Protected In Other Parts of the World.

IMSG intends to market and sell PSPM’s proprietary technology and products throughout many differend parts of the world.  Certain products may be introduced, sold or distributed in parts of the world that do not recognize or protect fully intellectual property rights.  Even in the event that IMSG seeks to prevent the introduction, sale or distribution of products in such countries, its distributors, wholesalers, resellers or retailers could nontheless introduce, sell or distribute IMSG’s products in such countries.  Accordingly, IMSG could lose the protections afforded its intellectual property.

Substantial Additional Intellectual Property Development Costs Will Be Necessary.

In view of the intention to market and sell PSPM’s proprietary technology and products throughout many different parts of the world, substantial additional costs related to intellectual property filings will be incurred by IMSG.  These additional costs could adversely affect IMSG’s financial condition, results of operations and profitability.

THE C-REORG TRANSACTION

The following is a description of the material aspects of the C-Reorg, including the C-Reorg Agreement.  While we believe that the following description covers the material terms of the C-Reorg, the description may not contain all of the information that is important to you.  We encourage you to read carefully this entire information statement/prospectus, including the C-Reorg Agreement attached to this information statement/prospectus as Annex A and incorporated herein by this reference, for a more complete understanding of the C-Reorg.  The C-Reorg Agreement is not in any way intended as a document for investors to obtain factual information about the current state of affairs of IMSG.  Such information can be found in IMSG's reports filed with the SEC pursuant to the Exchange Act.  The C-Reorg Agreement contains representations and warranties made by IMSG and PSPM which are utilized to allocate risks between the parties where the parties may not have completed knowledge of all facts.  Furthermore, the representations, warranties and covenants contained in the C-Reorg Agreement were made only for the purposes of the C-Reorg Agreement and as of specific dates, were made solely for the benefit of the parties to such agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified, modified or limited by confidential disclosures exchanged between the parties in connection with the execution of the C-Reorg Agreement.  Investors are not third-party beneficiaries under the C-Reorg Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the C-Reorg Agreement, which subsequent information may or may not be fully reflected in IMSG's or PSPM’s public disclosures.

General Terms of the Transaction; The C-Reorg Agreement

On August 4, 2009, PSPM and IMSG signed, and on August 27, 2009, amended the C-Reorg Agreement.   In general, the C-Reorg Agreement will result in IMSG owning all of the assets and becoming the obligee with respect to all of the properly identifable liabilities of PSPM, and PSPM stockholders becoming stockholders of IMSG holding approximately 98.99% of the total of approximately 198,105,348 shares of common stock of IMSG outstanding after completion of the C-Reorg.  The C-Reorg Agreement will also result in the holders of convertible notes, convertible debentures and warrants to purchase PSPM common stock becoming holders of convertible notes and debentures and warrants to purchase IMSG common stock.  Following the C-Reorg, holders of all PSPM securities combined, on a fully diluted basis, will own approximately 99.22% of the outstanding securities of IMSG.  All of the share numbers in this paragraph may change if IMSG sells or issues securities after the date of the C-Reorg Agreement, which may occur subsequent to the filing of this information statement/prospectus.  After the C-Reorg is completed, IMSG will continue PSPM’s operations and will change its name to “PureSpectrum, Inc.” and PSPM will commence dissolution proceedings.

Background and Reasons for the C-Reorg

IMSG has been looking for a company to combine with IMSG as a way to provide its stockholders with a possible way to recover their equity investment in IMSG.  At the same time, the PSPM Board of Directors has been investigating ways to obtain additional financing for PSPM's operations and liquidity for the holders of PSPM’s restricted stock which PSPM, as a former shell, could not provide under the current provisions of Rule 144 under the Securities Act.  The two companies were introduced in April 2009, by their respective outside legal counsel, Anslow & Jaclin, LLP, for IMSG, and Dinur and DeLuca, LLP, for PSPM.

After initial discussions, it became clear that the Board of Directors of IMSG considered it in the best interest of IMSG’s stockholders to recover their equity investment by selling their shares.

For its part, the PSPM Board of Directors identified several potential benefits to PSPM and its stockholders of the acquiring control of IMSG for cash and then effect a combination of the two companies with IMSG the surviving company, including, among others:

•
retention of control of PSPM by its current management and stockholders, who have developed a strategy they believe is vital to PSPM's development, marketinging, manufacture and sales of its existing ballast products and services and development of future lighting technology products and services;

•
PSPM becoming a fully-reporting, publicly traded corporation with its stock trading on the OTC Bulletin Board, which should make it easier for PSPM to raise needed capital as investors are more likely to invest in companies with more liquid securities and, secondarily, allow holders of PSPM restricted stock to re-sell such stock in the public markets;

•	greater credibility in the marketplace with manufacturing partners, distributors, retailers and consumers of PSPM's products and services; and

•	potential for more favorable long term debt financing.

The negotiations culminated in the purchase by PSPM, on June 3, 2009, of 3,600,000 shares of common stock of IMSG, or 64.29% (the “Control Block”) held by its two executive officers for $250,000 cash.  The purchase price was determined by the PSPM Board of Directors to be in accord with the market price for companies which, like IMSG, were current on their filings and had filed a Form SB-2 registration statement soon after its formation.  In the meantime, during April and May, 2009, the forty minority stockholders of IMSG sold their shares, in privately negotiated transactions, to eight investors.

In reaching their decision to acquire the Control Block and effect the subsequent combination, the PSPM Board of Directors considered the following:

•
information concerning PSPM's and IMSG's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including, with respect to IMSG, public reports filed with the SEC which disclosed that IMSG was current on its filings and had a registration statement still in effect;

•
management's view of the financial condition, results of operations and businesses of PSPM and IMSG before and after giving effect to the combination which showed nominal outstanding liabilities or contingent liabilities;

•
current financial market conditions and historical market prices, volatility and trading information with respect to the common stock of IMSG, which evidenced no trading or volatility and, with respect to the common stock of PSPM, which evidenced relatively active trading and significant volatility;

•
an assessment of market demands and future customer requirements, and the associated development resources needed to satisfy these requirements, with management concluding that its fluorescent lighting technology business should evolve on a national and international scope and that such evolution is more likely be better facilitated by a fully reporting public company whose financial condition is transparent and internal controls are subject to the rigorous standards applicable to public companies, particularly if such evolution might involve the entry into joint ventures or other licensing and distribution arrangements with large national and international public companies;

•
the positive effect of a combination with a fully reporting public company on PSPM's customers and suppliers which management believes will increase its credibility in the eyes of the customers and better credit terms from suppliers;

•
the positive effect of a combination with a fully reporting public company in terms of stock options and other equity-based employee benefits where ultimate liquidity for the underlying stock would be important in attracting and retaining qualified employers;

•	the direct and indirect expenses associated with operating a public reporting company, which are likely to be at least $250,000 per year; and

•	the limited experience of PSPM’s management with a fully reporting public company.

The primary negative factor considered by PSPM’s Board of Directors was the possibility that IMSG will fail to meet PSPM’s current and future sales objectives.  If, as a result, the post-C-Reorg IMSG is valued at a price per share less than that of PSPM in its current position, the expense of acquiring the Control Block and consummating the C-Reorg might be considered to have been for naught.

Representations and Warranties

The C-Reorg Agreement contains a limited number of representations and warranties made by PSPM, and IMSG regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the C-Reorg. These representations and warranties relate to the following subject matters with respect to PSPM:

•	organization, qualification and corporate power;

•	capitalization;

•	authorization of the transactions;

•	non-contravention of the C-Reorg Agreement with other obligations;

•	financial statements;

•	corporate books and records;

•	title to properties and encumbrances;

•	taxes;

•	legal proceedings;

•	contracts;

•	environmental matters;

•	employees and labor relations;

•	intellectual property and

•	dissenters’ rights.

IMSG made representations and warranties regarding:

•	organization, qualification and corporate power;

•	securities and capitalization;

•	limited business conducted;

•	no undisclosed liabilities;

•	authorization of the transactions;

•	filings with the SEC;

•	corporate books and records;

•	reporting company status;

•	antitakeover statutes and dissenters’ rights;

•	compliance with laws and court orders;

•	litigation; and

•	agreements, contracts and commitments.

Conduct of IMSG's Business Before Completion of the C-Reorg

Under the C-Reorg Agreement, IMSG agreed that, until the earlier of the completion of the C-Reorg or termination of the C-Reorg Agreement, it will conduct its business in the ordinary course consistent with past practice.

Summary of Principal Conditions to Completing the C-Reorg

Under the C-Reorg Agreement, completion of the C-Reorg is subject to the satisfaction of the following principal conditions:

•	Approval by the PSPM stockholders of the C-Reorg Agreement and the C-Reorg (already obtained);

•
Approval and adoption by the IMSG stockholders of an amendment and restatement of its Amended and Restated Certificate of Incorporation to effect the name change and the Bylaws Amendment (already obtained), and an amendment and restatement of IMSG’s Bylaws to be in the form attached as Exhibit 5.4 to the C-Reorg Agreement (which will automatically become effective once the Bylaws Amendment becomes effective);

•	IMSG and its officers and directors being current on all required filings with the SEC;

•	Effectiveness of the registration statement of which this information statement/prospectus forms a part; and

•	Satisfaction by PSPM and IMSG of customary representations and warranties regarding accuracy of information delivered, absence of litigation, and similar matters.

Termination of the C-Reorg Agreement

The C-Reorg Agreement may be terminated and the C-Reorg may be abandoned at any time prior to the Closing by mutual written agreement of PSPM and IMSG notwithstanding any approval of the C-Reorg Agreement by the stockholders of PSPM.

In addition, either party may terminate the C-Reorg Agreement and abandon the C-Reorg at any time prior to the closing notwithstanding any approval of the C-Reorg Agreement by the stockholders of PSPM, if:

•	the other party becomes involved, voluntarily or involuntarily, in a bankruptcy or similar proceeding; or

•
a breach occurs of any material term, representation or warranty, or failure occurs to perform any material covenant or agreement, on the part of the other party, and such breach is not cured within 10 days after notice of such breach or failure occurred.

Effect of Termination of the C-Reorg Agreement

If the C-Reorg Agreement is terminated pursuant to the requirements summarized above, the C-Reorg Agreement will become void and of no effect without liability of any party to the other party thereto, except for any liability of a party then in breach.

Directors and Executive Officers of IMSG Following the C-Reorg

Immediately following the consummation of the C-Reorg, the existing director and officers of IMSG, i.e. Lee L. Vanatta, sole director, President and CEO, and Gregory J. McLean, Secretary, Treasurer and Chief Financial Officer, will remain in office.  Shortly after the consummation of the C-Reorg, Mr. Vanatta intends to cause the election of the other current directors of PSPM and officers of PSPM to positions with IMSG.  As a result, shortly after the consummation of the C-Reorg, the executive officers and directors of IMSG will be:

Lee L. Vanatta: President, CEO and Director.  Information about Mr. Vanatta may be found on page 37.

David Michael Conner: Director.  Information about Mr. Conner may be found on page 47.

Robert E. James, II: Director. Information about Mr. James may be found on page 47.

Garth W. Kullman: Vice President - Sales and Director.  Information about Mr. Kullman may be found on page 46.

Gregory J. McLean: Secretary, Treasurer and Chief Financial Officer.  Information about Mr. McLean may be found on page 37.

William R. Norton: Executive Vice President and Director.  Information about Mr. Norton may be found on page 46.

Securities and Employment Agreements to be Received in the C-Reorg

The above directors and executive officers will receive shares of common stock and warrants in IMSG at the same ratio as other PSPM securityholders, and Messrs. Vanatta, Norton, Kullman and McLean will receive new employment agreements with IMSG with substantially similar terms as their existing employment agreements with PSPM.  Following the closing of the C-Reorg, the new directors and officers of IMSG will own the following IMSG securities –

Lee L. Vanatta - 9,399,062 shares of common stock, with current value of $2,819,719(1) and warrants to purchase 10,750,000 shares of common stock, with current value of $662,348(2);

David Michael Conner - 492,736 shares of common stock, with current value of $147,821(1) and warrants to purchase 1,200,000 shares of common stock, with current value of $90,419(2);

Robert E. James - warrants to purchase 28,571 shares of common stock, with current value of $8,571(2);

Garth W. Kullman - warrants to purchase 3,275,000 shares of common stock, with current value of $201,785(2);

Gregory J. McLean - 121,142 shares of common stock, with current value of $36,343(1) and warrants to purchase 500,000 shares of common stock, with current value of $47,289(2);

William R. Norton - 8,136,050 shares of common stock, with current value of $2,440,815(1) and warrants to purchase 10,750,000 shares of common stock, with current value of $662,348(2).

 (1)Assuming PSPM stock price of $0.30 as of the last trade on August 3, 2009
(2)Using SFAS 123R current valuation methodology using the relevant exercise price of the warrants

The current annual salaries of $217,000 for Mr. Vanatta, $125,000 for Mr. Kullman and $125,000 for Mr. McLean, and current consulting fee at $100 per hour payable to Mr. Norton, are expected to continue to be paid to the executive officers following the C-Reorg.

Federal Income Tax Considerations

The following discussion summarizes the material Federal income tax consequences of the C-Reorg.  The discussion does not address all aspects of Federal income taxation that may be relevant to particular stockholders and may not be applicable to stockholders who are not citizens or residents of the United States, or who will acquire their IMSG shares pursuant to the exercise of convertible notes or debentures, warrants or otherwise as compensation, nor does the discussion address the effect of any applicable foreign, state, local or other tax laws.  Except as otherwise noted, this discussion assumes that stockholders hold their PSPM shares as capital assets within the meaning of Section 1221 of the Code. EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE C-REORG, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

In the opinion of Dinur and DeLuca, LLP, the transaction consisting of the transfer by PSPM to IMSG of all of its assets coupled with the assumption by IMSG of certain liabilities of PSPM solely in exchange for shares of voting stock of IMSG, followed by a liquidation of PSPM, will, under current law, constitute a tax-free reorganization under Section 368(a)(1)(C) of the Code, with IMSG and PSPM each being a party to the reorganization within the meaning of Section 368(b) of the Code.  In rendering such opinion, Dinur and DeLuca, LLP relied upon certain written representations and covenants of IMSG and PSPM.  No ruling has been sought from the Internal Revenue Service as to the Federal income tax consequences of the C-Reorg.

As a tax-free reorganization, the C-Reorg will have the following Federal income tax consequences for IMSG, PSPM, and the stockholders of PSPM:

1.           No gain or loss will be recognized by holders of PSPM shares as a result of the receipt of IMSG shares pursuant to the C-Reorg, except that gain or loss will be recognized on the receipt of cash, if any, received in lieu of fractional shares.  Any cash received by a stockholder of PSPM in lieu of a fractional share will be treated as received in exchange for such fractional share, and any gain or loss recognized as a result of the receipt of such cash will be capital gain or loss, equal to the difference between the cash received and the portion of the stockholder's basis in the PSPM shares allocable to such fractional share interest, assuming that the fractional share has been held by the stockholder for the requisite holding period to qualify for capital gain taxation.

2.           The tax basis of the IMSG shares received by each stockholder of PSPM will equal the tax basis of such stockholder's PSPM shares (reduced by any amount allocable to fractional share interests for which cash is received) exchanged in the C-Reorg.

3.           The holding period for the IMSG shares received by each stockholder of PSPM will include the holding period for the PSPM shares of such stockholder exchanged in the C-Reorg, provided that such PSPM shares were held as a capital asset on the date of the exchange.

4.           Neither PSPM nor IMSG will recognize gain or loss as a result of the C-Reorg.

Accounting Treatment of the C-Reorg

The C-Reorg transaction is a reverse acquisition where PSPM is considered the acquirer of IMSG.

Regulatory Requirements

There are no material federal or state regulatory requirements related to the C-Reorg.

Appraisal Rights for IMSG Stockholders

No appraisal or dissenters rights will be available for IMSG stockholders as a result of the C-Reorg.

Dissenters' Rights as to PSPM Shares

No appraisal or dissenters’ rights will be available to PSPM stockholders as a result of the C-Reorg.

Issuance of IMSG Stock Certificates for PSPM Stock Certificates

The right of PSPM stockholders to receive shares of common stock of IMSG will become effective as of the C-Reorg Record Date, which is the effective date of the registration statement of which this informaiton statement/prospectus is a part.  As soon as practicable after such date, the exchange agent will exchange certificates evidencing shares of PSPM common stock for certificates representing the shares of IMSG common stock to be received pursuant to the terms of the C-Reorg Agreement.  Transfer Online, Inc. will be the exchange agent.

As soon as practicable after the C-Reorg Record Date, the exchange agent will mail a letter of transmittal to each record holder of PSPM common stock on such date.  This mailing will contain instructions on how to surrender PSPM common stock in exchange for direct registration shares of book-entry ownership of IMSG common stock (unless a physical certificate is requested by such holder) and a check in the amount of cash to be paid instead of fractional shares.  When you deliver your PSPM stock certificates or direct registration statement indicating book-entry ownership to the exchange agent along with a properly executed letter of transmittal and any other required documents, your PSPM stock will be cancelled and you will receive a direct registration statement indicating book-entry ownership of IMSG common stock representing the number of full shares of IMSG common stock to which you are entitled.  You also will receive a cash payment for any fractional shares of IMSG common stock that would have been otherwise issuable to you as a result of the C-Reorg.

Holders of PSPM common stock should not submit their PSPM stock certificates or direct registration statements for exchange until they receive the transmittal instructions and a letter of transmittal form from the exchange agent. IMSG stockholders do not need to surrender their existing stock certificates.

If a certificate for shares of PSPM common stock has been lost, stolen or destroyed, the exchange agent will issue the IMSG shares properly issuable under the C-Reorg Agreement upon receipt of appropriate evidence as to that loss, theft or destruction and may require the posting of a bond indemnifying IMSG and the exchange agent for any claim that may be made against IMSG as a result of the lost, stolen or destroyed certificates. After C-Reorg Record Date, there will be no further transfers on the stock transfer books of PSPM, except as required to settle trades executed prior to the C-Reorg Record Date.

No fractional shares of IMSG common stock will be issued in the C-Reorg.  Instead, the exchange agent will pay each of those PSPM stockholders who would have otherwise been entitled to a fractional share of IMSG common stock an amount in cash determined by multiplying the fractional share interest by $0.39.

ACTION APPROVED BY THE IMSG STOCKHOLDERS

This information statement/prospectus is being mailed or furnished to the stockholders of IMSG in part in connection with the authorization of the corporate actions described below by IMSG's Board of Directors on July 31, 2009, and stockholders by written consent in lieu of special meeting as of August 4, 2009.  Stockholders holding in the aggregate 5,100,000 shares of common stock or 91.07% of the voting stock outstanding as of August 4, 2009 (the "Consenting Stockholders") approved the corporate action described below.  Accordingly, this information statement/prospectus is being furnished in part for the purpose of informing the stockholders of IMSG, in the manner required under the Exchange Act, of this corporate action before it takes effect.

The IMSG Board has approved the C-Reorg Agreement and the C-Reorg, and the IMSG Board and the Consenting Stockholders have approved the amendment and restatement of IMSG’s Amended and Restated Certificate of Incorporation, a copy of which is attached as Exhibit 5.3 to the C-Reorg Agreement (the "Amended Certificate")(1) to change IMSG's name to "PureSpectrum, Inc." and (2) to permit, in accordance with Section 109(a) of the General Corporation Law of the State of Delaware (“DGCL”), the directors to adopt, amend and repeal the company’s Bylaws, i.e. the Bylaws Amendment.

Following the expiration of the twenty day (20) period mandated by Rule 14c-2(b) under the Exchange Act, IMSG will file the Amended Certificate with the Delaware Secretary of State and the change of the name and the Bylaws Amendment will take effect.  IMSG will not file the Amended Certificate until at least twenty (20) days after the filing and mailing of this information statement/prospectus to its stockholders.  The Amended Certificate will become effective when it is filed with the Delaware Secretary of State.  The Amended and Restated Bylaws in the form already approved by the IMSG Board of Directors on July 10, 2009, and attached to the C-Reorg Agreement as Exhibit 5.4, will automatically become effective upon the effectiveness of the Amended Certificate.

IMSG will bear the entire cost of furnishing this information statement/prospectus to its and PSPM’s stockholders. It will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement/prospectus to the beneficial owners of IMSG's and PSPM’s common stock held of record by them.

The IMSG Board has fixed the close of business on August 4, 2009 as the record date for the determination of IMSG stockholders who are entitled to receive this information statement/prospectus.  There were 5,600,000 shares of common stock issued and outstanding on the record date.

Description of the Amended Certificate and Reasons for the Amendment

The Amended Certificate makes two changes to IMSG's Amended and Restated Certificate of Incorporation: the change of IMSG's name to "PureSpectrum, Inc." and the Bylaws Amendment.

As part of the C-Reorg, IMSG has agreed to change its name to "PureSpectrum, Inc." and the Amended Certificate will accomplish this.  IMSG intends to wait until the closing of the C-Reorg to file the Amended Certificate, and in the event the C-Reorg does not close, IMSG will keep its existing name.  After the filing of the Amended Certificate with the Secretary of State of the State of Delaware, IMSG will cease use of the name International Medical Staffing Inc. and will begin to use the name PureSpectrum, Inc.

As part of the C-Reorg, IMSG has also agreed to confer on the directors of the corporation the power to adopt, amend and repeal the bylaws of the corporation.  Under Section 109(a) of the DGCL, such power must be conferred on the directors in the corporation’s Certificate of Incorporation.  By way of background, PSPM’s current bylaws explicitly allow the directors to adopt, amend and repeal its bylaws.  After the consummation of the C-Reorg, over 99% of the equity interest in IMSG will be owned by the former equityholders of PSPM.  In order to minimize the differences between the corporate regime the PSPM stockholders are subject to at PSPM and will be subject to as stockholders of IMSG, it was determined to be desirable to amend IMSG’s Amended and Restated Certificate of Incorporation to confer the power to adopt, amend and repeal IMSG’s bylaws upon the directors. Under Delaware law, the fact that power was so conferred does not divest the stockholders of the power to adopt, amend and repeal bylaws.  The Bylaws Amendment will also become effective upon the filing of the Amended Certificate with the Secretary of State of the State of Delaware.

Vote Required

Under Section 241 of the DGCL, an amendment to IMSG's Certificate of Incorporation must first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment.  Under IMSG's Amended and Restated Certificate of Incorporation and Bylaws now in effect, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend IMSG's Amended and Restated Certificate of Incorporation.  Section 228(a) of the DGCL provides that, unless otherwise provided in IMSG's Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding the voting power required to take such action at a meeting.  IMSG's Amended and Restated Certificate of Incorporation and Bylaws permit the taking of action by written consent.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendments described herein as early as possible in order to accomplish the purposes described above, IMSG's Board of Directors voted to utilize the written consent of the holders of a majority of IMSG's voting stock.

Pursuant to Section 216(a) of the DGCL and IMSG's current Amended and Restated Certificate of Incorporation and Bylaws, the affirmative vote of the holders of a majority of IMSG's outstanding voting stock is sufficient to amend IMSG's Certificate of Incorporation as described above, which vote has been obtained by written consent of the Consenting Stockholders.

Effective Date

Under applicable federal securities laws, the Amended Certificate cannot be effective until at least 20 calendar days after this information statement/prospectus is distributed to IMSG's stockholders. The Amended Certificate will become effective upon filing with the Secretary of State of Delaware.  It is anticipated that the foregoing will take place 20 calendar days after this information statement/prospectus is mailed to IMSG's stockholders, subject to change to a later date based on when the C-Reorg closes.

Dissenters' Rights of Appraisal

The DGCL does not provide for appraisal rights in connection with the above-described Amended Certificate.

Material Terms of the Common Stock

The authorized Common Stock of IMSG consists of 900,000,000 shares, par value $0.0001.  The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to stockholders.  Shares of Common Stock do not have cumulative voting rights for the election of directors.  The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends, although IMSG does not intend to declare any dividends for the foreseeable future.  The holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any stock or other securities of IMSG and have no rights to convert their Common Stock into any other securities.  On liquidation, holders of shares of Common Stock are entitled to receive pro rata all of the assets of IMSG available for distribution to such stockholders.

ACTION BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING OF THE IMSG
STOCKHOLDERS

We are not asking you for a proxy and you are requested not to send us a proxy.

Item of Business

In lieu of a special meeting, IMSG stockholders holding a majority of IMSG's common stock considered and voted, using a written consent, upon the proposal to adopt the Amended Certificate to change IMSG's name to "PureSpectrum, Inc." and to include the Bylaws Amendment.

Recommendation of the IMSG Board of Directors

After careful consideration, the IMSG Board of Directors determined that the name change and Bylaws Amendment are each advisable, and are fair to and in the best interests of IMSG and its stockholders and approved the name change and Bylaws Amendment, as well as the C-Reorg Agreement and the C-Reorg.  The IMSG Board of Directors recommended that IMSG stockholders vote "FOR" the proposal to effect the name change and adopt the Bylaws Amendment.  No approval of the IMSG stockholders was needed to approve the C-Reorg.

Method of Voting; Record Date; Stock Entitled to Receive Notice

No vote of the IMSG stockholders is being sought at a meeting.  Approval of the name change and the Bylaws Amendment was obtained by written consent in lieu of holding a special meeting, which was executed as a written consent.  Only stockholders of record of IMSG at the close of business on August 4, 2009, the record date for the IMSG consent in lieu of special meeting, are entitled to receive notice of the consent in lieu of special meeting.  On the record date, 5,600,000 shares of IMSG common stock were issued and outstanding.

Required Vote

See page 30 above for the vote required to approve the name change and Bylaws Amendment.

Share Ownership of IMSG Directors and Executive Officers

At the close of business on the record date for the IMSG written consent in lieu of special meeting, directors and executive officers of IMSG and their affiliates beneficially owned no shares of IMSG common stock outstanding.

Contact for Questions

Any IMSG stockholder who has a question about the C-Reorg should contact:

International Medical Staffing, Inc.
340 Eisenhower Dr.
Bldg. 600, Suite 610
Savannah, Georgia 31406
(912) 961-4980
Attention: Gregory J. McLean

Any IMSG stockholder who needs additional copies of this information statement/prospectus should contact Mr. McLean as described above.

ACTION BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING OF PSPM STOCKHOLDERS

We are not asking you for a proxy and you are requested not to send us a proxy.

Items of Business

In lieu of a special meeting, PSPM stockholders holding a majority of PSPM's common stock, using a written consent, considered and voted upon the proposal to approve and adopt the C-Reorg Agreement and approve the C-Reorg.

Recommendation of the PSPM Board of Directors

After careful consideration, the PSPM Board of Directors unanimously determined that the C-Reorg is advisable, and is fair to and in the best interests of PSPM and its stockholders and unanimously approved the C-Reorg Agreement.  The PSPM Board of Directors recommended that PSPM stockholders vote "FOR" the proposals to approve and adopt the C-Reorg Agreement and approve the C-Reorg.

Method of Voting; Record Date; Stock Entitled to Receive Notice

No vote of the PSPM stockholders at a meeting is being sought.  Approval of the C-Reorg Agreement and the C-Reorg was obtained by written consent in lieu of holding a special meeting, dated August 17, 2009.

Only stockholders of record of PSPM at the close of business on August 4, 2009, the record date for the PSPM consent in lieu of special meeting, are entitled to receive notice of the consent in lieu of special meeting.  On the record date, 189,364,699 shares of PSPM common stock were issued and outstanding.

Required Vote

Approval and adoption of the C-Reorg Agreement and approval of the C-Reorg required the execution of a written consent by the holders of a majority of the shares of PSPM common stock outstanding on the record date.

Share Ownership of PSPM Directors and Executive Officers

At the close of business on the record date for the PSPM written consent in lieu of special meeting, directors and executive officers of PSPM and their affiliates beneficially owned and were entitled to vote 11.01% of the 189,364,699 shares of PSPM common stock outstanding on that date.

Contact for Questions

Any PSPM stockholder who has a question about the C-Reorg should contact:

PureSpectrum, Inc.
340 Eisenhower Dr.
Bldg. 600, Suite 610
Savannah, Georgia 31406
(912) 961-4980
Attention: William R. Norton

Any PSPM stockholder who needs additional copies of this information statement/prospectus should contact Mr. Norton at (912) 961-4980 or send an e-mail to BNorton@PureSpectrumLighting.com.

INFORMATION ABOUT IMSG

All references in this "Information About IMSG" section of this information statement/prospectus to the terms "we", "our", "us", "IMSG" and the "Company" refer to International Medical Staffing Inc.

Description of Business

IMSG was organized as a Delaware corporation on March 21, 2007.  Until June 3, 2009, its executive offices were located at 542 East 3rd Street, Brooklyn, New York 11218 and its telephone number was (940) 991-8377.  Since June 3, 2009, its executive offices have been located at 340 Eisenhower Drive, Building 600, Suite 610, Savannah, Georgia 31406, and its telephone number is (912) 961-4980.

The proposed business plan of the Company was to provide services to the healthcare industry, primarily hospitals and nursing homes, by providing reliable recruitment, screening, and placement services in order to address the rising international shortage of qualified nurses and other medical staff.

In April 2007, the Company commenced a capital formation activity through a private placement offering (the “PPO”), exempt from registration under the Securities Act, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock at an offering price of $0.025 per share.  As of November 1, 2007, the Company had closed the PPO and received proceeds of $50,000.  On December 19, 2007, the Company filed with the SEC a Registration Statement on Form SB-2 to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders.  The Registration Statement was declared effective on January 4, 2008.  On January 16, 2008, IMSG filed with the SEC Form 8-A to register its common stock under the Exchange Act.  On February 8, 2008, IMSG’s common stock was cleared by FINRA for quotation on the OTC Bulletin Board.

From inception to June 3, 2009, the Company earned $20,980 in consulting income.  On June 3, 2009, PSPM acquired for $250,000 in cash from Aron Fishl Paluch and Deborah Leah Bisk Katan, 3,600,000 shares of common stock, constituting 64.29% of the 5,600,000 shares issued and outstanding.  Mr. Paluch, the former President of IMSG, and Ms. Katan, the former Secretary of IMSG, acquired 3,000,000 and 600,000 of these shares, respectively, as compensation for services rendered.

Description of Property

Our office is located at 340 Eisenhower Drive, Building 600, Suite 610, Savannah, Georgia 31406, where we sublease space leased by PSPM, under an informal oral agreement.  Our phone number is (912) 961-4980.

Legal Proceedings

We are not presently a party to any litigation.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

See page 14 for this information.

Securities Authorized For Issuance Under Equity Compensation Plans

We do not have any equity compensation plans and accordingly we have no securities authorized for issuance thereunder.

Selected Financial Information

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Supplementary Financial Information

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Management's Discussion and Analysis of Financial Condition and Results of Operations

This section, which is based on the Management's Discussion and Analysis section contained in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2008, and our most recent quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2009, includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place certainty on these forward-looking statements, which apply only as of the date of the quarterly and annual report, as applicable. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

Since the Company’s inception in March 2007, it has been a development stage company with very limited revenues from its originally intended business: recruiting nurses and other medical staff from abroad and placing them in United States hospitals and clinics.  As of the end of 2008, the Company’s auditors have issued a going concern opinion, which meant that its auditors believed there is substantial doubt that the Company can continue as an on-going business for the next 12 months.  Because management of the Company at that time did not anticipate that the Company would generate significant revenues until it had recruited and placed nurses or other medical staff, it was clear that the Company would have to raise cash from sources other than operations in order to implement its business plan.  There was no assurance that such efforts would be successful and the Company had no specific plans for raising additional capital.

As previously described in this Information Statement/Prospectus, on June 3, 2009, the Company’s sole director and President and another officer sold 3,600,000 shares of the Company’s common stock, or 64.29% of the total shares outstanding, to PSPM, which thus became the Company’s controlling stockholder.  Also, throughout April and May 2009, all of the other stockholders of the Company sold their Company stock to several purchasers in privately negotiated transactions.

PSPM acquired control of the Company with the purpose of discontinuing the Company’s medical staffing business, migrating PSPM’s assets and business into the Company and the Company, after changing its name to “PureSpectrum, Inc.,” continuing its conduct of PSPM’s business as a fully reporting public company.  It was intended that the migration of the assets would be accompanied by the issuance to the stockholders of PSPM shares of the Company’s common stock in a registered offering on SEC Form S-4.

Subsequently, on August 4, 2009, the Company and PSPM entered into the C-Reorg Agreement.  As described elsewhere in this Information Statement/Prospectus, pursuant to the C-Reorg Agreement:

•	The Company will acquire all of the assets of PSPM and will assume all of the PSPM known liabilities;

•
The Company will issue to each stockholder of PS one share of its common stock for each share of PSPM common stock held by such stockholder at closing, and will issue to each holder of PSPM convertible notes and warrants Company convertible notes and warrants having material terms identical to the corresponding PS convertible notes and warrants; and

•
The Company will amend its Amended and Restated Certificate of Incorporation to change its name to “PureSpectrum, Inc.” and to confer upon the Board of Directors the power to adopt, amend and repeal bylaws.

Plan of Operation

Until the closing of the C-Reorg and the migration of PSPM’s assets and business into the Company, we intend to conduct only the activities necessary or appropriate to implement the C-Reorg.  After the closing of the C-Reorg, we intend to continue PSPM’s current business of developing, marketing, licensing and contract manufacturing of ballasts for fluorescent lamps for use in residential, commercial and industrial application worldwide by commercializing its proprietary technology consisting of six issued and ten pending patents and more than a dozen trademarks.  At this time, PSPM has not yet realized revenue from its business and there is no assurance that it will realize such revenue in the near future.  Based on PSPM’s management’s current proposed intentions and assumptions relating to its operations, substantial capital will be needed to satisfy the cash required to implement its business plan.  There is no assurance that such capital can be obtained on commercially reasonable terms, or at all.

Results of Operations - Three Month Period Ended June 30, 2009

Revenues

We had no revenues for the three-month period ended June 30, 2009, compared to $10,000 for the same period in 2008.

Expenses

Our expenses for the three month period ended June 30, 2009 were $24,803, compared with $10,941 for the same period in 2008.  These expenses were comprised primarily of professional fees, filing fees and office rent.

Net Income (Loss)

Our net loss for the three-month period ended June 30, 2009 was $24,803, compared with $941 for the same period in 2008.

Results of Operations - Six-Month Period Ended June 30, 2009

Revenues

We received $5,000 in revenues for the six-month period ended June 30, 2009, compared to $10,000 for the same period in 2008.

Expenses

Our expenses for the six-month period ended June 30, 2009 were $31,945, compared with $21,290 for the same period in 2008.  These expenses were comprised primarily of professional fees, filing fees and office rent.

Net Income (Loss)

Our net loss for the six-month period ended June 30, 2009 was $26,945 compared with $11,290 for the same period in 2008.

Results of Operations Since Inception

Since March 2, 2007 (date of inception) through June 30, 2009, we realized revenues of $20,980 and expenses of $127,369, for a net loss of $106,389.

Liquidity and Capital Resources

Our balance sheet as of June 30, 2009, reflects assets of $2,193.  Cash resources from inception through June 30, 2009 have been insufficient to provide the working capital necessary to operate our business.  As of June 30, 2009, our current assets were $2,193 and our current liabilities were $23,458, resulting in negative working capital of $21,265.

For the period from inception (March 31, 2007) through June 30, 2009, we have received proceeds from the issuance of common stock in the amount of $50,000 and $34,764 from a former director and shareholder.

If the C-Reorg is not consummated, we will be unable to continue independent operations in the future. If the C-Reorg is consummated, in order to conduct PSPM’s business, we will require additional capital and, for that purpose, we would have to issue debt or equity or enter into strategic arrangements with a third parties. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other source.

Going Concern Consideration

The financial statements contained herein for the fiscal quarter ended June 30, 2009, have been prepared on a “going concern” basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the reasons discussed herein and in the footnotes to our financial statements included herein, there is significant risk that we will be unable to continue as a going concern. Our audited financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2008, contain additional note disclosures describing the circumstances that lead to this disclosure by our registered independent auditors.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our financial statements have been prepared in accordance with the accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities as of the date of the financial statements and during the applicable periods.  We base these estimates on historical experience and on other factors that we believe are reasonable under the circumstances.  Actual results may differ materially from these estimates under different assumptions or conditions and could have a material impact on our financial statements.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS Statement No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No.168").  SFAS No.168 establishes the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental U.S. generally accepted accounting principles (“GAAP”).  The Codification did not change GAAP but reorganizes the literature.  SFAS No.168 is effective for interim and annual periods ending after September 15, 2009.  Management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued SFAS Statement No. 167, "Amendments to FASB Interpretation No. 46(R)" (“SFAS No. 167”).  SFAS No.167 amends certain requirements of FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  This statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  Management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements. In June 2009, the FASB issued FASB Statement No. 166, “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No, 140” (“SFAS No.166”).  SFAS No.166 is a revision to SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.  This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009.  Management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events”. SFAS No. 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued or available to be issued. The statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. The statement also sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  Furthermore, this statement identifies the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It is effective for interim or annual financial periods ending after June 15, 2009. Management is currently evaluating the impact of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Management is currently evaluating the impact of this statement.

In December 2007, the FASB issued No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No.51”. SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS No. 160 also requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS No. 160 also requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary. Effective January 1, 2009, the Company adopted SFAS No. 160. The adoption of SFAS No. 160 did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. This statement replaces SFAS No. 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS No. 141 (revised 2007) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS No. 141 (revised 2007) also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. Effective January 1, 2009, the Company adopted SFAS No. 141. The adoption of SFAS No. 141 did not have a material effect on the Company’s financial statements.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

There have been no disagreements on accounting and financial disclosures from our inception through the date of this information statement/prospectus.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Under our Amended and Restated Certificate of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Management of IMSG

Lee L. Vanatta, age 51, President and CEO and Director.  Mr. Vanatta was elected President and CEO and a director of the company on June 3, 2009.  He served as the Managing Director and member of PureSpectrum, LLC, PSPM’s predecessor in interest, from its inception in February 2006 through December 2006 and as the President and CEO and a director of PSPM since June 2006.  During 2003 - 2005, Mr. Vanatta served as a co-founder and President of PanaSteel, LLC, a Savannah-based company manufacturing of pre-engineered, cold-formed panelized steel framing systems for the commercial and residential building industry.  During 2001 - 2002, he served as President of Trans World Lighting, Inc., a Savannah, Georgia-based developer of fluorescent lighting technology.

Gregory J. McLean, Age 61, Secretary, Treasurer and Chief Financial Officer.  Mr. McLean was elected Secretary, Treasurer and Chief Financial Officer of the Company on July 7, 2009.  He has served as Vice President-Operations from March 1 to July 1, 2009, and as Vice President and Chief Financial Officer of PSPM since July 1, 2009.  During 2003 - 2009, Mr. McLean has done volunteer work, serving as the parish administrator of St. Peter’s Episcopal Church in Savannah, Georgia.  During 1982 - 2003, he held a variety of executive positions with Johnson and Johnson, NYNEX Corporation, now known as Verizon Corporation, and Scottish Telecom Plc.  Among such executive positions, Mr. McLean served as the Chief Financial Officer and a director of each of NYNEX (UK) and Scottish Telecom.  He began his professional career in 1969 in Philadelphia as a certified public accountant with Stockton Bates and Company, CPAs, and served (during 1975 - 1982) as Special Agent with the Federal Bureau of Investigation assigned to the Philadelphia Field Office.

Employment Agreements/Executive Compensation

Since inception, IMSG has had no employment agreements and has not paid any compensation to its officers or directors.  After the completion of the C-Reorg, IMSG will enter into employment agreements with the four executive officers of PSPM having material terms identical to the material terms of their current agreements with PSPM.  For a description of the material terms of such agreements and the executive compensation payable thereunder, see “Information About PSPM — Employment Agreements” on page 48.

Security Ownership of Directors, Officers and Certain Beneficial Owners of IMSG

As of August 4, 2009, there were 5,600,000 common shares outstanding.  As of such date, the only person who holds of record or is known by management to beneficially own more than 5.0% of the shares of common stock is PSPM, which holds 3,600,000 shares, or 64.29%, of the total shares issued and outstanding.  No director or officer holds any shares of IMSG common stock.

Transactions With Related Persons, Promoters and Certain Control Persons

On March 28, 2007 and April 20, 2007, respectively, the Company issued 3,000,000 and 600,000 shares of restricted common stock to the Company’s then Director and President and then Director and Secretary, respectively, for services rendered, valued at $300 and $60, respectively.  Aaron Paluch, the Company’s former Director and President, loaned the Company $34,784 to pay for working capital purposes.  The loan has been forgiven.

INFORMATION ABOUT PSPM

Description of the Business

All references in this “Information About PSPM” section of this information statement/prospectus to the terms “we,” “our,” “us,” “PSPM,” and “the Company” refer to Purespectrum, Inc.

General Information

We were invorporated as a Nevada corporation on June 1, 1988, under the name of America’s Finest Waters, Inc., and operated under this name until May 5, 1999, when we changed our name to Jumpmusic.com, Inc. During May 5, 1999 - September 30, 2000, we operated as an online retailer selling music products to amateur musicians and our stock traded on the NASDAQ Small Cap Market.  After being delisted from NASDAQ, we conducted no operations until July 2006.

On July 24, 2006, we acquired all of the membership interests of Purespectrum, LLC, a Georgia limited liability company (“PSLLC”) and changed our name to Purespectrum, Inc.  On December 28, 2006, PSLLC merged into us.

PSLLC was formed in 2002 as the corporate vehicle to acquire the patents, trademarks and other proprietary information relating to flourescent lighting previously developed and owned by TransWorld Lighting, Inc., a Savannah, Georgia-based company, founded in 2000 and of which Lee L. Vanatta, our President and CEO, and William R. Norton, our Executive Vice President, served as President and Vice President/Secretary, respectively.

Since December 2006, using the intellectual property acquired from TransWorld, Inc., we have been directly engaged in the business of developing, engineering and manufacturing, with the view of distributing and selling, of proprietary fluorescent lighting products.

Background

The incandescent lamp invented by Thomas Edison in 1879 is a light source where the majority of the energy input into the lamp is being converted to heat and only a small percentage to light, i.e. incandescent lamps give off light because they are hot.  The typical lamp is comprised of a glass dome with a very thin piece of wire, called the filament, inside.  As electricity is passed through the filament it becomes very hot - up to 4500 degrees Fahrenheit depending upon the lamp’s design.  As the metal filament heats up, the electrons inside the atoms constituting the filament are pushed out from the nucleus to soak up the heat energy.  This process makes the atoms very unstable, forcing the atoms to return to their original or “ground” state.  When this occurs, the atoms get rid of some of their energy and by doing so give off a tiny packet of light called a photon.  Depending on how much electricity is pumped into the lamp and how much heat is created, the photons appear as light of a particular color.  This process of heating a metal filament to force its atoms to produce photons produces significant amounts of wasted energy in the form of heat.  In fact, over 90% of the electricity that goes into an incandescent lamp is wasted in the form of heat, with less than 10% of the energy going toward actual light production.

In order to solve the problem of the majority of electric current being converted into heat, cool light sources, based on the process called fluorescence, were developed.  Fluorescent light sources are able to operate with much less electricity because light is produced without using heat through a process called fluorescence. In the process of fluorescence, light is also produced by exciting the atoms to release light photons.  The main difference is that while in the incandescent lamp the atoms are excited by heat, in a fluorescent lamp the atoms are excited by a chemical reaction using mercury and an additional gas, typically argon.  The light that is produced by the colliding atoms and photons is actually in the ultraviolet wavelength range, which is invisible to the human eye.  As this ultraviolet light is produced it hits the phosphor power that coats the tube portion of the lamp, which causes an additional set of reactions resulting in the white light that is visible to the human eye.

Fluorescent lamps require an additional element, called ballast, in order to function.  When a flourescent lamp is first turned on, the gas inside the tube gets warm.  As warming continues, the electrical resistance within the tube is reduced, causing gas to glow even hotter, which allows even more current into the tube through a process called negative resistance.  If allowed to go unchecked, this negative resistance would allow an excessive amount of energy into the tube destroying it very quickly.  A ballast controls the flow of energy into the lamp so that each lamp can draw only a certain amount of electricity no matter how hot it gets.

The first generation of ballasts, the magnetic ballasts, were based on an inductor, i.e. a coil of wire which is wound around a piece of metal.  As electric current passed through the coil of wire, it created a magnetic field which regulated the flow of current into the fluorescent lamp.  Because magnetic ballasts were a rather simplistic device, it regulated the flow of electricity at a slow rate, which was responsible for the noticable flicker and the humming noise often associated with fluorescent lamps.

Electronic ballasts, developed approximately forty years ago, are a vast improvement over the magnetic ballasts.  These devices use advanced electronics to more accurately regulate the current flowing through the fluorescent lamp.  Because these devices are able to accurately control the flow of electricity into the lamp, flickering and humming noises are virtually eliminated.  Electronic ballasts also consume less power than magnetic ballasts because the electronics are more efficient — often using up to 25% less electricity.  Additionally, because an electronic ballast operates at high frequency, the operation of the fluorescent lamp is improved because of more efficient excitement of the phosphor coating the lamp.  This can account for an additional 10% decrease in power consumption.  Moreover, modern electronic ballasts ensure a reliable starting sequence for the lamp that typically prolongs the life of the lamp, and through a more efficient excitement of the gases within the tube, ovten creates 10% more light for the same power input.

Since fluorescent lamps were first patented in the very early part of the 20th century, this lighting technology has mainly been relegated to commercial buildings, warehouses and retail stores and has seen only limited usage in a residential settiung.  Very recently this has changed significantly due to development og the new version of fluorescent lamp technology: the Compact Fluorescent Lamp, or the CFL.   CFLs are lamps that combine the energy efficiency of fluorescent lighting with the convenience of the modern light fixture, traditionally designed for the incandescent lamp.  Compared to incandescent lamps, CFLs with electronic ballasts usually last up to 10 times longer, consume approximately one fourth of the energy and produce 90% less heat, while producindg more lumens per watt of input.

The cost savings associated with CFLs are well documented.  While CFLs cost considerably more than incandescent lamps - approximately $3.00 for a CFL versus less than $0.50 for an incandescent lamp - its initial cost is usually made up for over the life of the CFL.  Most CFLs consume approximately 20 W of energy, compared to 75 W of energy for the most popular incandescent lamps.  CFLs also last significantly longer than incandescent lamps, often up to 10,000 hours, versus only approximately 2,000 hours for an incandescent lamp.  The energy costs over the life of one CFL at 10.5 cents per kilowatt hour would only be approximately $23.00, compared to nearly $79.00 for the 75 W incandescent lamp, even though the CFL lasts 10 times longer.

One of the most significant impediments to the absorption of the modern CFL in the residential market is that they are not dimmable.  Typical dimmers were designed for incandescent lamps, not CFLs, and , when combined with a CFL, often make the CFL go out altogether, and significantly shorten the life of the CFL.

Our Technology

We are developing electrical circuit topology and ballast technologies for use in CFLs and with linear fluorescent tubes, or LFLs.  Contemporaneously, we are developing related dimming devices (or “dimmers”) for use with the CFLs and LFLs, which would allow both types of these lamps to be progressively dimmed all the way to total dimmunition.  Combining the two technologies would create lighting systems that incorporate both our proprietary ballast and dimmers.  We ultimately seek to distribute and sell (1) CFLs identified by our brand which are powered by our proprietary ballasts and dimmers, (2) our proprietary ballasts with dimmers for LFLs, and, separately (3) dimming devices and other lighting systems based on our ballast technology.  We believe that our market is potentially world wide and that our potential products would be appropriate for use in retail, commercial and industrial and residential settings.  In addition, we believe that our electrical circuit topology and ballast technologies can be adapted for, among other applications, light emitting diodes (commonly abbreviated as “LEDs”), and automobile-lighting applications (such as headlamps, and computerized displays).  Currently, we are concentrating on the development of our own brand of CFLs and our ballasts for use with LFLs.

In addition, as a means of achieving sales revenue while the prototypes of these first two products are perfected and refined into mass manufactured products capable of filling orders, we have been engaged in efforts to secure agreements under which we would resell CFLs and LFL ballasts carrying our brand but not powered by or a direct product of our proprietary ballasts/dimming technology.  In this connection, as of the filing date of the registration statement of which this information statement/prospectus forms a part, we are negotiating a distribution arrangement with several manufacturers of CFLs, including Litetronics International, Inc., and, with respect to LFL ballasts, with Arcata Electronics.

Tests involving early prototypes have shown that our electrical circuit topology and ballasts significantly enhance the attributes and performance of typical CFLs.  Specifically, in testing, the early prototypes:

●
Were capable of “instant on,” meaning that there was no delay between powering the CFL, generally by switching a light switch, and full lumens output from the CFL.  Most existing CFLs experience a delay between the time that the CFL is powered and full lumens output;

●
Were capable of a dimming range that most other potential competitior’s similar CFL products could not achieve.  By way of background, in many settings, a light bulb is placed on or works in conjunction with a dimmer, allowing the user to increase or decrease the light output (or brightness) of the bulb.  CFLs traditionally have not performed as well as incandescent light bulbs in dimming.  In testing, our prototypes achieved a dimming range substantially similar to the dimming range achievable with incandescent light bulbs, thus saving energy;

●
Demonstrated a direct linear relationship between the dimming of the CFLs and their energy consumption.  When our prototypes were dimmed, they generally consumed progressively less energy, in almost direct linear proportion to the level (or amount of) dimming.  In fact, when these CFLs were turned down or dimmed, they used less energy in proportion to the degree to which they were turned down or dimmed.  By comparison, few existing CFL products achieve an almost direct linear relationship between the degree of dimming and energy consumption.  As a result, unlike in case of our prototypes, in many existing CFLs, there is little or no energy savings achieved by dimming the CFL;

●
Generally achieved a high power factor correction factor.  By way of background, the power factor of an alternating circuit electric power system is defined as the ratio of the real power flowing to the load divided by the apparent or useful power transferred (or corrected) by the system into its output — lumens in case of CFLs — and is a number between 0 and 1 (frequently expressed as a percentage, e.g. 0.5 pf = 50% pf).  In an electric power system, a load with a low power factor correction factor draws more current from the source of current supply than a load with a high power factor, for the same amount of useful power transferred.  These higher currents increase the energy lost in the distribution system, and require larger wires and other equipment.  Because of the increased costs attributable to larger equipment and wasted energy, electrical utilities usually charge a higher fee per killowat to industrial and commercial customers whose lighting systems have a low power factor.  In testing, our prototypes generally achieved a power factor correction factor as high as 0.90.  As a result, a customer using our proprietary CFLs should be able to save utility costs;

●
Generally produced less heat than many other potential competitors’ similar CFLs.  The absence of heat is generally desirable as it reflects a reduction of energy consumption and is less corrosive to the CFL itself; and

●
Generally involved fewer parts than the number of parts used in most other potential competitors’ similar CFLs.  We believe that, once the prototypes are perfected, the incorporation or utilization of fewer parts will enable us and our manufacturing partners to manufacture our proprietary CFLs at a cheaper price than potential competitors’ similar CFLs and will result in fewer manufacturing impediments, product failures, returns or rejects than is characteristic of potential competitors’ similar CFLs.

Similarly, in testing of the early prototypes, our electrical circuit topology significantly enhances the attributes and performances of electrical ballasts that are used in connection with LFLs.  Specifically, in testing, the early prototypes:

●	Were capable of a dimming range that most other potential competitors’ similar ballasts could not achieve;

●	Demonstrated a direct linear relationship between the dimming of the ballasts and energy consumption;

●	Generally achieved a high power factor correction factor; and

●	Generally involved fewer parts that the number of parts used in most other potential competitors’ similar ballasts.

Our proprietary electrical circuit topology and ballast technologies are based on six issued patents, ten pending patents, several other patents in preparation, as well as over a dozen trademarks.

As the prototypes for our products achieve the desired performance, the next significant milestone in our business, as it is continued by IMSG, will be additional research, development and refinement needed to achieve complete performance of the prototypes, followed by actual production and mass manufacture of our branded CFLs and LFL ballasts.

Marketing and Sales Efforts

We have concentrated our initial CFL marketing, sales and distribution efforts on public utilities, utility-company consortiums, manufacturers’ representatives and distributors.  Public utilities and utility-company consortiums maintain CFL giveaway, incentive, or discount purchase programs for their customers and by adding our branded CFLs to their recommended product offerings could help to greatly expand consumer awareness for our CFLs.  In addition, we have attempted to develop initial purchases of our branded CFLs by large distributors and manufacturers’ representatives.  In this connection, we have recently entered into manufacturers’ representative agreements with Fox Rowden McBrayer, Inc. and Service Concepts, to promote and sell our branded CFLs, and into a consulting agreement with Global Initiatives, a worldwide services company, to assist us generally in developing manufacturing and distributorship partnerships throughout the world.

In addition to concentrating our branded CFL sales and distribution efforts on public utilities, utility-company consortiums, manufacturers’ representatives and distributors, we have made some products available through an online retail “store,” where retail consumers may place orders directly for these CFLs.  We have already commenced initial efforts to develop the web site necessary for operation of the on-line store.

With respect to our branded LFL ballasts, we have similarly concentrated our initial ballast sales efforts on manufacturers’ representatives, distributors and large wholesalers.  We are currently negotiating with several such entities for direct purchases of our ballasts.

We believe that the potential market for our proprietary CFLs and LFL ballasts is worldwide.  Accordingly, we have attempted to file patents or undertake similar protective measures related to our technology in a variety of countries throughout Europe and in China.  In addition, along with other global lighting product manufacturers, such as General Electric, Philips and OSRAM/Sylvania, we have recently signed a memorandum of understanding, referred to as the Manila Compact, which was sponsored by the United States Agency for International Development (USAID) and the Asian Development Bank, to establish common performance standards and specifications to ensure high overall quality for CFLs sold to Asian consumers.

As discussed below under “Government Regulation,” the high rate of electrical energy consumption generally, and attributable to lighting particularly, have caused several countries to ban the sale or production of incandescent lamps during the next 5-10 years.  We believe that these measures will enhance the market for CFLs, including potentially for our branded CFLs.

Manufacturing

We do not own any manufacturing facilities and have, instead, entered into manufacturing contracts related to production of our proprietary CFLs and ballasts, once they are fully developed and prepared for mass manufacture.  We have entered into such a contract with Litetronics International, Inc., a United States company with a headquarters in Chicago, Illinois (“Litetronics”).  We anticipate that Litetronics will manufacture our proprietary CFLs, but, together with our consultant, Global Initiatives, we are continuing to evaluate alternative CFL manufacturers.

Similarly, we have entered into a manufacturing contract with Arcata International, a Chinese company, for the refinement and subsequent manufacture of our proprietary LFL ballast, once the ballast is fully developed and prepared for mass manufacture.  We anticipate that Arcata will manufacture our proprietary LFL ballast, but together with our consultants, Global Initiatives, we are continuing to evaluate alternative ballast manufacturers.

Competition

The lighting industry, and in particular, the segments involved in by us — CFL’s and linear ballasts — are extremely competitive.  The industry is generally dominated by three concerns, General Electric Corporation, Phillips and Osram/Sylvania, which is a subsidiary of Siemens.  There are, however, at least 1,200 other lighting manufacturers in North America alone that are known to us and could be considered our competitors.  In terms of worldwide market share, General Electric holds approximately a 28% market share, Phillips holds approximately a 26% market share, and Osram/Sylvania holds approximately a 21% market share.  The remaining approximately 25% of the market is diffused among the over 1,200 other manufacturers.  These same three companies also dominate the U.S. market.

These three companies and many of the other established lighting manufacturers are well capitalized and, as stated above, have extremely strong market penetration.  In addition, they have well developed product lines offered through strong distribution networks that include direct retail sales outlets to consumers.  These and other more established competitors would be able to dictate terms to distribution outlets pursued by us, e.g. by denying us shelf space within retailers, distributors and wholesalers.  Many of these competitors have existing arrangements with governmental officials in other parts of the world which could give them an advantage over us in bringing products into these markets.

In addition to these advantages, many of the other established lighting manufacturers have well-trained, experienced and specialized management teams particularly adept in and at the lighting industry.  In most instances, they are equipped with in-house engineering and research staff and other resources.  Many of these competitors have substantially more capital with which to conduct product research, engineering and development.

Certain smaller lighting companies have, over the years, achieved some success in niche lighting markets.  For instance Feit Electric Company, a Los Angeles-based company, has achieved success with innovations such as mini twists, ultra mini covered lamps, ICAT (Insulated Ceiling Airtight) approved recessed reflectors and weatherproof floodlights.  Similarly, LEDtronics, Inc., a Torrance, California-based company, has successfully developed and sold a series of long life LED bulbs and LED lamps.  Also, National Cold Cathode, Inc., a medium size New York-based company, has become dominant in the design/manufacture of cold cathode lighting systems, and Lutron Electronics, Inc., a much larger Coopersburg, Pennsylvania-based company, is the industry leader in dimming devices and electrical switches.  In is our aim to follow the example of some of these companies and develop a profitable niche in producing and selling only a few high performance branded products whose price to the consumer is more than offest in energy savings.

Government Regulation

Global Initiatives Affecting Incandescent Lamps

The signatories to the well-known Kyoto Treaty, consisting as of May 2008 of 182 countries, have become committed to reducing their greenhouse gas emissions by an average of 5.2% below 1990 levels by the year 2012.  As part of achieving this goal, quite a few nations have undertaken to ban the use of older lighting technologies, including the use of incandescent lamps, in favor of more environmentally friendly CFLs, in order to limit CO2 emissions from wasted heat energy.

Following are some of the concrete national initiatives that are currently in place:

●	In Italy, which banned the sale of incandescent lamps after 2009;

●	In Great Britain, where the government announced plans to phase out the sale of incandescent lamps by 2011;

●	In Ireland, where the government proposed to ban the sale of incandescent lamps in January 2009;

●	In Australia, where importation of incandescent lamps will be banned after 2009 and their retail sales has been banned since the beginning of 2009;

●	In New Zealand, where the importation and sale of incandescent lamps will be banned in October 2009;

●	In Cuba, where all incandescent lamps were mandatorily replaced with CFLs in 2007; and

●	In China, which manufactures nearly 75% of the world’s light bulbs, where the government has recently agreed to cause a phaseout in the production of incandescent lamps over the next 10 years.

On August 31, 2009, the European Union announced a mandatory ban on the production and sale of incandescent lamps, to be replaced by CFLs and LED lamps across all of its member countries.  The ban will be phased in over three years, beginning with 100W lamps (banned effective September 1, 2009) and ending with all lamps of over 10W (on September 1, 2012).  This initiative follows a voluntary initiative by the European Union announced in 2007.

Initiatives in the United States

Federal Guidelines

Beginning in 2007, under the Energy Independence and Security Act of 2007 (“EISA”), the federal government for the first time enacted energy efficiency standards for both incandescent lamps (defined in the legislation as incandescent reflector lamps or IRLs) and CFLs.  The standards essentially required that, phased in during 2012 - 2014, all lamps produced in the United States use 25% - 30% less energy than the most common IRL was using in 2007, and use at least 60% less energy by 2020.

On June 29, 2009, illustrating the far greater emphasis on energy efficiency and prevention of global warming by the new administration, the DOE promulgated a new set of energy efficiency standards.  The standards applicable to CFLs will become effective on or about July 20, 2012.  The following table shows the new applicable energy conservation standards, stated in lumens/Watt, compared to those in effect under the EISA and to the results obtained in testing of the initial prototypes of PSPM’s proprietary CFLs:

Lamp Type	2009 Energy Conservation Standard Effective in 2012	EISA Minimum Average Efficiency Standard to be phased in by 2014	Performance by PSPM’s Proprietary CFLs
4-Foot Medium Bipin	88 - 89(1)	75.0	95.0
2-Foot U-Shaped	81 - 84(1)	64.0 - 68.0(2)	85.0
8-Foot Slimline	93 - 97(1)	80.0	85.0
8-Foot High Output	88 - 92(1)	80.0	95.0

(1)  Depending on the level of correlated color temperature.
(2)  Depending on whether nominal lamp wattage is less than (or equal to) 35W or greateer than 35 W.

Energy Star® Program

ENERGY STAR®, first created in 1992, is a program jointly sponsored by the Environmental Protection Agency and DOE, designed to help businesses and individual consumers protect the environment and save money through superior energy efficient products and practices.  With respect to CFLs used in the United States and Canada, the program attaches a certification label to lamps that meet a set of standards for starting time, life expectancy, color, and consistency of performance.  Specifically, CFLs with a recent ENERGY STAR® certification start in less than one second.  In addition, ENERGY STAR® certified CFLs must use 75% less energy and last up to ten times longer than incandescent lamps.  Sales of ENERGY STAR® certification CFls are promoted through retail partners, which include Wal-Mart, Lowes, Home Depot, Costco, Menards, Ace Hardware and Sam’s Club.

As stated above, we clearly intend for our proprietary CFLs to attain ENERGY STAR® certification and believe that they will, once UL certification is obtained.

Employees

We currently have fourteen employees of which thirteen are full time.

Description of Property

We do not own any real property. We lease our principal executive offices located at 340 Eisenhower Drive Building 600 Suite 610, Savannah, GA 31406. The term of the lease is two years, commencing September 2008. Our base payment is equal to $3,350 per month.  We lease additional office space, with a two year term and a base lease payment of $2,396 per month, commencing March 15, 2009.

Legal Proceedings

We are not presently a party to any litigation.

Management Discussion and Analysis of Financial Condition and Results of Operations

This section includes a number of forward looking statements that reflect our current views with respect to future events and financial performance.  Forward looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to events.  These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical events or our predictions.

Overview

We have been in the development stage since inception while engaging in the development and engineering of proprietary fluorescent lighting products.  Both of our products which are most advanced in terms of performance and readiness for sale to customers, our proprietary (branded) dimmable CFLs and proprietary dimmable linear ballasts, are in the midst of development and engineering.  Our purpose is to conduct such development and engineering until the products consistently perform in a way which contains the attributes described on page 5 and elsewhere herein.

The primary challenge facing the Company is to continue to raise the necessary capital to (1) complete the development and engineering of the proprietary products, (2) refine the manufacturing process for mass production of these products, (3) obtain a sufficient volume of orders for these products which allows the Company to achieve a break-even cash flow posture and, subsequently, profitability and , in the interim, (4) finance the purchase and resale of CFLs and LFL ballasts carrying our brand but not powered by our proprietary ballasts.  As a general strategy, the Company intends to identify and participate in growth areas in the lighting industry where it has an opportunity to attain a leadership position through the development of innovative new lighting products.

Consolidated Results of Operations- Three Month Period Ended June 30, 2009

Revenues

We had no revenues for the three month period ended June 30, 2009, and have not realized any revenues since inception.

Expenses

Our expenses for the three months ended June 30, 2009 were $4,113,269, compared with $425,666 for the same period in 2008.  These expenses were comprised of professional and consulting fees, research and development costs, compensation and administrative expenses.

Income (Loss)

Our net loss for the three month period ended June 30, 2009 was $4,113,269, compared with $425,666 for the same period in 2008.

Consolidated Results of Operations-Six Month Period Ended June 30, 2009

Revenues

We had no revenues for the six month period ended June 30, 2009, and have not realized any revenues since inception.

Expenses

Our expenses for the six months ended June 30, 2009 were $10,719,271, compared with $851,477 for the same period in 2008.  These expenses were comprised of professional and consulting fees, research and development costs, compensation and administrative expenses.

Income (Loss)

Our net loss for the six month period ended June 30, 2009, was $10,719,271, compared with $851,477 for the same period in 2008.

Results of Operations Since Inception

Since July 24, 2006 (date of inception) through June 30, 2009, we have not realized any revenues and expenses through this date are $17,614,547.

Liquidity and Capital Resources

Our balance sheet as of June 30, 2009, reflects cash of $4,822.  As of June 30, 2009, our current assets were $104,719 and our current liabilities were $1,569,061, resulting in negative working capital of $1,442,416.

Since June 30, 2009, we have raised $2,067,179 through sales in private placements of common stock and convertible debentures.

In order to conduct our business, we will require additional capital and for that purpose, we would have to issue debt or additional equity.  There can be no assurance that additional capital will be available to us.

Going Concern Basis

The audited financial statements contained herein for the fiscal years ended December 31, 2008 and 2007 have been prepared on a “going concern basis”, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  For the reasons discussed herein and in the report of the independent registered public accounting firm included herein, there is significant doubt that we will be able to continue as a going concern.

Off-Balance Sheet Arrangements

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our financial statements have been prepared in accordance with the accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities as of the date of the financial statements and during the applicable periods.  We base these estimates on historical experience and on other factors that we believe are reasonable under the circumstances.  Actual results may differ materially from these estimates under different assumptions or conditions and could have a material impact on our financial statements.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

There have been no disagreements on accounting and financial disclosures from the inception of the Company through the date of this information statement/prospectus.

Management of PSPM

Set forth below is certain information regarding PSPM’s directors and executive officers.  PSPM’s Board of Directors is comprised of five directors.  There are no family relationships between any of PSPM’s directors or executive officers.  Each of PSPM’s directors is elected to serve until the next annual meeting of PSPM’s stockholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal.  PSPM’s Board of Directors appoints its officers, and their terms of office are at the discretion of the Board of Directors.

Lee L. Vanatta, age 51, President and CEO and Director.  Information about Mr. Vanatta may be found on page 37.

William R. Norton, age 66, has served as PSPM’s Executive Vice President since July 2009, as its Vice President during June 2006 - July 1, 2009, and as its Secretary and Director since June 2006. During 2004 - 2006, he was an independent consultant, advising companies on corporate organizational matters.  During 2003 - 2004, Mr. Norton served as Vice President and Secretary of Trans World Lighting, Inc., a Savannah-based developer of fluorescent lighting technology.  During 1977 - 1999, he was a member of the corporate acquisition department of Brown, gibbons and Lang, a Cleveland, Ohio-based investment banking firm.  Mr. Norton received his BA degree from Hiram Collage and a JD degree from Case-Western Reserve University.

Garth W. Kullman, age 56, has served as PSPM’s Vice President-Sales and a Director since January 1, 2007.  During 2004 - 2006, he served as Director of Sales & Marketing for KISCO Savannah Commons, an assisted living facility.  During 1997 - 2004, Mr. Kullman served as President of SeaCoast Homes & Villas, a Hilton Head, South Carolina-based real estate rentals business which he owned and operated.  He serves as a member of the Board of Directors of Harvesters International, a non-profit mission organization.

Gregory J. McLean, age 61, Vice President and Chief Financial Officer.  Information about Mr. McLean may be found on page 37.

David Michael “Mike” Conner, age 39, has served as a Director of PSPM since July, 2008.  He is a partner at the Savannah law firm of Bouhan Williams & Levy L.L.P.  Mr. Conner has a broad-ranging litigation and business development legal practice, with a concentration on complex commercial matters, torts, business organization and formation, corporate law and governance and securities regulation and litigation.  He serves as general counsel to and ex officio member of the Boards of Directors of several companies, including Reliance Sleep Centers of America, Inc., which owns and operates sleep disorder diagnostic centers throughout the southeastern United States; Health Care Principals Group, Inc., which provides home health services with significant operations in both Georgia and South Carolina; Southern Media Associates, Inc., which owns and operates a variety of different media outlets in the southeastern United States, including multiple television stations; and Thakur Hospitality Inc., which owns or manages hotel and motel properties in the United States.  Mr. Conner received his BBA degree in accounting in 1997 and his JD degree in 1999, both from the University of Georgia.

Robert E. James, II, age 39, has served as a Director of PSPM since April, 2009.  He has served as President of Coastal Legacy Group, LLC, a Savannah, Georgia-based real estate development firm since 2004.  During 2000 - 2004, Mr. James served as general counsel of Diversiplex, Inc., an Atlanta-based management consulting firm and, during 1995 - 2000 he was an attorney with Troutman Sanders, LLP in Atlanta.  He received his BA degree (magna cum laude) from Howard University and a JD degree from Harvard Law School.

Executive Compensation

The following table sets forth, for the years ended December 31, 2008 and 2007, certain information regarding the compensation earned by PSPM’s named executive officers.  No other executive officer received an annual salary and bonus for fiscal year 2008 and 2007 in excess of $100,000 with respect to services rendered by any of such persons to PSPM.

SUMMARY COMPENSATION TABLE

							Non-
							Equity
							Incentive	Nonqualified
							Plan	Deferred	All Other
Name and				Stock	Option		Compen-	Compensation	Compen-
Principal Position	Year	Salary	Bonus	Awards	Awards		sation	Earnings	sation		Total
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)		(j)

Lee L. Vanatta	2008	$284,452	$-0-	$-0-	$495,694	(1)	$-0-	$-0-	$-0-		$780,146
President and Chief Executive Officer	2007	$-0-	$-0-	$-0-	$241,829		$-0-	$-0-	$88,375	(2)	$330,204

William R. Norton	2008	$139,925	$-0-	$-0-	$401,138	(1)	$-0-	$-0-	$-0-		$541,063
Executive Vice President and Secretary	2007	$68,750	$-0-	$-0-	$209,453		$-0-	$-0-	$5,000	(3)	$283,203

Garth W. Kullman	2008	$95,624	$-0-	$-0-	$84,472	(1)	$-0-	$-0-	$-0-		$180,096
Vice President-Sales	2007	$84,000	$-0-	$-0-	$102,194		$-0-	$-0-	$-0-		$186,000

(1) Amounts listed in this column represent the compensation expense of warrant awards recognized by PSPM with respect to the executive officer under FAS 123R for the corresponding fiscal year using the Black-Scholes option pricing model.

(2) The amount listed for Mr. Vanatta in this column consists of consulting fees for 2007.

(3) The amount listed for Mr. Norton in this column consists of consulting fees for 2007.

The following table sets forth the outstanding equity awards at fiscal year end held by the named executive officers:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Lee L. Vanatta	500,000	-0-	-0-	$0.25	2/1/2010	-0-	-0-	-0-	-0-
	250,000			$0.015	9/1/2012
	2,500,000			$0.015	3/31/2013
	7,500,000			$0.13	12/31/2012
William R. Norton	300,000	-0-	-0-	$0.25	2/1/2010	-0-	-0-	-0-	-0-
	1,500,000			$0.015	9/1/2012
	450,000			$0.015	1/15/2013
	2,500,000			$0.015	3/3/2013
	6,000,000			$0.13	12/31/2012
Garth W. Kullman	300,000	-0-	-0-	$0.25	2/1/2010	-0-	-0-	-0-	-0-
	500,000			$0.015	9/1/2012
	225,000			$0.015	1/15/2013
	1,250,000			$0.015	3/31/2013
	1,000,000			$0.13	12/31/2012

Employment Agreements

Lee L. Vanatta.  On October 1, 2008, PSPM entered into a five-year employment agreement with Mr. Vanatta to serve as its President and CEO.  Under the agreement, he is entitled to an annual base salary of $275,000, four weeks paid vacation and participation in all employee pension and welfare benefit plans offered by PSPM.  Mr. Vanatta’s employment may be terminated by PSPM for cause, i.e. (a) in the event of willful misconduct in the performance of his duties or conviction of a crime involving moral turpitude, (b) upon ninety days notice if he is prevented from discharging his duties due to illness, accident or other disability for one or more periods totaling three months during any consecutive twelve month period or (c) upon not less than thirty days notice in the event of his material breach of the  terms of the agreement.  The agreement prohibits Mr. Vanatta from competing with PSPM for two years after termination of the agreement.  The agreement was amended, effective August 1, 2009, whereby Mr. Vanatta’s base salary was reduced to $217,000 per year.

William R. Norton.  On October 1, 2008, the Company entered into a five-year employment agreement with Mr. Norton to serve as its Executive Vice President and Secretary.  Under the agreement, he is entitled to an annual base salary of $225,000, four weeks paid vacation and participation in all employee pension and welfare benefit plans offered by PSPM.  Effective August 1, 2009, the agreement was amended whereby Mr. Norton became a part-time employee compensated at the rate of $100 per hour, but not less than for 1,000 hours annually.  In all other respects, Mr. Norton’s employment agreement is identical to Mr. Vanatta’s.

Garth R. Kullman.  On October 1, 2008, the Company entered into a five-year employment agreement with Mr. Kullman to serve as its Vice President-Sales.  Under the agreement, he is entitled to an annual base salary of $150,000, four weeks paid vacation and participation in all employee pension and welfare benefit plans offered by PSPM.  The agreement was amended, effective August 1, 2009, whereby Mr. Kullman’s base salary was reduced to $125,000 per year.  In all other respects, Mr. Kullman’s employment agreement is identical to Mr. Vanatta’s.

Gregory J. McLean.  On July 1, 2009, the Company entered into a five-year employment agreement with Mr. McLean to serve as its Vice President and Chief Financial Officer.  Under the agreement, he is entitled to an annual base salary of $150,000, four weeks paid vacation and participation in all employee pension and welfare benefit plans offered by PSPM.  The agreement was amended, effective August 1, 2009, whereby Mr. McLean’s base salary was reduced to $125,000 per year.  In all other respects, Mr. McLean’s employment agreement is identical to Mr. Vanatta’s.

Compensation of Directors

Except for Mr. Conner, who received a warrant to purchase 1,000,000 shares of common stock with a maturity date of December 31, 2012, and a strike price of $0.13 per share, none of the directors received any compensation in their capacity as such in the last fiscal year.

Indemnification of Directors and Officers

Our bylaws provide to directors, officers, employees and agents indemnification substantially to the same extent as provided by the Nevada Business Corporation Act (“Nevada Law”).  Under Nevada Law, such indemnification is only allowed if the director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with regard to any criminal action or proceeding, had no reasonable cause to believe his conduct is unlawful.  Furthermore, Nevada Law provides that, subject to certain exceptions, a director or officer is not individually liable to the corporation or its shareholder or creditors for any act or failure in his capacity as a director or officer unless his act or failure constituted a breach of his fiduciary duties in such capacity or intentional misconduct, fraud or knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of PSPM’s common stock as of August 28, 2009, for each person known by PSPM to be a beneficial owner of five percent (5%) or more of the outstanding common stock of PSPM:

Name and Address of Beneficial Owner	Number of Shares(1)		Percent of Class(2)

William R. Norton	21,978,259	(3)	10.847%
20 Enclave Circle
Savannah, GA 31419

Lee L. Vanatta	20,149,062		10.019%
1128 Wilmington Island Road
Savannah, GA 31410

Tony Golden	15,067,131	(4)	7.915%
135 Kendemere Point
Roswell, GA 30075

Thomas Donino	12,978,508	(5)	6.733%
7 Lakeside Drive
Rye, NY 10580

(1) Information relating to beneficial ownership of the common stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Exchange Act.  Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.  For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(2) The percentages are based on 190,361,412 shares of common stock outstanding, plus shares of common stock that may be acquired by the beneficial owner within 60 days of August 28, 2009, by exercise of warrants and convertible notes and debentures.

(3)  Includes 1,592,200 shares and 1,500,000 warrants owned by Mr. Norton’s wife, with respect to which he disclaims beneficial ownership.

(4) Includes 13,029,631 shares owned by Shareholders Development, LLC, and 450,000 shares owned by MITYGR Management, LLC, with respect to each of which Mr. Golden exercises voting and dispositive power, and 218,750 shares owned by Mr. Golden’s wife and 300,000 shares owned by Mr. Golden’s children, with respect to which he disclaims beneficial interest.

(5) Includes 6,188,500 shares held by Mr. Donino with his wife as joint tenants and 168,000 shares owned by Mr. Donino’s children.

The following table sets forth certain information regarding the beneficial ownership of PSPM’s common stock as of August 25, 2009 for each executive officer, director and nominee for director of PSPM, and all directors and executive officers of PSPM as a group.

Name	Shares of Common Stock	Warrants to Purchase Common Stock	Percentage Prior to the C-Reorg(1)	Percentage After the C-Reorg(2)
Lee L. Vanatta(3)	9,399,062	10,750,000	10.019%	9.920%
William R. Norton(3)(4)	9,728,259	12,250,000	10.847%	10.741%
Garth W. Kullman(3)	0	3,275,000	1.691%	1.674%
Gregory J. McLean(3)	121,142	500,000	0.326%	0.322%
David Michael Conner(3)(5)	1,711,486	1,200,000	1.520%	1.504%
Robert E. James, II(3)	0	28,571	0.015%	0.015%
All directors and officers as a group	20,959,949	28,003,571	24.418%	24.176%

(1)  Assumes all of the outstanding warrants to purchase shares of common stock are exercised.

(2)  Based on ownership of IMSG common stock following the C-Reorg and that all of the outstanding warrants to purchase shares of common stock are exercised, no additional PSPM securities are issued after August 28, 2009, and all shares of IMSG common stock held by PSPM prior to the C-Reorg are cancelled.

(3)  The address for each of these individuals is c/o PureSpectrum, Inc., 340 Eisenhower Dr., Bldg. 600, Suite 610, Savannah, Georgia 31406.

(4)  Includes 1,592,200 shares and 1,500,000 warrants owned by Mr. Norton’s wife, with respect to which he disclaims beneficial ownership.

(5)  Includes 1,218,750 shares owned by a limited liability company of which Mr. Conner’s wife is one of the members, with respect to which he disclaims beneficial ownership.

COMPARISON OF STOCKHOLDER RIGHTS

The rights of PSPM stockholders are governed by the Nevada Business Corporation Act (“Nevada Law”), the current PSPM Certificate of Incorporation, and the current PSPM Bylaws.  Upon completion of the C-Reorg, on the C-Reorg Record Date, PSPM will be liquidated, the common stock of PSPM will be deemed cancelled and PSPM stockholders will receive shares of IMSG common stock equal to the number of shares of common stock they held in PSPM.

The rights of IMSG stockholders, which will include the current PSPM stockholders after the consummation of the C-Reorg, will be governed by The General Corporation Law of the State of Delaware, or the DGCL, the current IMSG Amended and Restated Certificate of Incorporation, and the IMSG Amended and Restated Bylaws, both after giving effect to the Bylaws Amendment.  As discussed on page 30 above, the Bylaws Amendment will confer on IMSG’s directors the power to adopt, amend and repeal bylaws.  The following discussion summarizes the material differences between the current rights of holders of PSPM common stock and holders of IMSG common stock.  Additionally, the following discussion summarizes relevant provisions of DGCL, Nevada Law, the PSPM Certificate of Incorporation and Bylaws, and the IMSG Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

The following is not intended to be a complete statement of such rights or a complete description of the specific provisions of the governing instruments referred to in this information statement/prospectus.  Copies of the governing corporate instruments of PSPM and IMSG will be sent to stockholders of PSPM upon request.

Authorized Capital Stock

IMSG.  DGCL requires that a corporation’s certificate of incorporation set forth the total number of shares of all classes of capital stock that the corporation has authority to issue and a statement of the designations and the powers, preferences and rights and qualifications, limitations and restrictions of those shares.  The IMSG certificate of incorporation provides that IMSG has the authority to issue 900 million shares of capital stock, all of which are currently divided into two classes as follows:

●	900 million shares of common stock, par value of $0.0001 per share; and

●	50 million shares of preferred stock, par value of $0.0001 per share.

DGCL permits a corporation’s certificate of incorporation to allow its Board of Directors to issue, without stockholder approval, series of preferred or preference stock and to designate their voting powers, preferences, rights and qualifications, limitations or restrictions.  The IMSG Amended and Restated Certificate of Incorporation grants this power to the IMSG Board of Directors with respect to the IMSG undesignated preferred stock.

The rights, preferences, privileges and restrictions of IMSG common stock are summarized below in "Terms of IMSG Common Stock" and the rights, preferences, privileges and restrictions of IMSG preferred stock are summarized in "Terms of IMSG Preferred Stock."

PSPM.  Nevada Law similarly requires that a corporation’s certificate of incorporation set forth the classes of shares and the number of shares of each class that the corporation is authorized to issue.  The PSPM Certificate of Incorporation provides that PSPM has authority to issue 950 million of capital stock, divided into two classes as follows:

●	900 million shares of common stock, par value $0.001 per share.

●	50 million shares of preferred stock, par value $0.001 per share.

Nevada Law permits a corporation’s certificate of incorporation to allow its Board of Directors to issue, without shareholder approval, series of preferred or preference stock and to designate their voting powers, preferences, rights, limitations and restrictions.  The PSPM Certificate of Incorporation grants this power to the PSPM Board of Directors with respect to the PSPM undesignated preferred stock.

The rights, preferences, privileges and restrictions of PSPM common stock are summarized below in "Terms of PSPM Common Stock" and the rights, preferences, privileges and restrictions of PSPM preferred stock are summarized in "Terms of PSPM Preferred Stock."

Terms of IMSG Common Stock

Dividends.  Subject to the preferences applicable to IMSG preferred stock outstanding at any time, the IMSG Board of Directors, in its sole discretion, may declare and pay dividends on the common stock out of assets and funds legally available.

IMSG has not paid any cash dividends on its common stock and does not plan to pay any cash dividends on its common stock for the foreseeable future.

Liquidation, Subdivision, or Combination.  In the event of any liquidation, dissolution or winding up of IMSG or upon the distribution of its assets, all assets and funds remaining after payment in full of IMSG, debts and liabilities, and after the payment to holders of any then outstanding preferred stock of the full preferential amounts to which they were entitled, would be divided and distributed among holders of the common stock.

Terms of PSPM Common Stock

Dividends.  Subject to the preferences applicable to any PSPM preferred stock outstanding at the time, the PSPM Board of Directors, in its sole discretion, may declare and pay dividends on the common stock, payable in cash or other consideration, out of assets or funds legally available.

PSPM has not paid any cash dividends on its common stock and does not plan to pay any cash dividends on its common stock for the foreseeable future.

Liquidation, Subdivision, or Combination.  In the event of any liquidation, dissolution or winding up of PSPM or upon the distribution of its assets, all assets and funds remaining after payment in full of PSPM’s debts and liabilities, and after the payment to holders of any then outstanding preferred stock of the full preferential amounts to which they were entitled, would be divided and distributed among holders of the common stock.

Terms of IMSG Preferred Stock

While IMSG has authorized shares of preferred stock, no shares of preferred stock have ever been issued.

Terms of PSPM Preferred Stock

While PSPM has authorized shares of preferred stock, no shares of preferred stock have ever been issued.

Cumulative Voting

IMSG.  Under DGCL, in an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected.  A stockholder may then cast all of these votes for a single candidate or may allocate them among as many candidates as the stockholder may choose.  Under DGCL, cumulative voting in the election of directors is not mandatory but is a permitted option if provided for in the certificate of incorporation.  The IMSG Amended and Restated Certificate of Incorporation expressly provides that there shall be no cumulative voting.

PSPM.  Nevada Law also allows for cumulative voting in substantially the same matter as described above with respect to DGCL.  The Certificate of Incorporation of PSPM expressly provides that there shall be no cumulative voting.

Voting Rights Generally

IMSG.  DGCL states that, unless a corporation’s certificate of incorporation or bylaws specify otherwise:

●	each share of its capital stock is entitled to one vote;

●	a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholders meeting; and

●
in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the act of the stockholders.

Under DGCL, directors are elected by plurality vote.

Holders of the common stock are entitled to one vote per share on all matters to be voted on by IMSG’s stockholders.  IMSG’s Amended and Restated Bylaws provide that a majority of the outstanding shares of the corporation entitled to vote constitute a quorum at a meeting of the stockholders.

PSPM.  The voting rights of PSPM’s stockholders under Nevada Law and PSPM’s Bylaws are substantially similar to those described above as to IMSG’s stockholders.

Amendments to the Certificate of Incorporation

IMSG.  DGCL allows amendment of a corporation’s certificate of incorporation if its Board of Directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the stockholders thereafter approve the proposed amendment.  The proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote.  Holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of that class, increase or decrease the par value of the shares of that class or alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.  If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment.

The IMSG Amended and Restated Certificate of Incorporation reserves the corporation’s right to amend or repeal any provision contained in the certificate of incorporation as permitted by law.

PSPM.  Under Nevada Law, an amendment to the PSPM certificate of incorporation must be proposed by the PSPM Board of Directors and must then be approved by the vote of holders of a majority of shares of stock entitled to vote on the amendment.  If any proposed amendment to the certificate of incorporation would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof. The amendment does not have to be approved by the vote of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the amendment if the certificate of incorporation specifically denies the right to vote on such an amendment; however, no such provision exists in the Certificate of Incorporation of PSPM.  Under Nevada Law, different series of the same class of shares do not constitute different classes of shares for the purpose of voting by classes except when the series is adversely affected by an amendment in a different manner than other series of the same class.

Although, under Nevada Law, provision may be made in the certificate of incorporation requiring, in the case of any specified amendments, more than a majority of the voting power of stockholders, the certificate of incorporation of PSPM contains no such provision.

The PSPM Certificate of Incorporation reserves the corporation’s right to amend or repeal any provision contained in the Certificate of Incorporation as permitted by law.

Amendments to Bylaws

IMSG.  Under DGCL, the bylaws may be amended or repealed by the stockholders and, if provided in the certificate of incorporation, by the Board of Directors.  Upon the effectiveness of the Bylaws Amendment, the IMSG Amended and Restated Certificate of Incorporation will authorize the IMSG Board of Directors to alter, amend or repeal the IMSG Bylaws without any action on the part of the stockholders, by an affirmative vote of a majority of the whole board.  DGCL and the IMSG Amended and Restated Bylaws also authorize the stockholders to alter, amend or repeal the IMSG bylaws by an affirmative vote of holders of a majority of the voting stock.

PSPM.  Under Nevada Law, unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The certificate of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.  According to the Certificate of Incorporation and Bylaws of PSPM, the bylaws may be amended by either the directors or stockholders.

Vote Required for Merger and Other Transactions

IMSG.  Under DGCL, except for some specific situations (including those described below), a plan of merger, share exchange or a transaction involving the sale, lease, exchange or other disposition of all or substantially all of a corporation’s property, other than in the usual and regular course of business, must be adopted by the Board of Directors and then approved by holders of a majority of all the shares of stock entitled to vote on the plan, consolidation, share exchange or transaction.  Under DGCL, stockholder approval for a merger is not necessary with respect to:

(i)	the surviving corporation under certain circumstances, unless its certificate of incorporation provides otherwise; or

(ii)
either constituent corporation, under certain circumstances, if the merger is that of a wholly-owned or ninety percent (90%) owned subsidiary with or into its parent, unless the constituent corporation’s certificate of incorporation provides otherwise.

The IMSG Amended and Restated Certificate of Incorporation does not require stockholder approval for either situation described in clause (i) or (ii) above.

PSPM.  Under Nevada Law, an agreement of merger or a sale, lease or exchange of all or substantially all of the corporation’s assets must be approved by the Board of Directors and then adopted by holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon.  The certificate of incorporation of a Nevada corporation may provide for a greater vote; however, the PSPM Certificate of Incorporation does not contain any such provision.

Directors

IMSG.  Under DGCL, the number of directors shall be fixed by, or terminated in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation.  The Amended and Restated Certificate of Incorporation of IMSG provides that the number of directors shall be between one and fifteen as determined by the bylaws.  The bylaws set the number of directors between three and fifteen as determined by resolution of the Board of Directors from time to time, but subject to any change in the range of the number of directors effected by amendment to the certificate of incorporation.

PSPM.  Under Nevada Law, the number of directors may be fixed or a variable number determined by the corporation’s bylaws or certificate of incorporation.  If the certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation.

PSPM’s Certificate of Incorporation provides for a number of directors between one and five.  The PSPM bylaws state that the number of directors shall be between one and seven.

It is most likely that the number of directors of PSPM is controlled by its Certificate of Incorporation.

Classification of Board of Directors

IMSG.  Under DGCL, the Board  of Directors may, by the certificate of incorporation or by an initial bylaw, or by a bylaw adopted by a vote of the stockholders, be divided into 1, 2 or 3 classes with staggered terms; the term of office of those of the first class to expire at the first annual meeting held after such classification becomes effective; of the second class 1 year thereafter; of the third class 2 years thereafter; and at each annual election held after such classification becomes effective, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. The certificate of incorporation or bylaw provision dividing the directors into classes may authorize the Board of Directors to assign members of the board already in office to such classes at the time such classification becomes effective. The certificate of incorporation may confer upon holders of any class or series of stock the right to elect 1 or more directors who shall serve for such term, and have such voting powers as shall be stated in the certificate of incorporation.  Upon consummation of the C-Reorg, IMSG will not have a staggered Board of Directors.

PSPM.  Nevada Law allows directors to be classified by duration of term of office or as to their election by one or more classes or series of classes, but requires at least one fourth (1/4) of the board to be elected annually.  Under Nevada Law, classification of a Board of Directors is permitted but not required; therefore, the directors may be divided into staggered terms of office, with only one class of directors standing for election each year.  PSPM does not have a classified Board of Directors.

Election of Board of Directors

IMSG.  DGCL requires that a corporation’s directors be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors.  Under DGCL, stockholders of a corporation cannot elect directors by cumulative voting unless the corporation’s certificate of incorporation so provide.  The IMSG Amended and Restated Certificate of Incorporation expressly provides that the stockholders are not entitled to cumulative voting.

PSPM.  Nevada Law has similar provisions regarding the election of directors, including cumulative voting.  PSPM’s Certificate of Incorporation explicitly provides that the stockholders are not entitled to cumulative voting.

Removal of Directors

IMSG.  Under DGCL, the stockholders may generally remove one or more directors with or without cause by the holders of a majority of the voting stock of the corporation.  In the event the Board of Directors is classified, or there is cumulative voting, then removal may only be for cause under certain circumstances.  Since, as described above, IMSG has neither a classified Board nor cumulative voting, the stockholders may, under its Amended and Restated Certificate of Incorporation, remove one or more directors by majority vote, with or without cause.

PSPM.  Nevada Law authorizes removal of a director by a vote of at least two-thirds of the voting stock, unless the certificate of incorporation provides for a greater percentage.  PSPM’s Certificate of Incorporation does not provide for a greater percentage.

Newly Created Directorships and Vacancies

IMSG.  Under DGCL, vacancies in the Board of Directors are to be filled as the bylaws provide.  The IMSG Amended and Restated Bylaws provide that vacancies on the Board of Directors may be filled by the Board of Directors.

PSPM.  Under Nevada Law and the PSPM Bylaws, vacancies for any reason and newly created directorships resulting from any increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum.

Limitation of Director’s Liability

IMSG.  The IMSG Amended and Restated Certificate of Incorporation eliminates the liability of IMSG directors to IMSG or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under DGCL presently in effect.

According to DGCL, a director’s liability cannot be eliminated or limited for:

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	acts of the directors in violation of DGCL which relates to unlawful distributions to stockholders; or

●	any transaction from which the director derived an improper personal benefit.

PSPM.  Nevada Law provides that a director is generally not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in such director’s capacity as a director unless it is proven that:

●	the director’s act or failure to act constituted a breach of the director’s fiduciary duty as a director; and

●	the director’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada Law also provides that, in exercising their powers with a view to the interests of the corporation, directors may consider:

●	the interests of the corporation’s employees, suppliers, creditors and customers;

●	the economy of the State of Nevada and the United States of America; and

●
the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

Indemnification of Directors and Officers

IMSG.  Under DGCL, a corporation may indemnify an individual made a party to threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative because the individual is or was a director, officer, employee or agent against liability incurred in the proceeding if the individual acted in good faith and reasonably believed the conduct was in the corporation’s best interests or not opposed to its best interests and, with respect to any criminal proceeding, had no reason to believe the person’s conduct was unlawful.  This includes service with respect to an employee benefit plan.  A corporation may not indemnify such a person in connection with a proceeding by or in the right of the corporation in which he or she was adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other court where the action, suit or proceeding was brought determines, upon application, that such person is fairly and reasonably entitled to indemnification in view of all the circumstances.  Furthermore, under DGCL, a corporation shall indemnify a director or officer to the extent he or she has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which the director or officer was a party because of being a director or officer of the corporation against the reasonable expenses incurred by the director as a result.

DGCL permits an advancement of expenses to a director or officer indemnitee if the director or officer undertakes to repay the advance if it is ultimately determined that the director or officer is not entitled to indemnity

The IMSG Amended and Restated Certificate of Incorporation sets forth mandatory indemnification provisions for officers and directors that are substantially the same as presently provided under the DGCL and further provides for mandatory indemnification of directors and officers to the fullest extent of such law as presently in effect and as it may be amended in the future.

PSPM.  Under Nevada Law, directors and officers as well as other individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with threatened actions, suits or proceedings, whether civil, criminal, administrative or investigative if they acted in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  In addition, Nevada Law permits the corporation to advance expenses upon a written undertaking for their repayment if the person receiving the advance is not ultimately entitled to indemnification.  However, if such suit or proceeding is brought by or in the right of the corporation, then indemnification is not permitted under Nevada Law if the director is adjudged, after all appeals are exhausted, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and to the extent the court determines the director is properly entitled to indemnity in view of all the circumstances of the case.  Nevada Law specifies that the statutory provisions are not exclusive of other rights to indemnification or advancement of expenses that may be provided by bylaws, agreements, votes of stockholders or disinterested directors, or otherwise.

The PSPM Bylaws provide to directors, officers, employees and agents indemnification to the full extent presently provided by Nevada Law; therefore, PSPM directors and officers have all the protections available to directors and officers of Nevada corporations.  The PSPM Bylaws also provide that PSPM may enter into agreements for indemnification.

Special Meeting of Stockholders; Action by Consent

IMSG.  Under DGCL, special meetings of stockholders may be called by the Board of Directors of the corporation, or by such person or persons as may be authorized by the certificate of incorporation or bylaws.  Under IMSG’s Amended and Restated Bylaws, a special meeting of the stockholders may be called by the Board of Directors, the Chairman of the Board, the President, or stockholders holding more than thirty percent (30%) of the voting stock, upon ten to sixty days written notice to the stockholders.

Under DGCL, any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting if at least the minimum number of stockholders necessary to authorize or take such action, at any meeting at which all voting stockholders were present and voted, take such action by a written consent.   Actions by written consent, however, may not be taken if otherwise provided in the certificate of incorporation.  The IMSG Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not preclude actions by written consent and no IMSG stockholders may take action without having to have a meeting, by written consent as described above.

PSPM.  Under Nevada Law, special meetings of stockholders may be called by its Board of Directors and by any person authorized to do so by its bylaws.  Under the PSPM bylaws, special meetings of the stockholders, for any purpose, may be called by the President, the Board of Directors, or stockholders holding fifty-one percent (51%) of the PSPM voting shares upon ten to sixty days notice.

Under Nevada Law, any action by a corporation’s stockholders must be taken at a meeting of the stockholders, unless a consent in writing setting forth the action so taken is signed by the stockholders having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.  Actions by written consent, however, may not be taken if otherwise provided in the certificate of incorporation.  The PSPM Certificate of Incorporation and Bylaws permit actions by written consent and PSPM stockholders may take action without having to have a meeting, by written consent as described above.

Business Combinations Involving a Change of Control

IMSG.  Under DGCL, except for certain specific situations, a plan of merger or share exchange or a transaction involving the sale, lease, exchange or other disposition of all or substantially all of a corporation’s property, must be approved by a majority of all outstanding shares entitled to vote on the transaction.

PSPM.  Nevada Law generally requires approval of any merger, reorganization, consolidation or sale of substantially all the assets of a corporation by a vote of holders of a majority of all outstanding shares entitled to vote on the transaction; however, the certificate of incorporation may provide for a greater vote.  The PSPM Certificate of Incorporation does not contain any provisions to alter the effect of Nevada Law in this regard.

Anti-takeover Provisions

IMSG.  DGCL prohibits a corporation from engaging in certain business combinations with an “interested stockholder” for a period of three (3) years following the time such stockholder became an interested stockholder unless such transaction is approved by the board of directors prior to the transaction that resulted in the stockholder becoming an interested stockholder.  The restriction does not apply if the corporation does not have a class of voting stock that is listed on a national exchange or held of record by more than 2,000 stockholders or if the corporation’s original certificate of incorporation contains a provision electing not to be governed by such restriction. The IMSG Amended and Restated Certificate of Incorporation contains a provision electing not to be governed by this prohibition.

PSPM.  Nevada Law has a similar provision and exceptions regarding certain business combinations with interested stockholders.  Furthermore, Nevada Law also requires that the acquisition of a controlling interest in the corporation be approved by a majority of the stockholders of the corporation.  Nevada Law allows the corporation to opt out of the provisions in the corporation’s certificate of incorporation, and PSPM’s Certificate of Incorporation provides that such provision does not apply to PSPM.

Dissenters’ Rights

IMSG.  Generally, under DGCL, stockholders may demand appraisal rights by complying with certain demand and notice provisions.  If such demand and notice provisions are fulfilled, then such stockholders making demand are entitled to receive cash for the fair value of their shares as determined by an appraisal proceeding before the Court of Chancery.  Appraisal rights apply to merger and consolidation transactions.  However, appraisal rights are not applicable, among other things, to:

●	stock of the surviving constituent entity;

●	stock that, as of the date of the merger or consolidation, will be listed on a national securities exchange or held of record by more than 2,000 stockholders; and

●	stock of either constituent corporation with respect to a merger of a corporation with or into a wholly-owned subsidiary.

PSPM.  Generally, stockholders of a Nevada corporation who object to a conversion, merger or a plan of exchange pursuant to which the shares of the Nevada corporation shareholder are to be acquired are entitled to dissenters’ rights, requiring the surviving corporation to pay the "fair value" of the dissenting shares.  No dissenters’ rights are afforded stockholders with respect to a sale of substantially all of the assets of a Nevada corporation.  Furthermore, there are no statutory rights of appraisal with respect to stockholders of a Nevada corporation whose shares of stock are either:

●	quoted on a national securities exchange or The Nasdaq Stock Market; or

●	held of record by more than 2,000 stockholders.

In addition, no dissenters’ rights shall be available for any shares of stock of a surviving corporation in a merger if the merger did not require the approval of the stockholders of the corporation.

Dividends and Distributions

IMSG.  Under DGCL, the IMSG Board of Directors may authorize distributions to IMSG stockholders only out of surplus or net profits and may not purchase or redeem shares if its capital is impaired or if such purchase or redemption would cause impairment.

PSPM.  Under Nevada Law, a dividend may be paid on the shares of PSPM preferred or common stock so long as the corporation will, after making the distribution, still be able to pay its debts as they become due in the usual course of business and the corporation’s total assets would be in excess of the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any stockholders whose preferential rights are superior to those receiving the distribution.

Transactions with Directors and Officers

IMSG.  DGCL contains a provision regarding transactions with directors and officers that are substantially similar to those of Nevada Law described below.

PSPM.  Nevada Law imposes certain restrictions or transactions between corporations and interested directors or officers.  Under Nevada Law, no conflicting interest transaction will be enjoined, set aside or give rise to an award of damages or other sanctions in a proceeding by a stockholder or by or in the right of the corporation solely because the transaction involves a director or officer or an entity in which a director or officer or any corporation, firm or association in which the director or officer is financially interested if:

●
the fact of that relationship or interest is known to the PSPM Board of Directors or the committee, which authorizes, approves or ratifies the contract or transaction by a majority vote, without counting the votes or consents of the interested directors;

●
the fact of the director’s relationship or interest is known to the stockholders entitled to vote, and the conflicting interest transaction is approved or ratified in good faith by a majority vote of the disinterested stockholders; or

●	the conflicting interest transaction is fair to the corporation at the time it is authorized or approved.

Preemptive Rights

IMSG.  Under DGCL, the stockholders of IMSG do not have preemptive rights unless specifically granted in the certificate of incorporation.  The IMSG Amended and Restated Certificate of Incorporation expressly provides that preemptive rights do not apply.

PSPM.  Under Nevada Law, the stockholders of PSPM do not have preemptive rights unless specifically granted in the certificate of incorporation.  The PSPM Certificate of Incorporation expressly provides that preemptive rights do not apply.

EXPERTS

The financial statements of IMSG for the year ended December 31, 2008, included in this information statement/prospectus and elsewhere in the registration statement of which this information statement/prospectus forms a part have been audited by Davis Accounting Group P.C., registered independent auditors, as indicated in their reports with respect to those financial statements, and are included in this information statement/prospectus and elsewhere in the registration statement in reliance upon the authority of such firm as experts in giving those reports.  Reference is made to those reports.

The financial statements of PSPM for the year ended December 31, 2008, included in this information statement/prospectus and elsewhere in the registration statement of which this information statement/prospectus forms a part have been audited by Hancock Askew & Co., LLP, independent registered public accounting firm, as indicated in their reports with respect to those financial statements, and are included in this information statement/prospectus and elsewhere in the registration statement in reliance upon the authority of such firm as experts in giving those reports.  Reference is made to those reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities of IMSG issuable in connection with the C-Reorg will be passed upon for IMSG by Dinur and DeLuca, LLP of Atlanta, Georgia.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

IMSG (SEC File No. 333-148158)  is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the SEC.  Reports and other information filed by IMSG can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Delaware, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Delaware, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

Statements in this information statement/prospectus concerning the contents of any contract, agreement or other document, while summarizing the material provisions of such documents, are not necessarily complete.  If IMSG filed as an exhibit to any of its public filings any of the contracts, agreements or other documents referred to in this information statement/prospectus, you should read the exhibit for a more complete understanding of the document or matter involved.

IMSG has filed with the SEC a registration statement on Form S-4 with respect to the shares of IMSG common stock that may be issued to PSPM’s stockholders pursuant to the C-Reorg.  This information statement/prospectus constitutes the prospectus of IMSG that is filed as part of that registration statement.  Other parts of the registration statement are omitted from this information statement/prospectus in accordance with the rules and regulations of the SEC.  Copies of the registration statement, including exhibits, may be inspected, without charge, at the offices of the SEC at 100 F Street, N.E., Delaware, D.C.  20549, and copies may be obtained from the SEC at prescribed rates.

Incorporation of Documents by Reference

Incorporation by reference means IMSG has disclosed information to you in this information statement/prospectus by referring you to another document it filed with the SEC.  IMSG will make those documents available to you without charge upon your oral or written request.  Requests for these documents should be directed to International Medical Staffing, Inc., 340 Eisenhower Dr., Bldg. 600, Suite 610, Savannah, Georgia 31406; Attention: William R. Norton, telephone (912) 961-4980.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of International Medical Staffing, Inc.

Financial Statements
Report of Registered Independent Auditors	F-1
Balance Sheets as of December 31, 2008 and 2007	F-2
Statements of Operations for the Year Ended December 31, 2008, the Period Ended December 31, 2007 and Cumulative from Inception (March 21, 2007) through December 31, 2008	F-3
Statements of Stockholders’ Equity (Deficit) for the Period from Inception (March 21, 2007) through December 31, 2008	F-4
Statements of Cash Flows for the Year Ended December 31, 2008, the Period Ended December 31, 2007 and Cumulative from Inception (March 21, 2007) through December 31, 2008	F-5
Notes to Financial Statements	F-6

Unaudited Financial Statements
Balance Sheets as of June 30, 2009 and December 31, 2008	F-14
Statement of Operations for the Three and Six Months Ended June 30, 2009 and 2008	F-15
Statement of Cash Flow for the Three and Six Months Ended June 30, 2009 and 2008	F-16
Notes to Interim Financial Statements June 30, 2009 and 2008	F-17

Financial Statements of PureSpectrum, Inc.

Financial Statements
Report of Independent Registered Public Accounting Firm	F-28
Balance Sheets as of December 31, 2008 and 2007	F-29
Statements of Operations for the Years Ended December 31, 2008 and 2007 and Periods from Inception (July 24, 2006) through December 31, 2006 and Inception (July 24, 2006) to December 31, 2008	F-30
Statement of Changes in Stockholders’ Equity for Years Ended December 31, 2008 and 2007 and Period from Inception (July 24, 2006) through December 31, 2006	F-31
Statements of Cash Flow for the Years Ended December 31, 2008 and 2007	F-32
Notes to Financial Statements	F-33

Unaudited Financial Statements
Consolidated Balance Sheets as of June 30, 2009 and December 31, 2008	F-45
Consolidated Statements of Changes in Stockholders’ Deficit For the Six Months Ended June 30, 2009	F-46
Consolidated Statements of Operations for the Six Months Ended June 30, 2009 and 2008	F-47
Consolidated Statements of Cash Flow for the Six Months Ended June 30, 2009 and 2008	F-48
Notes to 2nd Quarter Financial Statements	F-49

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of International Medical Staffing, Inc.:

We have audited the accompanying balance sheets of International Medical Staffing, Inc. (a Delaware corporation in the development stage) as of December 31, 2008, and 2007, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2008, the period ended December 31, 2007, and cumulative from inception (March 21, 2007) through December 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Medical Staffing, Inc. as of December 31, 2008, and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008, the period ended December 31, 2007, and cumulative from inception (March 21, 2007) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenues to cover its operating costs.  As such, it has incurred an operating loss since inception.  In addition, the cash resources of the Company are insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan regarding these matters is also described in Note 2 to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
March 3, 2009.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (NOTE 2)
AS OF DECEMBER 31, 2008, AND 2007

	2008	2007
ASSETS

Current Assets:
Cash in bank	$1,125	$18,422
Prepaid expenses	525	-

Total current assets	1,650	18,422

Total Assets	$1,650	$18,422

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable - Other	$14,579	$1,000
Accrued liabilities	11,700	7,989
Due to related party - Director and stockholder	4,455	-

Total current liabilities	30,734	8,989

Total liabilities	30,734	8,989

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common stock, par value $0.0001 per share, 100,000,000 shares
authorized; 5,600,000 shares issued and outstanding	560	560
Additional paid-in capital	49,800	49,800
(Deficit) accumulated during the development stage	(79,444)	(40,927)

Total stockholders' equity (deficit)	(29,084)	9,433

Total Liabilities and Stockholders' Equity (Deficit)	$1,650	$18,422

The accompanying notes to financial statements
are an integral part of these balance sheets.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE YEAR ENDED DECEMBER 31, 2008, THE PERIOD ENDED
DECEMBER 31, 2007, AND CUMULATIVE FROM INCEPTION (MARCH 21, 2007)
THROUGH DECEMBER 31, 2008

	Year Ended	Period Ended	Cumulative
	December 31,	December 31,	From
	2008	2007	Inception

Revenues	$15,980	$-	$15,980

Expenses:
General and administrative-
Professional fees	48,532	37,500	86,032
SEC and filing fees	4,366	50	4,416
Office rent	1,200	900	2,100
Bank charges	175	1,028	1,203
Consulting	-	1,000	1,000
Officers compensation	-	360	360
Others	224	89	313

Total general and administrative expenses	54,497	40,927	95,424

(Loss) from Operations	(38,517)	(40,927)	(79,444)

Other Income (Expense)	-	-	-

Provision for income taxes	-	-	-

Net (Loss)	$(38,517)	$(40,927)	$(79,444)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	5,600,000	4,474,126

The accompanying notes to financial statements are
an integral part of these statements.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION (MARCH 21, 2007)
THROUGH DECEMBER 31, 2008

				(Deficit)
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - March 21, 2007	-	$-	$-	$-	$-

Common stock issued for officers compensation	3,600,000	360	-	-	360

Common stock issued for cash	2,000,000	200	49,800	-	50,000

Net (loss) for the period	-	-	-	(40,927)	(40,927)

Balance - December 31, 2007	5,600,000	$560	$49,800	$(40,927)	$9,433

Net income (loss) for the period	-	-	-	(38,517)	(38,517)

Balance - December 31, 2008	5,600,000	$560	$49,800	$(79,444)	$(29,084)

The accompanying notes to financial statements are
an integral part of this statement.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE YEAR ENDED DECEMBER 31, 2008, THE PERIOD ENDED DECEMBER 31, 2007,
AND CUMULATIVE FROM INCEPTION (MARCH 21, 2007)
THROUGH DECEMBER 31, 2008

	Year Ended	Period Ended	Cumulative
	December 31,	December 31,	From
	2008	2007	Inception

Operating Activities:
Net (loss)	$(38,517)	$(40,927)	$(79,444)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Officers compensation	-	360	360
Prepaid expenses	(525)	-	(525)
Changes in net liabilities-
Accounts payable - Other	13,579	1,000	14,579
Accrued liabilities	8,166	7,989	16,155
	-
Net Cash (Used in) Operating Activities	(17,297)	(31,578)	(48,875)

Investing Activities:
Cash provided by investing activities	-	-	-

Net Cash Provided by Investing Activities	-	-	-

Financing Activities:
Issuance of common stock for cash	-	50,000	50,000

Net Cash Provided by Financing Activities	-	50,000	50,000

Net Increase in Cash	(17,297)	18,422	1,125

Cash - Beginning of Period	18,422	-	-

Cash - End of Period	$1,125	$18,422	$1,125

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

On March 28, 2007, the Company issued 3,000,000 shares of common stock, valued at $300, to an officer of the Company for services rendered.

On April 20, 2007, the Company issued 600,000 shares of common stock, valued at $60, to an officer of the Company for services rendered.

The accompanying notes to financial statements are
an integral part of these statements.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008, AND 2007

(1) Summary of Significant Accounting Policies

   Basis of Presentation and Organization

International Medical Staffing, Inc. (“IMS” or the “Company”) is a Delaware corporation in the development stage, and has not commenced operations.  The Company was incorporated under the laws of the State of Delaware on March 21, 2007.  The proposed business plan of the Company is to provide services to the healthcare industry, primarily hospitals and nursing homes, by providing reliable recruitment, screening, and placement services in order to address the rising international shortage of qualified nurses and other medical staff.  The accompanying financial statements of IMS were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, in April 2007, the Company commenced a capital formation activity through a Private Placement Offering (the “PPO”), exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.025 per share.  As of November 1, 2007, the Company had closed the PPO and received proceeds of $50,000.

The Company also commenced an activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders.  The Registration Statement on Form SB-2 was filed with the SEC on December 19, 2007, and declared effective on January 4, 2008.  The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.  Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008, AND 2007

   Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the year ended December 31, 2008 and the period ended December 31, 2007.

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statements classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.  As of December 31, 2008, the carrying value of the Company’s financial instruments approximated fair value due to their short-term nature and maturity.

   Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases.  Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008, AND 2007

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

   Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2008, and expenses for the year ended December 31, 2008, the period ended December 31, 2007, and cumulative from inception.  Actual results could differ from those estimates made by management.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage and has not commenced operations.  The business plan of the company is to provide services to the healthcare industry, primarily hospitals and nursing homes, by providing reliable recruitment, screening, and placement services in order to address the rising international shortage of qualified nurses and other medical staff.

For the period from inception through December 31, 2008, the Company was organized and incorporated, and completed a capital formation activity to raise up to $50,000 from the sale of 2,000,000 shares of common stock through a PPO to various stockholders.  The Company prepared a Registration Statement on Form SB-2 in order to register 2,000,000 shares of its common stock, for selling stockholders, with the SEC.  The Registration Statement on Form SB-2 was filed with the SEC on December 19, 2007, and declared effective on January 4, 2008.  The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.  The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

While the management of the Company believes that the Company will be successful in its planned operating activities, there can be no assurance that the Company will be successful in providing services to the healthcare industry, primarily hospitals and nursing homes, by providing reliable recruitment, screening, and placement services that will generate sufficient revenues to sustain the operations of the Company.  The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008, AND 2007

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Common Stock

On March 28, 2007, the Company issued 3,000,000 shares of common stock to its Director and Corporate President, Secretary, and Treasurer for services rendered, valued at $300.

On April 20, 2007, the Company issued 600,000 shares of common stock to its Director and Corporate Secretary for services rendered, valued at $60.

On April 30, 2007, the Board of Directors of the Company approved a PPO, exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.025 per share.  The PPO had an offering period of 180 days.  As of December 31, 2008, the Company fully subscribed the PPO and raised a total of $50,000 in proceeds.

In addition, in 2007, the Company commenced an activity to submit a Registration Statement on Form SB-2 to the SEC to register 2,000,000 shares of its outstanding common stock on behalf of selling shareholders.  The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.  The Registration Statement on Form SB-2 was filed with the SEC on December 19, 2007, and declared effective on January 4, 2008.

(4) Income Taxes

The provision (benefit) for income taxes for the year ended December 31, 2008, the period ended December 31, 2007,  was as follows (assuming a 23.7 percent effective federal and state income tax rate):

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008, AND 2007

	2008	2007

Current Tax Provision:
Federal and state-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$9,128	$9,700
Change in valuation allowance	(9,128)	(9,700)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2008, and 2007, as follows:

	2008	2007

Loss carryforwards	$18,828	$9,700
Less - Valuation allowance	(18,828)	(9,700)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the year ended December 31, 2008, period ended December 31, 2007, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2008, the Company had approximately $79,444 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2028.

(5) Related Party Transactions

As described in Note 3, during the period from March 21, 2007, through December 31, 2008, the Company issued 3,600,000 shares of its common stock to its Directors and Corporate President, Secretary, and Treasurer, for services rendered with a value of $360.

In April 2007, the Company entered into a verbal agreement with an individual who is a relative of the Director of the Company and is also a former Director, officer, and stockholder of the Company to lease office space.  The monthly lease rental amount is $100, and the term of the lease arrangement is month to month.  As of December 31, 2008, the Company had accrued $2,100 in office rent expense related to the lease.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008, AND 2007

As of December 31, 2008, the Company owed to a Director and stockholder $4,455 that he loaned to the Company.  The loan was provided for working capital purposes, is unsecured, non-interest bearing, and has no terms for repayment.

(6) Commitments and Contingencies

As discussed in Note 5, the Company entered into a verbal agreement for the lease of office space on a month-to-month basis with an individual who is a relative of the Director of the Company and is also a former Director, officer, and stockholder of the Company.  The monthly lease amount is $100.

On January 9, 2008, the Company entered into a Transfer Agent Agreement with Island Capital Management, LLC dba Island Stock Transfer (“Island Stock Transfer”).  Under the Agreement, the Company agreed to pay to Island Stock Transfer fees amounting to $15,000, of which $6,000 were payable upon execution and the remaining $9,000 payable within 120 days.  The agreement is for a one-year period during which Island Stock Transfer will act as the Company’s transfer agent and provide Edgarization services for the Company.  As of December 31, 2008, the Company had paid the balance due of $12,000 to Island Stock Transfer.

(7) Recent Accounting Pronouncements

On March 19, 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:

●	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
●	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
●	Disclosure of information about credit-risk-related contingent features; and
●	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Early application is encouraged. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008, AND 2007

On May 9, 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles.”  SAS No. 69 has been criticized because it is directed to the auditor rather than the entity.  SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature.  It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008, AND 2007

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (NOTE 2)
AS OF JUNE 30, 2009, AND DECEMBER 31, 2008
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS

Current Assets:
Cash in bank	$1,787	$1,125
Accounts receivable - Other	406	-
Prepaid expenses	-	525

Total current assets	2,193	1,650

Total Assets	$2,193	$1,650

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable - Trade	$1,958	$14,579
Accrued liabilities	21,500	11,700
Due to related party - Former Director and stockholder	-	4,455

Total current liabilities	23,458	30,734

Total liabilities	23,458	30,734

Commitments and Contingencies

Stockholders' (Deficit):
Preferred stock, par value $0.0001 per share, 50,000,000 shares authorized; no shares issued and outstanding
in 2009, and 2008, respectively	-	-
Common stock, par value $0.0001 per share, 900,000,000 shares authorized; 5,600,000 shares issued and outstanding
in 2009, and 2008, respectively	560	560
Additional paid-in capital	84,564	49,800
(Deficit) accumulated during the development stage	(106,389)	(79,444)

Total stockholders' (deficit)	(21,265)	(29,084)

Total Liabilities and Stockholders' (Deficit)	$2,193	$1,650

The accompanying notes to interim financial statements
are an integral part of these balance sheets.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009, AND 2008,
AND CUMULATIVE FROM INCEPTION (MARCH 21, 2007)
THROUGH JUNE 30, 2009
(Unaudited)

	Three Months Ended		Six Months Ended		Cumulative
	June 30,		June 30,		From
	2009	2008	2009	2008	Inception

Revenues	$-	$10,000	$5,000	$10,000	$20,980

Expenses:
General and administrative-
Professional fees	23,000	9,928	28,398	17,453	114,430
SEC and filing fees	1,119	509	1,773	3,013	6,189
Office rent	-	300	300	600	2,400
Bank charges	45	80	110	100	1,313
Consulting	-	-	-	-	1,000
Other	639	124	1,364	124	1,677
Officers compensation	-	-	-	-	360

Total general and administrative expenses	24,803	10,941	31,945	21,290	127,369

(Loss) from Operations	(24,803)	(941)	(26,945)	(11,290)	(106,389)

Other Income (Expense)	-	-	-	-	-

Provision for Income Taxes	-	-	-	-	-

Net (Loss)	$(24,803)	$(941)	$(26,945)	$(11,290)	$(106,389)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	5,600,000	5,600,000	5,600,000	5,600,000

The accompanying notes to interim financial statements are
an integral part of these statements.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE SIX MONTHS ENDED JUNE 30, 2009, AND 2008,
AND CUMULATIVE FROM INCEPTION (MARCH 21, 2007) THROUGH JUNE 30, 2009
(Unaudited)
	Six Months Ended		Cumulative
	June 30,		From
	2009	2008	Inception

Operating Activities:
Net (loss)	$(26,945)	$(11,290)	$(106,389)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Officers compensation	-	-	360
Changes in net assets and liabilities-
Accounts receivable - Other	(406)	-	(406)
Prepaid expenses	525	(7,925)	-
Accounts payable - Trade	(12,621)	5,128	1,958
Accrued liabilities	5,345	(3,489)	21,500
Net Cash (Used in) Operating Activities	(34,102)	(17,576)	(82,977)

Investing Activities:
Cash provided by investing activities	-	-	-

Net Cash Provided by Investing Activities	-	-	-

Financing Activities:
Issuance of common stock for cash	-	-	50,000
Proceeds from related party - Former Director and stockholder	3,172	3,102	3,172
Payments to related party - Former Director and stockholder	-	-	-
Proceeds from related party - Stockholder	31,592	-	31,592

Net Cash Provided by Financing Activities	34,764	3,102	84,764

Net Increase (Decrease) in Cash	662	(14,474)	1,787

Cash - Beginning of Period	1,125	18,422	-

Cash - End of Period	$1,787	$3,948	$1,787

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

On March 28, 2007, the Company issued 3,000,000 shares of common stock, valued at $300, to an officer of the Company for services rendered.

On April 20, 2007, the Company issued 600,000 shares of common stock, valued at $60, to an officer of the Company for services rendered.

On June 3, 2009, a former Director and stockholder of the Company forgave the Company of a loan of $3,172.

The accompanying notes to interim financial statements are
an integral part of these statements.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

(1)           Summary of Significant Accounting Policies

   Basis of Presentation and Organization

International Medical Staffing, Inc. (“IMS” or the “Company”) is a Delaware corporation in the development stage, and has not commenced operations.  The Company was incorporated under the laws of the State of Delaware on March 21, 2007.  The proposed business plan of the Company is to provide services to the healthcare industry, primarily hospitals and nursing homes, by providing reliable recruitment, screening, and placement services in order to address the rising international shortage of qualified nurses and other medical staff.  The accompanying financial statements of IMS were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, in April 2007, the Company commenced a capital formation activity through a Private Placement Offering (the “PPO”), exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.025 per share.  As of November 1, 2007, the Company had closed the PPO and received proceeds of $50,000.

The Company also commenced an activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders.  The Registration Statement on Form SB-2 was filed with the SEC on December 19, 2007, and declared effective on January 4, 2008.  The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

   Unaudited Interim Financial Statements

The interim financial statements of IMS as of June 30, 2009, and December 31, 2008, and for the three and six months ended June 30, 2009, and 2008, and cumulative from inception, are unaudited.  However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of June 30, 2009, and December 31, 2008, and the results of its operations and its cash flows for the three and six months ended June 30, 2009, and 2008, and cumulative from inception.  These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2009.  The accompanying financial statements and notes thereto do not reflect all of the disclosures required under accounting principles generally accepted in the United States of America.  Refer to the Company’s audited financial statements as of December 31, 2008, filed with the SEC for additional information, including significant accounting policies.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)
   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has realized limited revenues.  The Company will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

   Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the three and six months ended June 30, 2009, and 2008.

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statements classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.  As of June 30, 2009, and December 31, 2008, the carrying value of the Company’s financial instruments approximated fair value due to their short-term nature and maturity.

   Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases.  Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

   Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2009, and December 31, 2008, and expenses for the three and six months ended June 30, 2009, and 2008, and cumulative from inception.  Actual results could differ from those estimates made by management.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

(2)           Development Stage Activities and Going Concern

The Company is currently in the development stage and has not commenced operations.  The business plan of the company is to provide services to the healthcare industry, primarily hospitals and nursing homes, by providing reliable recruitment, screening, and placement services in order to address the rising international shortage of qualified nurses and other medical staff.

For the period from inception through June 30, 2009, the Company was organized and incorporated, and completed a capital formation activity to raise up to $50,000 from the sale of 2,000,000 shares of common stock through a PPO to various stockholders.  The Company prepared a Registration Statement on Form SB-2 in order to register 2,000,000 shares of its common stock, for selling stockholders, with the SEC.  The Registration Statement on Form SB-2 was filed with the SEC on December 19, 2007, and declared effective on January 4, 2008.  The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.  The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

While the management of the Company believes that the Company will be successful in its planned operating activities, there can be no assurance that the Company will be successful in providing services to the healthcare industry, primarily hospitals and nursing homes, by providing reliable recruitment, screening, and placement services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)           Common Stock

On March 28, 2007, the Company issued 3,000,000 shares of common stock to its Director and Corporate President, Secretary, and Treasurer for services rendered, valued at $300.

On April 20, 2007, the Company issued 600,000 shares of common stock to its Director and Corporate Secretary for services rendered, valued at $60.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

On April 30, 2007, the Board of Directors of the Company approved a PPO, exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.025 per share.  The PPO had an offering period of 180 days.  As of December 31, 2008, the Company fully subscribed the PPO and raised a total of $50,000 in proceeds.

In addition, in 2007, the Company commenced an activity to submit a Registration Statement on Form SB-2 to the SEC to register 2,000,000 shares of its outstanding common stock on behalf of selling shareholders.  The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.  The Registration Statement on Form SB-2 was filed with the SEC on December 19, 2007, and declared effective on January 4, 2008.

Effective July 15, 2009, the Company amended its Articles of Incorporation and increased the number of shares of authorized common stock from 100,000,000 shares to 900,000,000 shares, par value $0.0001 per share.  At the same time, the Company authorized 50,000,000 shares of preferred stock, par value $0.0001 per share, which may be issued in one or more series of the preferred stock as the Company may determine by vote of a majority of the Board of Directors.  See Note 8 – Subsequent Events for additional information.

(4)           Income Taxes

The provision (benefit) for income taxes for the six months ended June 30, 2009, and 2008,  was as follows (assuming a 23 percent effective federal and state income tax rate):

	Six Months Ended
	June 30,
	2009	2008

Current Tax Provision:
Federal-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$6,198	$2,597
Change in valuation allowance	(6,198)	(2,597)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of June 30, 2009, and 2008, as follows:

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

	As of	As of
	June 30,	December 31,
	2009	2008

Loss carryforwards	$24,470	$18,272
Less - Valuation allowance	(24,470)	(18,272)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the six months ended June 30, 2009, and 2008, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2009, and December 31, 2008, the Company had approximately $106,389, and $79,444, respectively, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and begin to expire in the year 2027.

 (5)           Related Party Transactions

As described in Note 3, during the period from March 28, 2007, through April 20, 2008, the Company issued 3,600,000 shares of its common stock to its Directors and Corporate President, Secretary, and Treasurer, for services rendered with a value of $360.

In April 2007, the Company entered into a verbal agreement with an individual who is a relative of the Director of the Company and is also a former Director, officer, and stockholder of the Company to lease office space.  The monthly lease rental amount is $100, and the term of the lease arrangement is month to month.  As of March 31, 2009, the lease agreement was cancelled and the accrued office rent expenses balance was paid in full.  As of December 31, 2008, the Company had $2,100, respectively, in office rent expense related to the lease.

As of June 30, 2009, and December 31, 2008, the Company owed to a former Director and stockholder nil and $4,455, respectively, that he loaned to the Company.  The loan was provided for working capital purposes, is unsecured, non-interest bearing, and has no terms for repayment.  As of June 30, 2009, former Director and stockholder of the Company forgave the Company $34,784 of a loan that was provided for working capital purposes.

(6)           Change of Control

Effective June 3, 2009, the Company underwent a change in control.  The change in control occurred as a result of the acquisition by PureSpectrum, Inc. (‘PS”), a Nevada corporation, of 3,600,000 shares of the Company’s common stock, $0.0001 par value, constituting 64.29% of the outstanding common stock for $250,000 in cash.  Contemporaneously with the change in control, Mr. Aron Fishl Paluch resigned as the sole director of the Company, and Lee L. Vanatta, the President and Chief Executive Officer of PS, was elected a Director of the Company.  Mr. Paluch also resigned as the President, Secretary, and Treasurer of the Company, and Mr. Vanatta was elected to these positions, both effective on June 3, 2009.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

(7)           Recent Accounting Pronouncements

On March 19, 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:

●	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
●	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
●	Disclosure of information about credit-risk-related contingent features; and
●	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Early application is encouraged.  The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

On May 9, 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles.”  SAS No. 69 has been criticized because it is directed to the auditor rather than the entity.  SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature.  It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities.  The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 22, 2009, the FASB issued FASB Statement No. 164, “Not-for-Profit Entities: Mergers and Acquisitions – Including an Amendment of FASB Statement No. 142” (“SFAS No. 164”).  Statement 164 is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities.  To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a.	Determines whether a combination is a merger for an acquisition.
b.	Applies the carryover method in accounting for a merger.
c.	Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities is the acquirer.
d.	Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, Goodwill and Other Intangible Assets, to make it fully applicable to not-for-profit entities.

Statement 164 is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  Management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (“SFAS No. 165”).  Statement 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  Specifically, Statement 165 provides:

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.
1.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.
2.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  Management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

(8)	Subsequent Events

On July 7, 2009, Gregory J. McLean was elected Secretary, Treasurer and Chief Financial Officer of the Company.  Effective July 13, 2009, the Company amended its Certificate of Incorporation to (a) increase the number of shares of authorized common stock from 100,000,000 shares to 900,000,000 shares, par value $0.0001 per share, (b) authorize 50,000,000 shares of preferred stock, par value $0.0001 per share, which may be issued in one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as the Company may determine by vote of a majority of the Board of Directors and (c) among other things, to eliminate preemptive rights cumulative voting rights and to provide for the indemnification and Directors and officers.

On July 10, 2009, the Board of Directors approved the Company’s Amended and Restated Bylaws to, among other things, allow stockholders of the Company, who own more than 30 percent, rather than at least a majority of the issued and outstanding shares, to be entitled to cause the Company’s Secretary to call a special meeting of the stockholders; to provide for a procedure whereby stockholders may nominate candidates to serve as Directors of the Company; to designate five standing committees of the Board of Directors, namely, Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Compliance, Sustainability and Public Policy Committee; and, to allow the Board of Directors, as well as the stockholders, to adopt, amend and repeal the Bylaws, whereas the former Bylaws of the Company only allowed the stockholders to adopt, amend and repeal such Bylaws.  The Amended and Restated Bylaws will become effective upon the effectiveness of an amendment to the Company’s Amended and Restated Certificate of Incorporation described below which will confer upon the Board of Directors the power to adopt, amend and repeal the Company’s Bylaws (the “Bylaws Amendment”)

INTERNATIONAL MEDICAL STAFFING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2009, and 2008
(Unaudited)

On August 4, 2009, the Board of Directors approved and the Company entered into the Agreement of Purchase and Sale and Plan of Reorganization (the “C-Reorg Agreement”) pursuant to which the Company will effect a transaction with PS and will file a Registration Statement on Form S-4 with the SEC to register its shares of common stock to be issued in connection with this transaction.  When the C-Reorg is consummated, the Company will make effective the amendment to its Amended and Restated Certificate of Incorporation to include the Bylaws Amendment and to change the Company’s name to “PureSpectrum, Inc.”  On August 4, 2009, the Company’s stockholders approved this amendment to the Company’s Amended and Restated Certificate of Incorporation.  Also on August 4, 2009, PS’s Board of Directors approved the C-Reorg Agreement and the proposed transaction.  The proposed transaction is subject to approval by the stockholders of PS.

Report of Independent Registered Public Accounting Firm

Board of Directors
PureSpectrum, Inc.
Savannah, Georgia

We have audited the accompanying balance sheets of PureSpectrum, Inc. as of December 31, 2008 and 2007, the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2008 and 2007, and the period from inception July 24, 2006 through December 31, 2006. These financial statements are the responsibility of the management of PureSpectrum, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we expressed no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PureSpectrum, Inc. as of December 31, 2008 and 2007, the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2008 and 2007, and the period from inception July 24, 2006 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note H, the Company has had no revenue since inception, has incurred recurring losses from operations, and has had to continually seek additional capital investment in order to fund operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Savannah, Georgia
March 27, 2009
7000 Central Parkway
100 Riverview Drive		Suite 1660
Savannah, GA 31404		Atlanta, GA 30328
T|912-234-8243		T|678-387-3960
F|912-236-4414	www.hancockaskew.com	F|678-387-3964

PureSpectrum, Inc.
(A Development Stage Company)

Balance Sheets
December 31, 2008 and 2007

	12/31/2008	12/31/2007
Assets

Current Assets
Cash	$312	$168
Prepaid Expenses	3,125	-
Other Current Assets	387	-
Total Current Assets	3,824	168

Furniture & Equipment, Net	20,937	3,804

Other Assets
Patents, net	201,138	56,923
Trademarks	94,564	56,241
Total Assets	$320,463	$117,136

Liabilities and Stockholder’s Deficit

Current Liabilities
Accounts Payable	$409,122	$134,286
Payroll Liabilities	105,143	131,596
Accrued Interest	-	139
Notes Payable	30,145	28,983
Total Current Liabilities	544,410	295,004

Commitments and Contingencies (Note K)

Stockholders’ Deficit
Preferred Stock, 0.001 Par Value, 50,000,000 Shares Authorized	-	-
Common Stock, 0.001 Par Value, 900,000,000 Shares Authorized, Issued and Outstanding 161,576,019 and 52,559,215 Shares, respectively	161,576	52,559
Additional Paid in Capital	6,509,752	2,244,116

Deficit Accumulated During the Development Stage	(6,895,275)	(2,474,543)
Total Stockholders’ Deficit	(223,947)	(177,868)
Total Liabilities and Stockholders’ Deficit	$320,463	$117,136

See accompanying notes to financial statements.

PureSpectrum, Inc.
(A Development Stage Company)

Statements of Operations

			Period From	Period From
			Inception,	Inception,
	Year ended	Year ended	07/24/2006 to	07/24/2006 to
	12/31/2008	12/31/2007	12/31/ 2006	12/31/2008

Revenues	$-	$-	$-	$-

Expenses
Amortization	1,802	437	-	2,239
Organizational Costs	-	-	180,371	180,371
Professional and Consulting Fees	1,808,779	544,036	250,163	2,602,978
Compensation	1,751,556	939,917	112,400	2,803,873
Research and Development	313,753	107,196	60,395	481,344
Shareholder Communications	194,013	1,020	-	195,033
Other General and Administrative Expenses	348,321	187,201	76,182	611,704
Total Expense	4,418,224	1,779,807	679,511	6,877,542
Net Loss from Operations	(4,418,224)	(1,779,807)	(679,511)	(6,877,542)

Other (Expense) Income
Interest Income	165	4	-	169
Interest Expense	(2,671)	(10,227)	(5,002)	(17,900)
Total Other (Expense) Income	(2,506)	(10,223)	(5,002)	(17,731)
Net Loss	$(4,420,730)	$(1,790,030)	$(684,513)	$(6,895,273)

Weighted Average Outstanding Shares	123,842,986	32,305,604	10,885,378

Loss per Share	$(0.04)	$(0.06)	$(0.06)

See accompanying notes to financial statements.

PureSpectrum, Inc.
(A Development Stage Company)

Statements of Changes In Stockholders’ Deficit
For the Years Ended December 31, 2008 and 2007 and
Period from Inception July 24, 2006 to December 31, 2006

	Common	Common	Additional Paid	Accumlulated	Total Stockholders’
	Shares	Amount	in Capital	Deficit	Deficit

Balance at Inception	-	$-	$-	$-	$-
Stock Issued for Services	1,984,000	1,984	-	-	1,984
Stock Issued in Connection with Share Purchase Agreement	19,387,136	19,387	-	-	19,387
Share Based Compensation	-	-	42,969	-	42,969
Stock Issued in Connection with Debt Conversion	8,027,000	8,027	112,378	-	120,405
Net Loss	-	-	-	(684,513)	(684,513)
Balance - December 31, 2006	29,398,136	$29,398	$155,347	$(684,513)	$(499,768)

Stock Issued for Cash	16,150,404	16,150	754,954	-	771,104
Stock Issued for Services	2,850,000	2,850	337,400	-	340,250
Share Based Compensation	-	-	681,010	-	681,010
Stock Issued in Connection with Debt Conversions	4,061,584	4,062	315,405	-	319,467
Stock Issued upon Exercise of Warrants	99,091	99	-	-	99
Net Loss	-	-	-	(1,790,030)	(1,790,030)
Balance - December 31, 2007	52,559,215	$52,559	$2,244,116	$(2,474,543)	$(177,868)

Stock Issued for Cash	84,175,439	84,175	1,485,725	-	1,569,900
Stock Issued for Services	13,857,894	13,858	1,494,233	-	1,508,091
Share Based Compensation	10,214,416	10,214	1,286,445	-	1,296,659
Stock Issued upon Exercise of Warrants	769,055	769	(769)	-	0
Net Loss	-	-	-	(4,420,730)	(4,420,730)
Balance - December 31, 2008	161,576,019	$161,576	$6,509,750	$(6,895,273)	$(223,947)

See accompanying notes to financial statements.

PureSpectrum, Inc.
(A Development Stage Company)

Statements of Cash Flow
For the Years Ended December 31, 2008 and 2007 and
period from Inception, July 24, 2006 to December 31, 2006

			Period From	Period From
			Inception,	Inception,
	Year Ended	Year Ended	07/24/2006 to	07/24/2006 to
	12/31/2008	12/31/2007	12/31/2006	12/31/2008

Cash Flows From Operating Activities
Net Loss	$(4,420,730)	$(1,790,030)	$(684,513)	$(6,895,273)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Depreciation and Amortization	4,998	1,361	207	$6,566
Services Exchanged for Common Stock	1,508,091	340,250	207,759	2,056,100
Share Based Compensation	1,296,660	641,836	42,969	1,981,465
Interest expense accredited to note balance	1,162	1,115	3,051	5,328
(Increase) in Prepaid Expenses	(3,125)	-	-	(3,125)
(Decrease) Increase in Accounts Payable	274,836	22,540	111,745	409,121
(Decrease) in Accrued Interest	(139)	(1,812)	1,951	-
(Decrease) Increase in Payroll Liabilities	(26,453)	131,596	-	105,143
(Increase) in Cash Advances	(387)	-	-	(387)
Net Cash Used by Operating Activities	(1,365,087)	(653,144)	(316,831)	(2,335,062)

Cash Flows from Investing Activities
Purchase of Furniture and Equipment	(20,329)	(2,304)	(2,631)	(25,264)
Development of Patents	(146,017)	(37,370)	(19,990)	(203,377)
Development of Trademarks	(38,323)	(52,218)	(4,023)	(94,564)
Net Cash Used by Investing Activities	(204,669)	(91,892)	(26,644)	(323,205)

Cash Flows from Financing Activities
Proceeds from Borrowing	-	-	483,475	483,475
Repayment of Borrowing	-	(26,000)	(140,000)	(166,000)
Proceeds from Issuance of Common Stock	1,569,900	771,204	-	2,341,104
Net Cash Provided by Financing Activities	1,569,900	745,204	343,475	2,658,579
Net Increase in Cash	144	168	-	312
Cash at Beginning of Period	168	-	-	-
Cash at End of Period	$312	$168	$-	$312

See accompanying notes to financial statements.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements

Note A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Company was incorporated on July 1,  1988 in the state of Nevada under the name America’s Finest Waters and changed its name to jumpMusic.com, Inc. on May 5, 1999. The Company had limited operations prior to acquisition by PureSpectrum, LLC on July 24, 2006. The Company was acquired by PureSpectrum, LLC for a convertible note payable to the Shareholders of JumpMusic in the amount of $159,000. The form of the transaction was that the Company executed a Share Purchase Agreement with PureSpectrum, LLC, a Georgia Limited Liability Company, whereby the Company purchased 100% of PureSpectrum, LLC, which thereupon became a wholly owned subsidiary of the Company; however, for accounting purposes this transaction was accounted for as a reverse acquisition. PureSpectrum, LLC was the owner of lighting technology-oriented intellectual property. In connection with the purchase of PureSpectrum, LLC, the Company changed its name to PureSpectrum, Inc. and issued 19,341,142 shares of restricted stock and warrants to acquire 7,628,858 shares of the Company’s common stock to the members of PureSpectrum, LLC. On December 28, 2006, the Company merged with PureSpectrum, LLC, which had been operating as the Company’s wholly owned subsidiary. Following the merger, PureSpectrum, LLC ceased to exist. The historical information presented herein is that of PureSpectrum Inc. and its predecessor, PureSpectrum, LLC, consistent with accounting for a reverse acquisition.

The Company is engaged in the development and marketing of lighting technology for use in residential, commercial and industrial applications.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates. A significant assumption that is susceptible to change is the estimated useful life and valuation of the patents and trademarks.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and monies on deposit in interest bearing accounts with a maturity of three months or less.

PROPERTY AND EQUIPMENT

Property and equipment, which consists of office furniture and computer equipment, are stated at cost. Depreciation is calculated using a straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

INTANGIBLE ASSETS

Intangible assets consist of patents and trademarks. The Company capitalizes the external costs such as legal costs and filing fees associated with obtaining patents on its new discoveries and amortizes these costs using the straight-line method over the estimated life of the patent, generally 17 years, beginning on the date the patent is issued. The Company also capitalizes the external legal costs and filing fees associated with obtaining trademarks. Trademarks are considered indefinite lived intangible assets and are not amortized. If the applied for patents or trademarks are not issued or are abandoned, the Company will expense the capitalized costs to date in the period of abandonment.

The carrying value of the intangible assets is reviewed for Impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As of December 31, 2008 and 2007, the Company does not believe there has been any impairment of its intangible assets.

INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax benefits and expenses or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income for the years in which those temporary differences are expected to be recovered or settled.

In the event the future tax consequences of differences between the financial reporting bases and tax bases of the Company’s assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is made. A valuation allowance is provided for deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.

RESEARCH AND DEVELOPMENT EXPENSE

The Company’s research and development costs consisted of engineering and consulting fees, testing fees and supplies. The research and development costs were $290,325, $107,196 and $76,182 for the periods ended December 31, 2008, 2007 and 2006 respectively.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, accounts payable and loans payable. Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company considers the carrying values of its financial instruments in the financial statements to approximate their fair value due to the variable rates charged and the short term nature of such items.

STOCK-BASED COMPENSATION

We follow the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment No. 123(R), Under the Standard, stock-based compensation cost is measured at grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

Stock-based expense included in the net loss consisted of compensatory warrants and stock for professional consulting services and compensation.

DETERMINING FAIR VALUE UNDER SFAS 123(R):

Valuation and Amortization Method – The Company estimates the fair value of stock options and warrants granted using the Black-Scholes option-pricing formula and a single option award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

Expected Term – The expected term of the award represents the period that the Company’s stock-based awards are expected to be outstanding and was determined giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior. Given the lack of historical data and start-up nature of the Company’s operations, the expected term is estimated as the contractual term. For warrants issued for professional services rendered, the contractual term is the expected term.

Expected Volatility – Volatility is a measure of the amounts by which a financial variable, such as stock price, has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company has limited history of stock price volatility. Accordingly, the Company uses an industry average volatility for the valuation purposes.

Risk-Free Interest Rate – The Company bases the risk-free interest rate used in the Black-Scholes valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the expected term of a stock award.

Estimated Forfeitures – When estimating forfeitures, the Company considers voluntary termination behavior, as well as analysis of actual option forfeitures.

Estimated Dividend yield – The Company has not paid any dividends and has no current plans to do so therefore, dividend rate is assumed to be zero.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

NET LOSS PER SHARE

Basic Earnings Per Share includes no dilution and is computed by dividing income or loss available to common Shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity, Due to the net loss in all periods presented, the calculation of diluted per share amounts would cause an anti-dilutive result and, therefore, is not presented. Potentially dilutive shares at December 31, 2008, 2007 and 2006 include the following:

	2008	2007	2006

Warrants	40,543,858	14,218,858	8,028,858

CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000. From time to time, the Company’s cash balances may exceed the amount insured by the FDIC.

RECLASSIFICATION

Certain balances in 2007 and 2006 were reclassified to conform to the 2008 classifications.

Note B - PATENTS

The Company has recorded $201,138 and $56,923 in patent-related costs, net of accumulated amortization, at December 31, 2008 and 2007, respectively. Amortization charged to operations for the periods ended December 31, 2008, 2007 and 2006 was $1,802, $437 and $0, respectively. Amortization to be charged to operations over the next five years for patents issued as of December 31, 2008 will be approximately $2,500 per year.

Note C – INCOME TAXES

The Company has incurred net losses since inception and, consequently, has not recorded any U.S. federal or state income taxes. The Company has not recorded an income tax benefit for the fiscal years ending December 31, 2008, December 31, 2007, or the period ended December 31, 2006, as it is more likely than not that such benefits would not be realizable.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note C – INCOME TAXES (continued)

The following items comprise the Company’s net deferred tax assets:

	December 31,	December 31,
	2008	2007
Net operating loss carry forward	$1,948,800	$700,200
Other	15,800	-
Share-based payments	709,800	260,700
Total	2,674,400	960,900
Less valuation allowance	(2,674,400)	(960,900)
Net deferred asset	$-	$-

As of December 31, 2008, a valuation allowance of $2,674,400 which is an increase of $1,713,500 over the prior year, has been recorded for the deferred tax asset, as management has determined that it is more likely than not that the deferred tax asset will not be realized. As of December 31, 2008, the Company had accumulated $4,872,000 in federal and state net operating losses, which expire beginning in 2026. The difference between the tax benefit that would be calculated under statutory rates and the actual benefit of zero is primarily the result of non-deductible stock based compensation expenses and changes in the valuation allowance.

Note D – FIXED ASSETS

		Current Year	Accumulated
	Cost	Depreciation	Depreciation	Book Value

December 31, 2007
Furniture and Fixtures	2,631	693	900	1,731
Computer and Equipment	2,304	231	231	2,073
	$4,935	$924	$1,131	$3,804
December 31, 2008
Furniture and Fixtures	11,614	923	1,823	9,791
Office Equipment	5,409	258	258	5,151
Computer and Equipment	8,241	2,015	2,246	5,995
	$25,264	$3,196	$4,327	$20,937

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note E – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

During 2006, the Company borrowed $200,000 from a Shareholder. The note was non-interest bearing and was due upon demand. The Company repaid $140,000 during 2006. During 2007, the Company repaid $15,000 on the note and then issued the Shareholder a warrant to purchase 200,000 shares of stock in lieu of payment of the remaining $45,000 amount payable.

During 2006, the Company borrowed $11,000 from a Shareholder. During 2007, the Company repaid the $11,000 note to the Shareholder, with interest.

Upon acquisition of JumpMusic, the Company entered into a convertible note with the former Shareholder of JumpMusic for $159,000. $120,405 was converted at a $.015 conversion rate during 2006, and the remaining $38,595 was converted in 2007 at the same conversion rate.

Also during 2007, the Company entered into a convertible note with a broker consultant for $250,000 in lieu of payment of commissions on sales of common stock. The note was convertible at $0.25 per share. During 2007, the note and all accrued interest was converted into common stock.

The Company has a note payable in the amount of $30,145 at December 31, 2008 and $28,983 at December 31, 2007. Interest accrues at 4%, all interest and principal was due at maturity, July 24, 2007. The note is past due as of December 31, 2008 and is payable upon demand, interest continues to accrue at 4%.

Note F – WARRANTS

Information about warrants outstanding at December 31, 2008, 2007 and 2006 is summarized below:

	2008	2007	2006
Outstanding beginning of year	14,218,858	8,028,858	-
Issued	27,175,000	6,290,000	8,028,858
Exercised	(1850,000)	(100,000)	-
Outstanding at December 31	40,543,858	14,218,858	8,028.858

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note F – WARRANTS (continued)

Information about warrants outstanding at December 31, 2008

Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Number Exercisable	Weighted Average Remaining Contractual Life (years) of Exercisable Warrants
$0.001	200,000	1.0	200,000	1.0
$0.015	19,803,858	2.8	19,803,858	2.8
$0.020	300,000	4.5	300,000	4.5
$0.130	18,900,000	4.0	18,900,000	4.0
$0.250	1,340,000	1.1	1,340,000	1.1
Total	40,543,858		40,543,858

In connection with the acquisition on July 24, 2006, the Company issued 7,628,858 warrants to the former members of PureSpectrum, LLC to purchase common stock of the Company. The warrants vested immediately and have an exercise price of $0.015. The grant date fair value was $40,318 and was charged to expense. The Company also issued 400,000 warrants to purchase common stock to directors of the Company, which vested immediately, and have an exercise price of $0.001. 200,000 of these warrants have been exercised, 100,000 in August 2007 and 100,000 in September, 2008. The grant date fair value was $2,651 and was charged to expense. All warrants issued on July 24, 2006 will expire December 31, 2009.

The Company issued 1,340,000 warrants to management and service providers in February 2007 to purchase common stock of the Company. The warrants vested over a one year period and have an exercise price of $0.25. The grant date fair value was $216,918 and was expensed over the vesting period. The warrants expire February 1, 2010.

On April 17, 2007, the Company issued 200,000 warrants with an exercise price of $0.015 to a Shareholder in connection with repayment of a $45,000 note payable. The warrants vested immediately and expire April 17, 2012. The grant date fair value was $57,250 of which $45,000 was applied to the note and the remaining $12,250 was charged to expense.

In September 2007, the Company issued 3,950,000 warrants to members of management, employees and key consultants to purchase common stock. The warrants have an exercise price of $0.015, vested immediately and expire on September 4, 2012. The grant date fair value was $423,374 and was charged to expense.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note F – WARRANTS (continued)

The Company Issued 800,000 stock purchase warrants in December 2007 to service providers in return for services rendered. The warrants have an exercise price of $0.015, vested immediately and expire on December 7, 2012. The grant date fair value was $46,244 and was charged to expense.

On January 15, 2008, the Company Issued 1,725,000 warrants with an exercise price of $0.015 to members of management and consultants. The warrants vested immediately and expire January 15, 2013. 750,000 of these warrants were exercised in October, 2008. The grant date fair value was $43,023 and was charged to expense.

In March, 2008, the Company issued 6,250,000 warrants to members of management to purchase common stock. The warrants have an exercise price of $0.015, vested immediately and expire on March 3, 2013. The grant date fair value was $104,055 and was charged to expense.

The Company issued 300,000 stock purchase warrants in June, 2008 to a member of management. The warrants have an exercise price of $0.020, vested immediately and expire on June 15, 2013. The grant date fair value was $3,337 and was charged to expense.

On October 9, 2008, the Company issued 18,900,000 warrants with an exercise price of $0.13 to members of management and consultants. The warrants vested immediately and expire December 31, 2012. The grant date fair value was $1,097,124 and was charged to expense.

The intrinsic value of warrants outstanding at December 31, 2008 was $2,515,663. The intrinsic value of warrants exercisable at December 31, 2008 was $2,515,663. As of December 31, 2008, all warrants had vested.

The grant date fair value was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rates ranging from 2.48% to 5.03%, expected life ranging from 3 to 5 years, and volatility using and industry average of 56% in 2008.

Note G – STOCKHOLDER’S EQUITY

On June 12, 2006, the Company issued and outstanding common stock underwent a 1-for-1000 reverse stock split, going from 15,999,661 shares issued and outstanding to 15,994 shares issued and outstanding after adjusting for the issuance of fractional shares.

On June 16, 2006, the Company issued 1,984,000 restricted shares of common stock for services rendered in connection with the inception of the Company.

On July 25, 2006, the Company issued 14,196,241 restricted shares of common stock to the former members of PureSpectrum, LLC pursuant to the Share Purchase Agreement that was executed on July 24, 2006.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note G – STOCKHOLDER’S EQUITY (continued)

On the dates indicated we issued shares of our common stock listed to one entity, pursuant to the conversion of portions of a convertible debenture.

July 25, 2006	1,600,000
July 28, 2006	1,750,000
August 1, 2006	1,750,000
August 3, 2006	1,750,000
October 4, 2006	1,177,000
February 7, 2007	1,800,000
April 11, 2007	1,161,400

On November 30, 2006, the Company issued 5,174,901 restricted shares of common stock to the former members of PureSpectrum, LLC pursuant to the Share Purchase Agreement that was executed on July 24, 2006.

During 2007, the Company issued 4,750,404 restricted shares of common stock to nine different investors for cash proceeds of $561,105 at prices ranging from $0.065 to $0.200 per share.

On August 15, 2007, the Company issued 1,100,184 restricted shares of common stock to one entity, pursuant to the conversion of a convertible debenture.

On August 27, 2007, the Company issued 99,091 restricted shares of common stock to a warrant holder who exercised his warrant through a cashless exercise.

On October, 12, 2007, the Company issued 350,000 restricted shares of common stock to an advisor in lieu of the advisor’s fee of $40,250. On October, 15, 2007, the Company issued 2,500,000 shares of common stock to one entity in lieu of an advisor fee of $300,000.

On October 15, 2007, November 7, 2007, and December 6, 2007, the Company issued, for $210,000, a total of 11,400,000 shares of common stock to one entity.

In the first quarter of 2008, the Company issued a total of 24,500,000 shares of common stock to one entity for cash proceeds of $140,000.

On February 19, 2008, the Company issued 3,000,000 shares of common stock to two investors for cash proceeds of $39,900. The same two investors purchased an additional 5,000,000 shares of common stock on March 13, 2008 for cash proceeds of $89,800.

On March 10, 2008, the Company sold 1,000,000 restricted shares of common stock to two entities for cash proceeds of $1,000.

On June 26, 2008, the Company issued 5,500,000 shares of restricted common stock to three investors for cash proceeds of $55,000.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note G – STOCKHOLDER’S EQUITY (continued)

During the second quarter, the Company issued 19,000,000 shares of common stock to two investors for cash proceeds of $219,200.

During the second quarter, the Company issued a total of 9,259,259 shares of common stock to one entity for cash proceeds of $75,000.

In the third quarter the Company issued 6,348,146 shares of common stock to one entity for cash proceeds of $340,000.

During the third quarter of 2008, the Company issued 6,100,000 shares of restricted common stock to nine investors for cash proceeds of $255,000.

During November, 2008, the Company issued 1,400,000 shares of restricted common stock to five investors for cash proceeds of $112,000.

During November, 2008, the Company issued 3,068,034shares of common stock to one entity for cash proceeds of $243,000.

During the second quarter of 2008, the Company issued a total of 5,088,889 shares of common stock in lieu of consultant’s fees of $263,667.

In July 2008, the Company issued a total of 8,333,333 shares of common stock to an advisor in lieu of the advisor’s fees of $1,038,889. The charges were expensed evenly over a five month period.

On November 19, 2008, the Company issued 435,672 shares of common stock is lieu of consultant’s fees of $63,172.

Common stock was issued to two officers in lieu of $71,685 compensation due as of December 31, 2007. The compensation was reported as an accrued liability as of December 31, 2007, and was settled through the issuance of 2,389,500 shares of restricted common stock on January 8, 2008.

On April 24, 2008, 7,824,916 shares of restricted common stock were issued to two officers in lieu of $101,724 owed in compensation.

On September 30, 2007, the Company issued 99,412 restricted shares of common stock to a warrant holder who exercised his warrant through a cashless exercise.

On October 8, 2008, the Company issued 669,643 restricted shares of common stock to a warrant holder who exercised his warrant through a cashless exercise.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note G – STOCKHOLDER’S EQUITY (continued)

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock, par value $0.001, the rights, privileges, and preferences of which may be set by the Board of Directors without further Shareholder approval. As of December 31, 2008 and 2007, no preferred stock has been issued.

Note H – GOING CONCERN

The accompanying financial statements have been prepared in conformity with principles of accounting applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. No revenue has been derived since inception, and the Company has not yet generated sufficient working capital to support its operations. The Company’s ability to continue as a going concern is dependent, among other things, on its ability to raise additional capital, minimize costs, enter into revenue generating contracts and obtain additional revenues to eventually attain a profitable level of operations.

Subsequent to December 31, 2008, Management has continued to raise capital through stock sales and the issuance of convertible debt in order to operate the business. Management has plans to obtain additional capital investments to enable the Company to begin revenue generating operations in 2009. There are no assurances that management will be able to successfully generate revenue or reduce expenses, attain profitability, or continue to attract the capital necessary to support the business.

Note I - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109, (FIN 48). FIN 48 clarifies the accounting for uncertainty in Income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This pronouncement is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 effective January 1, 2007. This adoption has not had a material impact on our financial statements.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements, (No. 157). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. We adopted No. 157 on January 1, 2008. The adoption did not have a material impact on our financial statements.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to Financial Statements, continued

Note J – RELATED PARTY TRANSACTIONS

During 2007 and the first 8 months of 2008, the Company subleased office space on a month to month basis from United Marketing Company, a related party owned by an officer. United Marketing was also paid for marketing services during 2006, 2007 and 2008. The related party rent and marketing expenses paid to United Marketing during 2008 were $8,750 and $14,000 respectively. The related party rent and marketing expense for the same period in 2007 were $3,750 and $16,465. The related party marketing expense was approximately $12,000 for 2006. Beginning in September, 2008, the Company subleased office space to United Marketing Company. The rent received from United Marketing during 2008 was $3,000.

Note K – COMMITMENTS AND CONTINGENCIES

The Company is subject to various claims primarily arising in the normal course of business. Although the outcome of these matters cannot be determined, the Company does not believe it is probable, in accordance with SFAS No. 5, “Accounting for Contingencies,” that any such claims will result in material costs and expenses.

Note L – SUBSEQUENT EVENTS

During 2008 the Company entered into a 12-month agreement, which commenced on January 1, 2009 that calls for PureSpectrum to issue 15,000,000 restricted shares to a consultant in consideration for providing advice, consultation, information and services to the Directors and/or Officers of PureSpectrum regarding financial matters including, but not limited to, investor relations. The shares are to be issued in the following increments:
January 1, 2009	4,000,000 shares
March 31, 2009	4,000,000 shares
June 30, 2009	4,000,000 shares
September 30, 2009	3,000,000 shares

The issuances due on January 1 and March 31, 2009 were issued on February 18, 2009 at which time the market value was $0.68/share. An expense of $5,440,000 was recorded in the first quarter of 2009.

On January 27, 2009, the company entered into two convertible notes in the amount of $125,000 each. The notes are repayable on demand any time after the July 31, 2009 maturity date at 110% of the face value of $125,000, unless converted. The notes are convertible into restricted shares at any time after July 31, 2009 at 50% of the average fair market value of the Company’s common stock for the 5 business days prior to conversion, not to exceed $0.25/share.

During the first quarter of 2009 an additional 2,418,992 restricted shares were issued at prices between $0.129 and $0.20 per share, resulting in additional capital of $390,000.

On March 4, 2009, company entered into a lease for additional office space. The lease is for a period of 2 years and commences on March 15, 2009. An expense of $2,396 will be recognized monthly.

PureSpectrum, Inc.
(A Development Stage Company)

Consolidated Balance Sheet
June 30, 2009 and December 31, 2008
(unaudited)

	06/30/09	12/31/2008
Assets

Current Assets
Cash	$4,822	$312
Accounts Receivable	406	-
Prepaid Expenses	89,181	3,125
Other Current Assets	10,310	387
Total Current Assets	104,719	3,824

Inventory	660	-
Furniture & Equipment, Net	235,517	20,937

Other Assets
Patents, net	413,551	201,138
Trademarks	162,355	94,564
Goodwill	249,897	-
Total Assets	$1,166,699	$320,463

Liabilities and Stockholder’s Deficit

Current Liabilities
Accounts Payable	$993,326	$409,122
Payroll Liabilities	208,871	105,143
Deferred Stock Sales	25,000	-
Convertible Debt net of discount of $142,280.	238,970	-
Notes Payable	102,893	30,145
Total Current Liabilities	1,569,060	544,410

Commitments and Contingencies (Note H)

Stockholders’ Deficit
Preferred Stock, 0.001 Par Value, 50,000,000 Shares Authorized	-	-
Common Stock, 0.001 Par Value, 900,000,000 Shares Authorized, Issued and Outstanding 186,519,261 and 161,576,019 Shares, respectively	186,519	161,576
Additional Paid in Capital	17,025,666	6,509,752
Deficit Accumulated During the Development Stage	(17,614,546)	(6,895,275)

Total Stockholders’ Deficit	(402,361)	(223,947)
Total Liabilities and Stockholders’ Deficit	$1,166,699	$320,463

See accompanying notes to financial statements.

PureSpectrum, Inc.
(A Development Stage Company)

Consolidated Statements of Changes in Stockholders’ Deficit
For the Six Months Ended June 30, 2009
(unaudited)

	Common	Common	Additional	Accumlulated	Total Stockholders’
	Shares	Amount	Paid in Capital	Deficit	Deficit
Balance - December 31, 2008	161,576,019	$161,576	$6,509,752	$(6,895,275)	$(223,947)

Stock Issued for Cash	11,176,666	11,177	1,989,838	-	2,001,015
Stock Issued for Services	12,250,000	12,250	7,737,750	-	7,750,000
Share Based Compensation	-	-	405,593	-	405,593
Isssuance of Warrants with BCF associated with convertible debt	-	-	381,250	-	381,250
Stock Issued upon Exercise of Warrants	1,516,576	1,517	1,483	-	3,000
Net Loss	-	-	-	(10,719,271)	(10,719,271)
Balance - June 30, 2009	186,519,261	$186,519	$17,025,666	$(17,614,546)	$(402,361)

See accompanying notes to financial statements.

PureSpectrum, Inc.
(A Development Stage Company)

Consolidated Statements of Operations
For the Six Months Ended June 30, 2009 and 2008
(unaudited)

	Quarter Ended 06/30/09	Quarter Ended 06/30/08	Year-to-Date 06/30/09	Year-to-Date 06/30/08

Revenues	$-	$-	$-	$-

Expenses
Depreciation and Amortization	4,533	840	7,521	1,482
Impairment Loss	-	-	2,854	-
Professional and Consulting Fees	3,024,859	201,220	8,629,714	295,052
Compensation	665,173	106,930	888,338	348,741
Research and Development	156,481	26,367	324,573	72,202
Advertising Expenses	34,592	14,568	277,454	19,717
Tradeshow Expenses	-	-	112,974	-
Other General and Administrative Expenses	212,701	75,258	376,991	113,511
Total Expense	4,098,339	425,183	10,620,419	850,705
Net Loss from Operations	(4,098,339)	(425,183)	(10,620,419)	(850,705)

Other (Expense) Income
Interest Income	-	1	1	1
Gain on AP Settlement	149,339	-	149,339	-
Interest Expense	(164,326)	(484)	(248,249)	(773)
Total Other (Expense) Income	(14,987)	(483)	(98,909)	(772)
Net Loss	$(4,113,326)	$(425,666)	$(10,719,328)	$(851,477)
Income (Loss) From Noncontrolling Interest	57	-	57	-
Net loss available to common shareholders	$(4,113,269)	$(425,666)	$(10,719,271)	$(851,477)

Weighted Average Outstanding Shares	178,843,910	112,599,602	172,251,094	92,052,654

Loss per Share	$(0.02)	$(0.01)	$(0.06)	$(0.01)
See accompanying notes to financial statements.

PureSpectrum, Inc.
(A Development Stage Company)

Consolidated Statements of Cash Flow
For the Six Months Ended June 30, 2009 and 2008
(unaudited)

	Six Months	Six Months
	Ended	Ended
	06/30/2009	06/30/2008

Cash Flows From Operating Activities
Net Loss available to common shareholders	$(10,719,271)	$(851,477)
Adjustments to Reconcile Net Loss to Net Cash
Used by Operating Activities:
Depreciation and Amortization	7,521	1,482
Services Exchanged for Common Stock	7,750,000	272,517
Share Based Compensation	405,593	333,050
Interest expense accredited to note balance	598	578
Amortization of discount on convertible debt	238,970	-
Income from Noncontrolling Interest	(57)	-
(Increase) Decrease in Accounts Receivable	(406)	-
(Increase) Decrease in Advances	(9,923)	-
(Increase) Decrease in Prepaid Expenses	(86,056)	(85,375)
(Increase) Decrease in Shareholder Receivables	-	(41,813)
(Increase) Decrease in Inventory	(660)	-
(Decrease) Increase in Accounts Payable	584,203	(64,716)
(Decrease) Increase in Payroll Liabilities	103,728	(123,260)
Net Cash Used by Operating Activities	(1,725,760)	(559,014)

Cash Flows from Investing Activities
Purchase of Furniture and Equipment	(219,617)	(1,123)
Development of Patents	(214,897)	(28,995)
Development of Trademarks	(67,791)	(9,078)
Cash Paid for IMSG	(249,840)	-
Net Cash Used by Investing Activities	(752,145)	(39,196)

Cash Flows from Financing Activities
Proceeds from Borrowing	453,400	-
Deferred Stock Sales	25,000	40,000
Repayment of Borrowing	-	-
Proceeds from Issuance of Common Stock	2,004,015	619,900
Net Cash Provided by Financing Activities	2,482,415	659,900
Net Increase in Cash	4,510	61,690
Cash at Beginning of Period	312	168
Cash at End of Period	$4,822	$61,858

See accompanying notes to financial statements.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2st Quarter Financial Statements

Note A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The interim financial statements included in this report are unaudited but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations for the interim periods presented. All such adjustments are of a normal recurring nature. The results of operations for the period ended June 30, 2009 are not necessarily indicative of the of a full year’s operations and should be read in conjunction with the financial statements and footnotes included in the Company’s annual report on file with form 15C 211 for the year ended December 31, 2008.

DESCRIPTION OF BUSINESS

The Company is engaged in the development and marketing of lighting technology for use in residential, commercial and industrial applications.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates. A significant assumption that is susceptible to change is the estimated useful life and valuation of the patents and trademarks.

INTANGIBLE ASSETS

Intangible assets consist of patents and trademarks. The Company capitalizes the external costs such as legal costs and filing fees associated with obtaining patents on its new discoveries and amortizes these costs using the straight-line method over the estimated life of the patent, generally 17 years, beginning on the date the patent is issued. The Company also capitalizes the external legal costs and filing fees associated with obtaining trademarks. Trademarks are considered indefinite lived intangible assets and are not amortized. If the applied for patents or trademarks are not issued or are abandoned, the Company will expense the capitalized costs to date in the period of abandonment.

The carrying value of the intangible assets is reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount may not be recoverable. During the first quarter of 2009, two patents were abandoned and $2,854 was recorded as an impairment loss. As of June 30, 2009, the Company did not believe there had been any impairment of its intangible assets.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

RESEARCH AND DEVELOPMENT EXPENSE

The Company’s research and development costs have consisted of engineering and consulting fees, testing fees and supplies. The research and development costs were $156,481 and $26,367 for the quarter ended June 30, 2009 and 2008 respectively. Year to date June 30, 2009 research and development costs are $324,573.

NET LOSS PER SHARE

Basic Earnings Per Share includes no dilution and is computed by dividing income or loss available to common Shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. Due to the net loss in all periods presented the calculation of diluted per share amounts would cause an anti-dilutive result and, therefore, is not presented. Potentially dilutive shares at June 30, 2009 and 2008 include the following:

	2009	2008

Warrants	46,887,637	23,993,858

CONVERTIBLE DEBT

The Company has convertible debt with and without detachable warrants. The convertible debt contains beneficial conversion features whereby the conversion features are “in the money” in accordance with guidance supplied by Emerging Issues Task Force (“EITF”) No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF No. 00-27, “Application of Issue EITF No. 98-5 to Certain Convertible Instruments”. The beneficial conversion features were valued as the difference between the effective conversion price (computed by dividing the relative fair value allocated to the convertible debt by the number of shares the debt is convertible into) and the fair value of the common stock multiplied by the number of shares into which the debt may be converted.

Note B - PATENTS

The Company has recorded $413,551 and $85,395 in patent-related costs, net of accumulated amortization, at June 30, 2009 and 2008. Amortization charged to operations for the quarters ending June 30, 2009 and 2008 was $1,246 and $262 respectively. Amortization to be charged to operations over the next five years for patents issued as of June 30, 2009 will be approximately $5,000 per year.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note C – NOTES PAYABLE

Notes payable consist of the following:	06/30/2009	12/31/2008
Note payable, interest accrues at 4%, all interest and principal due at maturity, July 24, 2007. The note is past due as of June 30, 2009 and is payable upon demand, interest continues to accrue at 4%.	$30,743	$30,145

Note payable to Officer at 0% interest, payable upon demand.	35,900	-

Note payable to Shareholder at 0% interest, payable upon demand.	10,000	-

Note payable to Shareholder at 5% interest, payable upon demand.	26,250
	$102,893	$30,145

Note D – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consist of the following:	06/30/2009	12/31/2008
Convertible notes issued to two investors, see explanation (a) below.	$208,345	-

Convertible note issued to an investor, see explanation (b) below.	30,625	-
	$238,970	-

(a)
On January 27, 2009, the Company issued two convertible notes in the amount of $125,000 each. The notes are repayable on demand any time after the July 31, 2009 at 110% of the face value of $125,000, unless converted. The notes are convertible into restricted shares at any time after July 31, 2009 at 50% of the average fair market value of the free trading shares for the 5 business days prior to conversion, not to exceed $0.25/share.

Concurrently with the financing transactions, the Company also issued the two investors warrants with a four-year contractual term as follows: 2,000,000 warrants exercisable at $1.00, 2,000,000 warrants exercisable at $1.25 and 2,000,000 warrants exercisable at $1.50 in total. The issuance of the warrants resulted in the Company recording a debt discount of $96,750 at the date of issuance which will be amortized to interest expense over the six month period to the first conversion date.

In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature amounting to $153,250 was recorded at the date of issuance as a discount to the convertible debt and will be amortized to interest expense over the six month period to the first conversion date, in accordance with EITF No. 00-27. The interest expense for the amortization of aggregate debt discount through June 30, 2009 was $208,345.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note D –CONVERTIBLE NOTES PAYABLE (continued)

(b)
On June 17, 2009, the Company issued a convertible note in the amount of $131,250. The note is repayable upon acquiring financing or on demand any time after August 15, 2009, whichever occurs first. The note is convertible into restricted shares at any time after August 15, 2009 at $0.25 per share.

In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature amounting to $131,250 was recorded at the date of issuance as a discount to the convertible debt and will be amortized as interest expense over the two month period to the conversion date, in accordance with EITF No. 00-27. The interest expense for the amortization of aggregate debt discount through June 30, 2009 was $30,625.

Note E – WARRANTS

Information about warrants outstanding at June 30, 2009 and 2008 is summarized below:

	2009	2008
Outstanding beginning of year	42,043,858	15,718,858
Issued	7,043,479	8,275,000
Exercised	(1,550,000)	-
Forfeited	(649,700)	-
Outstanding at June 30	46,887,637	23,993,858

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note E – WARRANTS (continued)

Information about warrants outstanding at June 30, 2009

				Weighted Average
		Weighted		Remaining
		Average		Contractual Life
		Remaining		(years) of
Exercise	Number	Contractual	Number	Exercisable
Prices	Outstanding	Life (years)	Exercisable	Warrants
$0.001	100,000	0.5	100,000	0.5
$0.015	17,954,158	2.3	17,954,158	2.3
$0.020	300,000	4.0	300,000	4.0
$0.030	1,500,000	3.5	1,500,000	3.5
$0.100	350,000	3.9	350,000	3.9
$0.130	18,650,000	3.5	18,650,000	3.5
$0.250	1,340,000	0.6	1,340,000	0.6
$0.400	50,000	3.8	50,000	3.8
$0.690	600,000	3.8	600,000	3.8
$0.700	43,479	3.8	43,479	3.8
$1.000	2,000,000	3.6	2,000,000	3.6
$1.250	2,000,000	3.6	2,000,000	3.6
$1.500	2,000,000	3.6	2,000,000	3.6
Total	46,887,637		46,887,637

On January 15, 2008, the Company issued 1,725,000 warrants with an exercise price of $0.015 to members of management and consultants. The warrants vested immediately and expire January 15, 2013. 750,000 of these warrants were exercised in October, 2008. The grant date fair value was $43,023 and was charged to expense.

In March, 2008, the Company issued 6,250,000 warrants to members of management to purchase common stock. The warrants have an exercise price of $0.015, vested immediately and expire on September 3, 2013. The grant date fair value was $104,055 and was charged to expense.

The Company issued 300,000 stock purchase warrants in June, 2008 to a member of management. The warrants have an exercise price of $0.020, vested immediately and expire on June 15, 2013. The grant date fair value was $3,337 and was charged to expense.

On October 9, 2008, the Company issued 18,900,000 warrants with an exercise price of $0.13 to members of management and consultants. The warrants vested immediately and expire December 31, 2012. The grant date fair value was $1,097,124 and was charged to expense.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note E – WARRANTS (continued)

On January 21, 2009, the Company cancelled 649,700 warrants, resulting in a decrease to expense of $16,748.

On February 9, 2009, 100,000 warrants with an exercise price of $0.015 were converted to restricted common stock in a cashless exercise.

On April 20, 2009, 200,000 warrants with an exercise price of $0.015 were converted to restricted common stock.

On May 28, 2009, 1,250,000 warrants with an exercise price of $0.015 were converted to restricted common stock in a cashless exercise.

On January 27, 2009 and in connection with the convertible notes, the Company issued four-year warrants to purchase 6,000,000 shares to the investors. 2,000,000 warrants exercisable at $1.00, 2,000,000 warrants exercisable at $1.25 and 2,000,000 warrants exercisable at $1.50. The warrants vest immediately and were recorded as a debt discount of $96,750 at the date of issuance which will be amortized to interest expense over the life of the note.

On March 5, 2009, the Company issued 50,000 warrants with an exercise price of $0.40 to staff members. The warrants vested immediately and expire March 31, 2013. The grant date fair value was $4,909 and was charged to compensation.

On April 28, 2009, the Company issued 600,000 warrants with an exercise price of $0.69 to staff members. The warrants vested immediately and expire May 1, 2013. The grant date fair value was $205,489 and was charged to compensation.

On April 29, 2009, the Company issued 43,479 warrants with an exercise price of $0.70 to board members. The warrants vested immediately and expire May 1, 2013. The grant date fair value was $14,891 and was charged to director’s fees.

On June 1, 2009, the Company issued 350,000 warrants with an exercise price of $0.10 to SEC consultants. The warrants vested immediately and expire June 1, 2013. The grant date fair value was $193,674 and was charged to Legal-SEC Fees.

The intrinsic value of warrants outstanding at June 30, 2009 was $17,590,829. The intrinsic value of warrants exercisable at June 30, 2009 was $17,590,829. As of June 30, 2009, all warrants have vested.

The grant date fair value was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rates ranging from 1.36% to 5.03%, expected life ranging from 3 to 5 years, and volatility using an industry average of 56% in 2008 and ranging from 58% to 60% in 2009.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note F – STOCKHOLDER’S EQUITY

At June 30, 2009 and at December 31, 2008, the Company had 900,000,000 shares of common stock, 0.0001 par value authorized. At June 30, 2009, 186,519,261 shares are issued and outstanding. Included is the amount of shares outstanding are 108,937,727 free trading shares and 52,638,292 restricted shares.

In the first quarter of 2008, the Company issued a total of 24,500,000 shares of common stock to one entity for cash proceeds of $140,000.

On February 19, 2008, the Company issued 3,000,000 shares of common stock to two investors for cash proceeds of $39,900. The same two investors purchased an additional 5,000,000 shares of common stock on March 13, 2008 for cash proceeds of $89,800.

On March 10, 2008, the Company sold 1,000,000 restricted shares of common stock to two entities for cash proceeds of $1,000.

On June 26, 2008, the Company issued 5,500,000 shares of restricted common stock to three investors for cash proceeds of $55,000.

During the second quarter, the Company issued 19,000,000 shares of common stock to two investors for cash proceeds of $219,200.

During the second quarter, the Company issued a total of 9,259,259 shares of common stock to one entity for cash proceeds of $75,000.

During the second quarter of 2008, the Company issued a total of 5,088,889 shares of common stock in lieu of consultant’s fees of $263,667.

During 2008, the Company entered into a 12-month agreement, which commenced on January 1, 2009 that calls for PureSpectrum to issue 15,000,000 restricted shares to a consultant in consideration for providing advice, consultation, information and services to the Directors and/or Officers of PureSpectrum regarding financial matters including, but not limited to, investor relations. In accordance with the agreement, on February 18, 2009, the Company issued 8,000,000 shares of restricted common stock with a market value on the date of issuance of $5,440,000. In the 2nd quarter, the Company issued 4,250,000 shares of restricted common stock with a market value on the date of issuance of $2,310,000. The remaining 2,750,000 shares are to be issued on September 30, 2009.

During the first quarter of 2009, the Company issued 2,418,992 shares of restricted common stock to 8 investors for cash proceeds of $390,000.

During March, 2009, the company sold 2,015,000 shares of restricted common stock to 10 investors for cash proceeds of $393,000. The funds were received in March, however, the shares were not issued until April, 2009.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note F – STOCKHOLDER’S EQUITY (continued)

During the second quarter of 2009, the Company issued 7,711,666 shares of restricted common stock to 41 investors for cash proceeds of $1,343,015.

In May, 2009, a check received in the first quarter in the amount of $125,000 from a shareholder for the purchase of 968,992 restricted shares was returned insufficient funds. The stock transfer agent was notified not to recognize trades of these shares and the shareholder has agreed to return the certificate.

Common stock was issued to two officers in lieu of $71,685 compensation due as of December 31, 2007. The compensation was reported as an accrued liability as of December 31, 2007, and was settled through the issuance of 2,389,500 shares of restricted common stock on January 8, 2008.

On April 24, 2008, 7,824,916 shares of restricted common stock were issued to two officers in lieu of $101,724 owed in compensation.

On February 09, 2009, the Company issued 93,750 restricted shares of common stock to a warrant holder who exercised his warrant through a cashless exercise.

On April 20, 2009, the Company issued 200,000 restricted shares of common stock to 3 warrant holders who exercised warrants at an exercise price of $0.015 per share. Cash proceeds of $1,500 were received in the 1st quarter, 2009.

On May 28, 2009, the Company issued 1,222,826 restricted shares of common stock to a warrant holder who exercised his warrant through a cashless exercise.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock, par value $0.001, the rights, privileges, and preferences of which may be set by the Board of Directors without further Shareholder approval. As of June 30, 2009 no preferred stock has been issued.

Note G – GOING CONCERN

The accompanying financial statements have been prepared in conformity with principles of accounting applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. No revenue has been derived since inception, and the Company has not yet generated sufficient working capital to support its operations. The Company’s ability to continue as a going concern is dependent, among other things, on its ability to minimize costs, enter into revenue generating contracts and obtain additional revenues to eventually attain a profitable level of operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note G – GOING CONCERN (continued)

Subsequent to June 30, 2009, Management has continued to raise capital through stock sales and operate the business. Management has plans to obtain additional capital investments to enable the Company to begin revenue generating operations in 2009. There are no assurances that management will be able to successfully generate revenue or reduce expenses, attain profitability, or continue to attract the capital necessary to support the business.

Note H – ACQUISITION OF INTERNATIONAL MEDICAL STAFFING, INC.

On June 3, 2009, PureSpectrum, Inc. (The “Company”) acquired 3,600,000 shares of International Medical Staffing, Inc. (IMSG) common stock, $0.0001 par value, constituting 64.29% of the outstanding common stock for $250,000 in cash. IMSG is a development stage company. At the time of acquisition, IMS had no continuing operations and the only asset was cash of $160. As a result, the Company recorded the following:

International Medical Staffing, Inc.
Goodwill	$249,897
Noncontrolling Interest	(57)
Cash in Bank	160
$250,000

The Company has consolidated the operations of IMSG from June 3, 2009 forward. During the quarter ended June 30, 2009, the Company incurred $21,500 in professional fees. The transaction has been accounted for as a business combination under SFAS No. 141(R).

Note I – BUSINESS COMBINATIONS AND CONSOLIDATED FINANCIALS

During the fiscal second quarter of 2009, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 141(R), Business Combinations , and No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements aim to improve, simplify, and converge internationally, the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. These statements have a significant impact on the manner in which the Company accounts for acquisitions beginning in the fiscal year 2009. Significant changes include the capitalization of in-process research and development costs, expensing of acquisition related restructuring actions and transaction related costs and the recognition of contingent purchase price consideration at fair value at acquisition date. In addition, accounting treatment for taxes is applicable to acquisitions that occurred both prior and subsequent to the adoption of SFAS No. 141(R). Noncontrolling interests as related to PureSpectrum’s financial statements are insignificant, therefore, the adoption of SFAS No. 141(R) and SFAS No. 160 did not have a material impact on the Company’s results of operations, cash flows or financial position.

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note J – RELATED PARTY TRANSACTIONS

During the first 8 months of 2008, the Company subleased office space on a month to month basis from United Marketing Company, a related party owned by an officer. United Marketing was also paid for marketing services during 2008 and 2009. The related party marketing expenses for the first quarter of 2009 were $726. The related party rent and marketing expense for the same period in 2008 were $3,750 and $4,798 respectively. Beginning in September, 2008 and through to March, 2009, the Company subleased office space to United Marketing Company. The rent received in the first quarter of 2009 was $1,500.

During the second quarter, the Company’s primary law firm forgave past due invoices in the amount of $149,339. A partner in the law firm also servers on our Board of Directors. The transaction was recorded as a gain on accounts payable.

In January 2009 the CEO of the Company signed a personal guarantee for the convertible debt issued on January 27, 2009.

Note K – COMMITMENTS AND CONTINGENCIES

The Company is subject to various claims primarily arising in the normal course of business. Although the outcome of these matters cannot be determined, the Company does not believe it is probable, in accordance with SFAS No. 5, “Accounting for Contingencies,” that any such claims will result in material costs and expenses.

Note L – SUBSEQUENT EVENTS

During the 3rd quarter the company issued 442,234 warrants to officers and directors, 400,000 to employees, 1,225,000 for services rendered by third party consultants, 81,000 were exercised and 300,000 were cancelled.

In August a note payable in the amount of $30,000 plus accrued interest of $859 was converted into 123,436 shares of restricted common stock.

In August 54,000 warrants were converted to 51,840 shares of restricted stock in a cashless exercise and 27,000 warrants were converted to 27,000 shares of restricted common stock for cash proceeds of $405

During the 3rd quarter 2,420,780 restricted shares were issued to 14 investors for cash of $356,915 and 126,667 were issued to officers and directors for cash of $19,000.

In August we received $75,000 from an investor in return for a convertible note due September 30, 2009

PureSpectrum, Inc.
(A Development Stage Company)

Notes to 2nd Quarter Financial Statements, continued

Note L – SUBSEQUENT EVENTS (continued)

On August 4, 2009, the Board of Directors of PureSpectrum, Inc. (“PSPM”) and International Medical Staffing, Inc. (“IMSG”) agreed to enter into a transaction whereby IMSG will acquire all of the assets of PSPM in exchange for newly issued shares in IMSG’s common stock (the “C” Reorganization). IMSG will issue to PSPM stockholders one share of IMSG common stock par value $0.0001 for each share of PSPM common stock par value $0.001 issued and outstanding at the closing of the C-reorganization. On August 17,2009 the holders of the majority of the outstanding shares of common stock of PSPM approved and adopted by written consent in lieu of a special meeting of stockholders the Agreement of Purchase and Sale and Plan of Reorganization between IMSG and PSPM, dated August 4, 2009 (the “C” Reorganization Agreement. As a result of the above, IMSG will file a registration statement Form S-4 with the Securities and Exchange Commission in order to register the maximum number of shares of common stock, common stock issuable upon the exercise of warrants and common stock issuable upon the conversion of convertible notes and debentures that may be issued in connection with the “C” reorganization.

In August the company issued $1,585,000 in 3 year 8% convertible debentures due December 31, 2009. The debentures are convertible on November 15, 2009 or the effective date of the Agreement of Purchase and Sale and Plan of Reorganization dated August 4, 2009 whichever comes earlier.

ANNEX A

PURCHASE AND SALE AGREEMENT AND
PLAN OF REORGANIZATION

Between

INTERNATIONAL MEDICAL STAFFING, INC.

and

PURESPECTRUM, INC.

August 4, 2009

TABLE OF CONTENTS

1.	DEFINITIONS		1

2.	BASIC TRANSACTION		5
	2.1	Transfer of Assets	5
	2.2	Excluded Assets	5
	2.3	Assumed Obligations	5
	2.4	Consideration	5
	2.5	Liquidation of Seller	6
	2.6	Cancellation of Buyer common Stock Held by Seller	6
	2.7	The Closing	6
	2.8	Actions at the Closing	6
	2.9	Closing of Transfer Records	6

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER		6
	3.1	Organization, Qualification and Corporate Power	7
	3.2	Capitalization	7
	3.3	Authorization of Transaction	7
	3.4	Noncontravention	7
	3.5	Financial Statements	7
	3.6	Books and Records	8
	3.7	Title to Properties; Encumbrances	8
	3.8	Taxes	8
	3.9	Legal Proceedings	8
	3.10	Contracts; No Defaults	8
	3.11	Environmental Matters	9
	3.12	Employees	9
	3.13	Intellectual property	10
	3.14	Dissenters’ Rights	11

4.	REPRESENTATIONS AND WARRANTIES OF THE BUYER		11
	4.1	Organization	11
	4.2	Buyer’s Securities	11
	4.3	Limited Business Conducted	11
	4.4	Undisclosed Liabilities	11
	4.5	Authorization of Transaction	11
	4.6	Filings with the SEC	11
	4.7	Books and Records	12
	4.8	No Contravention	12
	4.9	Reporting Company Status	12
	4.10	Antitakeover Statutes and Rights Agreement; Dissenters’ Rights	12
	4.11	Compliance with Laws and Court Orders	13
	4.12	Litigation	13
	4.13	Agreements, Contracts and Commitments	13

5.	COVENANTS		13
	5.1	General	13
	5.2	Notices and Consents	13
	5.3	Filing of Amended and Restated Certificate of Incorporation	13
	5.4	Regulatory Matters and Approvals	13
	5.5	Operation of Business	14

6.	CONDITIONS TO OBLIGATION TO CLOSE		14
	6.1	Conditions to Obligation of the Buyer	14
	6.2	Conditions to Obligation of the Seller	14

i

7.	TERMINATION		15
	7.1	Termination of the Agreement	15
	7.2	Effect of Termination	16

8.	MISCELLANEOUS		16
	8.1	Survival	16
	8.2	Press Releases and Public Announcements	16
	8.3	No Third party Beneficiaries	16
	8.4	Entire Agreement	16
	8.5	Succession and Assignment	16
	8.6	Counterparts	16
	8.7	Headings	16
	8.8	Notices	16
	8.9	Governing Law	17
	8.10	Amendments and Waivers	17
	8.11	Severability	17
	8.12	Expenses	17
	8.13	Construction	18
	8.14	Tax Treatment	18
	8.15	Incorporation of Exhibits and Schedules	18

Schedule A - Seller Convertible Notes
Schedule B - Seller Notes
Schedule 2.3 - Seller Assumed Liabilities

Exhibit 2.8 - Bill of Sale, Assignment and Assumption Agreement
Exhibit 5.3 - Buyer’s Amended and Restated Certificate of Incorporation
Exhibit 5.4 - Buyer’s Proposed Amended and Restated Bylaws

Disclosure Schedules under Section 3
3.2 - List of Seller’s Derivative Securities and Their Holders

Disclosure Schedules under Section 4

ii

PURCHASE AND SALE AGREEMENT AND PLAN OF REORGANIZATION

This Purchase and Sale Agreement and Plan of Reorganization (this “Agreement”) is entered into as of August 4, 2009, between International Medical Staffing, Inc., a Delaware corporation (the "Buyer") and PureSpectrum, Inc., a Nevada corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

A.           Seller is engaged in the business of developing, selling and licensing fluorescent and high intensity discharge lighting products and related intellectual property.

B.           Buyer is a public company without any significant ongoing business operations whose shareholders would like to acquire Seller as it has operations which the Buyer believes could be financed in the public markets.

C.           Seller needs financing to meet its business objectives and Seller's management believes the needed financing may become more readily available, following the transactions under this Agreement, due to the anticipated increase in liquidity of Buyer as successor in interest to Seller’s assets.

D.           Under this Agreement Buyer is to acquire Seller’s assets pursuant to a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("Code"), whereby Buyer shall issue Common Stock and other securities, and shall assume certain liabilities of Seller, as consideration for the transaction.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.           DEFINITIONS.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Assets" shall mean (i) all right, title and interest of Seller in and to all of its assets of every kind, nature and description, tangible or intangible, real property, personal property, equipment, intellectual property, goodwill and going concern value, software, cash, phone and facsimile numbers, email addresses, accounts receivable and other property of Seller, including, without limitation, any and all of the foregoing reflected in the Audited Statements and Interim Balance Sheet and all Contracts, Intellectual Property Assets and Inventory and (ii) all transferable net operating losses, capitalized expenses and research and development costs of Seller which may benefit the Buyer.

"Audited Statements" has the meaning set forth in Section 3.5 below.

"Buyer" has the meaning set forth in the preface above.

“Buyer Convertible Notes” shall have the meaning set forth in Section 2.3.

“Buyer Notes” has the meaning set forth in Section 2.3.

"Buyer S-4/Proxy" means the S-4/Proxy and consent notice prepared by Buyer for distribution to its stockholders and to the Seller Shareholders in connection with the transactions contemplated by this Agreement.

"Buyer Securities" means Buyer Convertible Notes, Buyer Notes, Buyer Shares and Buyer Warrants.

1

"Buyer Shares" means shares of Common Stock, $.0001 par value per share, issued by Buyer.

"Buyer Warrants" means warrants issued by the Buyer to purchase Buyer Shares.

"Closing" has the meaning set forth in Section 2.7 below.

"Closing Date" has the meaning set forth in Section 2.7 below.

"Consent" means any approval, consent, ratification, waiver, or other authorization.

"Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding, including, without limitation, each contract that: (i) relates to, is used in or held for use in the Seller’s business; (ii) relates to, is used in or held for use in the Seller’s business and includes clauses requiring the purchase or sale of minimum quantities (or payment of any amount for failure to purchase or sell any specific quantities) of Inventory, goods or services, or containing “most favored nations” or similar pricing arrangements; (iii) will require Buyer to indemnify or hold harmless any other Person, or provide a guaranty of or by Buyer; (iv) imposes on any Person any non-disclosure, non-compete, non-solicit or similar obligation; (v) provides for or relates to any employment (other than at-will arrangements) or consulting relationship with any Person who currently performs or who has in the past performed services for the Company; (vi) is between the Seller and any Affiliate of the Seller; (vii) pursuant to which the Seller grants or is granted a license of any Intellectual Property Assets; (viii) provides for the manufacture, supply, distribution or development of Inventory, products, goods or services for or by Seller; (ix) relates to or provides for the lease or purchase of any real property; or (x) grants a Security Interest in any of the Assets.  Without limiting the generality or scope of the foregoing, Contract(s) shall include the Seller Warrants, the Seller Convertible Notes, the Seller Notes and the items listed on Schedule 3.10.

"Delaware Business Corporation Act" means the General Corporation Law of the State of Delaware, as amended.

"Derivative Securities" shall mean those securities as defined in Section 3.2 below.

"Disclosure Schedule" has the meaning set forth in Section 3 below.

"Effective Date" means August 4, 2009, the date of execution of this Agreement.

"Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Intellectual Property Assets" means following subsisting throughout the world: (i) all patents, patent applications, provisional patents, patents pending, utility models and design registrations, docketed inventions, certificates of invention (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations) (collectively, “Patent Rights”); (ii) registered trademarks and service marks, Internet domain names, URLs, websites, corporate names and doing business designations and all registrations and applications for registration of the foregoing (“Trademark Registrations”), common law and unregistered trademarks and service marks and trade dress, trade names, and all goodwill in the foregoing; (iii) copyrights, data and database rights and registrations and applications for registration thereof, including moral rights of authors; (iv) mask works and registrations and applications for registration thereof; (v) inventions, invention disclosures, statutory invention registrations, designs, trade secrets, confidential business information, proprietary business information, know-how, processes and techniques (including, without limitation, manufacturing and product processes), research and development information, engineering, drawings, plans and product specifications, software, financial, marketing and business data, pricing and cost information, business and marketing plans, customer, supplier, vendor and distributor lists and information, and all other intellectual property, in each case, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (vi) all other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).  Without limiting the generality or scope of the foregoing, Intellectual Property Assets shall include the items listed on Schedule 3.13 and any and all Intellectual Property Assets consisting of or related to circuit designs, electrical engineering, lighting systems, T4 fluorescent ballast and all other ballast designs and technology, compact fluorescent lamps, lighting control technology, dimmable compact fluorescent lamps, linear fluorescent lamps, cold cathode technology, high intensity discharge lights and “truly dimmable” designs and technology..

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“Interim Balance Sheet” has the meaning set forth in Section 3.5 below.

“Inventory” shall mean all inventories of raw materials, work-in-process, finished goods and the like.

"Knowledge" means an individual shall be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time within the last three years served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time within the last three years had, Knowledge of such fact or other matter provided that the loyalty and diligence of such director, officer, partner, executor or trustee was at the time and under the circumstances Knowledge was acquired, steadfast and undiminished.

"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Nevada Business Corporation Act" means the Business Corporation Act of the State of Nevada, as amended.

"Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a)           such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b)           such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c)           such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

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"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body, or arbitrator.

"Requisite Shareholder Approval" means the affirmative vote of the holders of fifty and one-tenth percent (50.1%) of the Seller Shares.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Seller" has the meaning set forth in the preface above.

“Seller Convertible Notes” shall mean all promissory notes of Seller that are convertible into Seller Common Stock as listed on Schedule A as such Schedule may be amended from time to time.

“Seller Preferred Shares” means any shares of Preferred stock of Seller, of any series.

“Seller Notes” shall mean all promissory notes of Seller as listed on Schedule B as such Schedule may be amended from time to time.

"Seller Securities" means all Seller Convertible Notes, Seller Notes, Seller Shares and Seller Warrants.

"Seller Securityholder" means any Person who or which holds any Seller Securities.

"Seller Shares" means any shares of the Common Stock, $.001 par value per share, of the Seller.

"Seller Shareholder" means any Person who or which holds any Seller Shares.

"Seller Special Meeting" has the meaning set forth in Section 5.3(b) below.

"Seller Warrants" means any warrants issued by Seller to purchase Seller Shares.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

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2.           BASIC TRANSACTION.

2.1           Transfer of Assets. Except as otherwise herein expressly set forth, Seller hereby agrees that at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer all of Seller's right, title and interest in and to the Assets.

2.2           Excluded Assets. Seller and Buyer understand and agree that the sale, assignment, transfer, conveyance and delivery specified in Section 2.1 hereof shall not include any assets, rights or property of Seller other than those expressly included in the definition of Assets.

2.3           Assumed Obligations. Buyer agrees that at the Closing, Buyer shall assume Seller’s obligations under (i) the Seller Warrants, the Seller Convertible Notes and the Seller Notes outstanding as of the Closing Date and (ii) those Contracts, covenants, obligations and liabilities on the list attached hereto as Schedule 2.3 (collectively, the "Assumed Liabilities").  It is expressly understood and agreed that Buyer’s assumption of Seller’s obligations under the Seller Warrants, the Seller Convertible Notes and the Seller Notes outstanding as of the Closing Date shall be satisfied and discharged in full by Buyer’s issuance of the Buyer Warrants, the Buyer Convertible Notes and the Buyer Notes as contemplated by Sections 2.4 and 2.5.  Seller shall remain liable for any and all of its liabilities, debts and obligations not specifically assumed by Buyer pursuant to this Section 2.3.

2.4           Consideration.  In full and complete payment for the Assets, Buyer agrees to (a) the assumption of the Assumed Liabilities pursuant to Section 2.3 hereof, (b) issue a number of Buyer Shares equal to the number of Seller Shares that are issued and outstanding as of the Closing Date (as of the Effective Date, ________ shares of Seller Shares were issued and outstanding); (c) issue Buyer Warrants under substantially the same terms and conditions as each of the Seller Warrants unexercised and outstanding as of the Closing Date and providing for the same number of unexercised shares, the same option prices and the same expiration dates as such Seller Warrants; (d) issue Buyer Convertible Notes for the same face amount (net of any principal payments made), interest rate, conversion price, payment terms and other terms and conditions as each of the Seller Convertible Notes outstanding as of the Closing Date; and (e) issue Buyer Notes for the same face amount (net of any principal payments made), interest rate, payment terms and other terms and conditions as each of the Seller Notes outstanding as of the Closing Date.  In order to facilitate the liquidation and dissolution of Seller under Section 2.5, and the assumption by Buyer of Seller’s obligations under the Seller Warrants, Seller Convertible Notes and the Seller Notes (outstanding as of the Closing Date) as part of the Assumed Liabilities, the Buyer Shares, the Buyer Warrants, the Buyer Convertible Notes and the Buyer Notes to be issued under this Section 2.4 shall be so issued in the names of the Seller Shareholders and the holders of the Seller Warrants, the Seller Convertible Notes and the Seller Notes, respectively, in accordance with Section 2.5.

2.5           Liquidation of Seller.  Immediately after Closing, Seller shall file a Certificate of Dissolution with the Office of the Secretary of State of the State of Nevada, pursuant to which Seller shall be dissolved and liquidated, effective the Closing Date, in accordance with Sections 78.580 and 78.585 of the Nevada Business Corporation Act.  Pursuant to such liquidation and dissolution: each Seller Shareholder shall receive a number of Buyer Shares equal to the number of Seller Shares that are held by such Seller Shareholder as of the Closing Date; each holder of unexpired Seller Warrants shall receive Buyer Warrants, as described in Section 2.4, for the same number of unexercised shares covered by the unexpired Seller Warrants that are held by such warrant holder as of the Closing Date; each holder of outstanding Seller Convertible Notes shall receive Buyer Convertible Notes, as described in Section 2.4, for the same face amount (net of any principal payments made) as the outstanding Seller Convertible Notes that are held by such note holder as of the Closing Date; and each holder of outstanding Seller Notes shall receive Buyer Notes, as described in Section 2.4, for the same face amount (net of any principal payments made) as the outstanding Seller Notes that are held by such note holder as of the Closing Date.  The Seller Securities shall be deemed cancelled and of no further force or effect immediately upon Closing and Seller may request each holder of Seller Securities to affirm such cancellation in writing as a condition to issuance of the Buyer Shares, Buyer Warrants, Buyer Convertible Notes or Seller Notes, as applicable; provided, however, that such cancellation shall be effective regardless of whether such written affirmation is requested or obtained.

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2.6           Cancellation of Buyer Common Stock Held by Seller.  All shares of Buyer Common Stock held by Seller shall be cancelled immediately upon Closing and of no further force or effect, such that Seller shall not receive any Buyer Common Stock under Sections 2.4 or 2.5.

2.7           The Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bouhan Williams & Levy, LLP, The Armstrong House, 447 Bull Street, Savannah, Georgia, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

2.8           Actions at the Closing.  At the Closing:

(a)           the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6.1 below; and

(b)           the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6.2 below.

(c)           the Seller shall execute and deliver to Buyer:

(i)           The Bill of Sale, Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit 2.8, duly executed by Seller and such other bills of sale, assignments and conveyance documents with respect to the Assets, in form and substance reasonably satisfactory to Buyer, duly executed by Seller, and such other instruments as may be reasonably requested by Buyer to transfer all right, title and interest in, under and to the Assets to Buyer, free and clear of liens, encumbrances, pledges and security interests, other than those relating to the Assumed Liabilities (the “Bill of Sale”), and

(ii)           Such bills of sale, assignments and conveyance documents, and other filings to be filed with the United States Patent and Trademark Office, United States Copyright Office or any other domestic or foreign governmental department, office, board or agency in order to perfect or affirm the sale, assignment, conveyance and transfer of the Intellectual Property by Buyer to Seller and including the execution and delivery of any such bills of sale, assignments or conveyance documents by inventors, creators or authors as necessary or appropriate for such perfection or affirmation (the “Public IP Filings”);

(d)           the Buyer shall execute and deliver to the Seller:

(i)           the Bill of Sale and

(ii)           the Public IP Filings (to the extent such execution by Buyer is appropriate or required).

(e)           The Buyer shall issue to the Seller Securityholders, in accordance with Sections 2.4 and 2.5, the Buyer Securities to be issued under Sections 2.4 and 2.5.

2.9           Closing of Transfer Records.  After the close of business on the Closing Date, transfers of Seller Shares outstanding immediately before the Closing Date shall not be made on the stock transfer books of the Seller.

3.           REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents and warrants to Buyer that the statements contained in this Section 3 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

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3.1           Organization, Qualification and Corporate Power.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Seller taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Seller has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

3.2           Capitalization.  As of the Effective Date, the entire authorized capital stock of the Seller consisted of 950,000,000 shares, of which 189,364,699 Seller Shares were issued and outstanding and none were held in treasury, and 50,000,000 Seller Preferred Shares, $.001 par value per share, of which no Seller Preferred Shares were issued and outstanding, and none were held in treasury.  All of the issued and outstanding Seller Shares have been duly authorized and are validly issued, fully paid, and nonassessable, free and clear of all Encumbrances.  Other than as set forth in Schedule 3.2 which shall be updated through the date of the Closing for future issuance of Seller Securities, if any, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller to issue, sell, or otherwise cause to become outstanding any of its capital stock (collectively, "Derivative Securities"). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Seller.  Other than as set forth in Schedule 3.2, no registration rights have been given to any holder of capital stock or Derivative Securities. The Seller does not have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.3           Authorization of Transaction.  The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Seller cannot consummate the transactions under this Agreement unless and until it receives the Requisite Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

3.4           Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, directly or indirectly, (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract (or result in the imposition of any Security Interest upon any of the Assets), but excluding any such Contract as to which the breach, default or acceleration thereof, or the exercise by any party of such rights thereunder, would not have a material adverse effect on the Assets and Seller’s business taken as a whole, or (c) cause Seller to become subject to, or to become liable for the payment of, any tax, or (d) cause any of the assets owned by Seller to be reassessed or revalued by any taxing authority or other governmental body. Other than in connection with the Nevada Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 3.4, Seller will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

3.5           Financial Statements.  Buyer has received audited balance sheets of Seller as of December 31 in each of the two years ended 2008 and 2007, and the related audited statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, including the notes thereto, together with the report thereon of Hancock Askew & Co. LLP, independent certified public accountants (collectively, "Audited Statements"); an unaudited balance sheet of the Seller as at March 31, 2009, (the "Interim Balance Sheet"), and the related audited statements of income, changes in shareholders' equity, and cash flow for the three months then ended. Such financial statements and notes do and shall fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.5 shall reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Seller are required by GAAP to be included in the consolidated financial statements of the Seller.

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3.6           Books and Records.  The minute books of the Seller contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Seller, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Seller.

3.7           Title to Properties; Encumbrances.  Schedule 3.7 contains a complete and accurate list of all real property, leaseholds, or other real property interests therein owned by Seller.  The Seller owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all Assets (except for Assets held under capitalized leases disclosed in Schedule 3.7) and personal property sold since the date of the Audited Statements and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Seller since the date of the Audited Statements (except for personal property acquired and sold since the date of the Audited Statements in the Ordinary Course of Business and consistent with past practice).  All Assets are free and clear of all Security Interests other than as set forth in Schedule 3.7.

3.8           Taxes.  Except as set forth in Schedule 3.8, the Seller has filed or caused to be filed (on a timely basis since inception of the Seller) all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of all such Tax Returns filed since inception of the Seller. The Seller has paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such taxes, if any, as are listed in Schedule 3.8 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Audited Statements and on the Interim Balance Sheet.

3.9           Legal Proceedings.  Except as set forth in Schedule 3.9, there is no pending or Threatened Proceeding that (a) has been commenced or Threatened by or against Seller or that otherwise relates to or may affect the business of Seller, or any of the Assets which, if adversely determined would have a material adverse effect on Seller taken as a whole; or (b) challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated by this Agreement.

3.10        Contracts; No Defaults.

(a)           Schedule 3.10 contains a complete and accurate list of:

(i)           each Contract that involves performance of services or delivery of goods or materials by, for or to Seller of an amount or value in excess of $10,000;

(ii)          each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of $10,000;

(iii)         each Contract described in clauses (i) through (x) of the definition of “Contracts” set forth in Section 1.

Schedule 3.10 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of the Seller under the Contracts.

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(b)           Except as set forth in Schedule 3.10:

(i)           Seller is, and at all times since inception has been, in full compliance with all applicable terms and requirements of each Contract under which Seller has or had any obligation or liability or by which Seller or any of the assets owned or used by such Seller is or was bound;

(ii)          each other Person that has or had any obligation or liability under any Contract under which Seller has or had any rights is, and at all times since inception has been, in full compliance with all applicable terms and requirements of such Contract;

(iii)         no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

(iv)         Seller has not given to or received from any other Person, at any time since inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(c)           There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

3.11        Environmental Matters.

Except as disclosed in Schedule 3.11, Seller (a) is currently in compliance with all applicable environmental laws, and has obtained all permits and other authorizations needed to operate its facilities, (b) has not violated any applicable environmental law, (c) is unaware of any present requirements of any applicable environmental law which is due to be imposed upon it which will increase its cost of complying with the environmental laws, (d) all past on-site generation, treatment, storage and disposal of waste, including hazardous waste, by Seller has been done in compliance with the currently applicable environmental laws; and (d) all past off-site treatment, storage and disposal of waste, including hazardous waste, generated by Seller has been done in compliance with the currently applicable environmental laws. As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable environmental law.

3.12        Employees.

(a)           Schedule 3.12 contains a complete and accurate list of the following information for each employee or director of Seller, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Seller's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any plan for directors.

(b)           No employee or director of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Seller, or (ii) the ability of Seller to conduct its business, including any Proprietary Rights Agreement with the Seller by any such employee or director.

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3.13        Intellectual Property.

(a)           Schedule 3.13 contains a complete and accurate list and summary description, including any royalties paid or received by the Seller, of all Contracts relating to the Intellectual Property Assets to which Seller is a party or by which Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Seller is the licensee. There are no outstanding and no threatened disputes or disagreements with respect to any such agreement.

(b)           The Intellectual Property Assets are all those necessary for the operation of the Seller's business as it is currently conducted or as reflected in the business plan given to Buyer by Seller. Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Security Interests, equities or other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.  Except as set forth in Schedule 3.13, all former and current employees of Seller have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries, or information relating to the business of Seller. No employee of Seller has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Seller.

(c)           Schedule 3.13 contains a complete and accurate list and summary description of all Patent Rights.  Seller is the owner of all right, title, and interest in and to each of the Patent Rights, free and Encumbrances.  All of the issued patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  No issued patents have been or is now involved in any interference, reissue, reexamination, or opposition proceeding.  All products made, used, or sold under the Patent Rights have been marked with the proper notice of the Patent Rights applicable to said products.

(d)           Schedule 3.13 contains a complete and accurate list and summary description of all Trademark Registrations.  Seller is the owner of all right, title, and interest in and to each of the Trademark Registrations, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.  All Trademark Registrations that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  No Trademark Registrations have been or is now involved in any opposition, invalidation, or cancellation.  All products and materials containing a Trademark Registration bear the proper federal registration notice where permitted by law.

(e)           Schedule 3.13 contains a complete and accurate list and summary description of all Copyrights. Seller is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.  All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

(f)           With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.  The Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.  Seller has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and, to Seller’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Seller) or to the detriment of the Seller.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

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3.14        Dissenters’ Rights.  There are no available dissenters’ or appraisal rights for the Seller Shareholders under the Nevada Business Corporations Act.

4.            REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

4.1           Organization.  The Buyer is, and will as of the Closing Date be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2           Buyer's Securities.

(a)           As of the Effective Date, the entire authorized capital stock of the Buyer consisted of 100,000,000 Buyer Shares, of which 5,600,000 Buyer Shares were issued and outstanding and none were held in treasury.

(b)           All of the issued and outstanding Buyer Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

(c)           The Buyer Securities to be delivered at Closing pursuant to Sections 2.3, 2.4 and 2.5 will be duly authorized and validly issued, fully paid, and non-assessable.

(d)           The Buyer Shares to be delivered at Closing to the Seller Shareholders will represent not less than ninety-nine percent (99%) of the outstanding Buyer Shares (on a fully diluted basis) as of the Closing Date, excluding the 3.6 million Buyer Shares that will be cancelled as provided in Section 2.6.

(e)           As of the Closing, there shall not be any issued Buyer Derivative Securities (other than those to be issued under Sections 2.3, 2.4 and 2.5) and any Buyer Derivative Securities (other than those to be issued under Sections 2.3, 2.4 and 2.5) not exercised prior to the Closing shall be cancelled and rendered null and void.

4.3           Limited Business Conducted.  Since inception, Buyer has conducted no business, sales or marketing activities nor generated any revenue other than very limited consulting in connection with the placement and staffing within the United States of nursing professionals and personnel recruited from outside the United States.

4.4           Undisclosed Liabilities.  To Buyer’s Knowledge, Buyer will not have any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) as of the Closing.

4.5           Authorization of Transaction.  The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

4.6           Filings with the SEC.

(a)           The Buyer has delivered or otherwise made available to Seller true and complete copies of (i) the Buyer's annual report on Form 10-K for its fiscal year ended December 31, 2008, (ii) the Buyer’s quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2009, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Buyer held since inception, and (iv) all of its other reports, statements, schedules and registration statements (and all exhibits, attachments, schedules and appendixes filed with the foregoing) filed with the SEC since inception (the documents referred to in this Section 4.6, collectively, the "Buyer SEC Documents"). Except as disclosed in Schedule 4.6, the Buyer and the Buyer’s officers, directors and Affiliates have timely filed all forms, reports and documents required to be filed by the Buyer pursuant to any relevant securities statutes, regulations and rules.

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(b)           To the Buyer’s Knowledge, as of its filing date, each Buyer SEC Document complied, as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act, as the case may be.  Each SEC filing filed by the Buyer subsequent to the date hereof will comply as to form with such requirements.

(c)           To the Buyer’s knowledge, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Buyer SEC Document filed did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each SEC filing filed subsequent to the date hereof will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Buyer makes no representation or warranty with respect to any information that the Seller will supply specifically for use in any SEC filings.

4.7           Books and Records.  To the Buyer’s Knowledge, the books and records of the Buyer, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of the Buyer and (iii) accurately and fairly reflect the basis for the financial statements of the Buyer filed with the Buyer SEC Documents.  To the Buyer’s Knowledge, the Buyer has designed and maintains disclosure controls and procedures (as defined in the Securities Exchange Act) to ensure that material information relating to the Buyer is made known to management of the Buyer by others within those entities, in a timely manner, and that no changes are required at this time.

4.8           No Contravention.  To the Buyer’s Knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, but excluding any such agreement, contract, lease, license, instrument or other arrangement as to which the breach, default or acceleration thereof, or the exercise by any party of such rights thereunder, would not have a material adverse effect on the Buyer’s assets or business taken as a whole.  Other than in connection with the provisions of the Delaware Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

4.9           Reporting Company Status.  The Buyer files reports with the SEC pursuant to Section 12(g) of the Securities Exchange Act. To the Buyer’s Knowledge, the Buyer has duly filed all material and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 12(g) of the Exchange Act.

4.10        Antitakeover Statutes and Rights Agreement; Dissenters’ Rights.  The provisions of the Delaware Business Corporation Act relating to antitakeovers do not apply to this Agreement, the transactions contemplated under this Agreement, or any of the transactions contemplated hereby. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby. In addition, there are no available dissenters or appraisal rights for Buyer Stockholders for the transactions contemplated by this Agreement.

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4.11        Compliance with Laws and Court Orders.  To the Buyer’s Knowledge, the Buyer is and has been in compliance with, and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that would not reasonably be expected to have a material adverse effect on Buyer’s business or assets taken as a whole.

4.12        Litigation.  Except as set forth in Schedule 4.12, there is no action, suit, investigation or proceeding (or any basis therefore) pending against, or threatened against or affecting, Buyer, any present or former officer, director or employee of Buyer or any Person for whom Buyer may be liable or any of its properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to be material to Buyer or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated under this Agreement or any of the other transactions contemplated hereby.

4.13        Agreements, Contracts and Commitments.  To the Buyer’s Knowledge, neither Buyer nor any other party to a Buyer Contract (as defined below) is in breach, violation or default under, and Buyer has not received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Buyer is a party or by which they are bound (any such agreement, contract or commitment, a "Buyer Contract"), except for breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer’s business or assets taken as a whole.

5.            COVENANTS.  The Parties agree as follows with respect to the period from and after the execution of this Agreement.

5.1           General.  Each of the Parties shall use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 6 below).

5.2           Notices and Consents.  The Seller shall give any notices to third parties and shall use its best efforts to obtain any third party Consents that the Buyer may request in connection with the matters referred to in Section 3.4 above.

5.3           Filing of Amended and Restated Certificate of Incorporation  The Buyer shall file with the Secretary of State of the State of Delaware its duly approved Amended and Restated Certificate of Incorporation attached hereto as Exhibit 5.3 (the “Amended Certificate of Incorporation”).

5.4           Regulatory Matters and Approvals.  Each of the Parties shall give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.4 and Section 4.8 above. Without limiting the generality of the foregoing:

(a)           The Buyer and the Seller shall mutually prepare and file with the SEC any filings required under the Securities Act and the Securities Exchange Act relating to the transactions contemplated under this Agreement.  The filing Party in each instance shall use its best efforts to respond to the comments of the SEC thereon and shall make any further filings (including amendments and supplements) in connection therewith that may be necessary. The Buyer shall provide the Seller, and the Seller shall provide the Buyer with whatever information and assistance in connection with the foregoing filings that the filing Party may request. The Buyer shall take all actions that may be necessary under state securities laws in connection with the offering and issuance of the Buyer Securities.

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(b)           The Seller shall call a special meeting of its shareholders (the "Seller Special Meeting"), or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable to consider and vote upon the adoption of this Agreement and the approval of the transactions contemplated under this Agreement in accordance with the Nevada Business Corporation Act.  The Seller shall mail the Buyer S-4/Proxy to its shareholders as soon as practicable.  The Buyer S-4/Proxy shall contain the affirmative recommendation of the board of directors of the Seller in favor of the adoption of this Agreement and the approval of the transactions contemplated under this Agreement.  Seller shall use its best efforts and in good faith shall solicit the favorable vote by or consent of its shareholders concerning this Agreement and the transactions contemplated under this Agreement.

(c)           The Buyer shall call a special meeting of its stockholders, or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable, to approve (i) the amendment of its Amended Certificate of Incorporation to change the Buyer’s name to “PureSpectrum, Inc.” and (ii) the Amended and Restated Bylaws in the form attached hereto as Exhibit 5.4.

5.5           Operation of Business.  Until the Closing, the Buyer shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

6.           CONDITIONS TO OBLIGATION TO CLOSE.

6.1           Conditions to Obligation of the Buyer.  The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           this Agreement and the transactions contemplated under this Agreement shall have received the Requisite Shareholder Approval;

(b)           the Seller shall have procured all of the third party Consents specified in Section 5.2 above;

(c)           the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(d)           the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(e)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyer to own the Assets and to operate the business of Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(f)           the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 6.1(a) -(e) is satisfied in all respects;

(g)           all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

6.2           Conditions to Obligation of the Seller.  The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

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(b)           the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyer to own the Assets and to operate the business associated with the Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)           immediately prior to the Closing, there shall be not more than 2,000,000 Buyer Shares issued and outstanding, and there shall not be any other securities of Buyer issued and outstanding;

(e)           the Buyer shall have duly amended its Amended Certificate of Incorporation to change the name of the Buyer to “PureSpectrum, Inc.

(f)           the Buyer shall have duly amended its Bylaws to be in the form attached hereto as Exhibit 5.4.

(g)           at the Closing Date, all of the directors and officers of the Buyer shall resign and at least a majority of the directors of the Seller shall become directors of the Buyer as of the Closing Date.

(h)           the Buyer and the Buyer’s officers, directors and Affiliates shall be current on all filings with the SEC required under the Securities Exchange Act;

(g)           the Buyer shall have authorized the issuance of Buyer Securities to satisfy Buyer’s obligations under Sections 2.3, 2.4 and 2.5;

(h)           the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 6.2(a) - (g) is satisfied in all respects;

(i)            this Agreement shall have received the Requisite Shareholder Approval;

(j)            all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

7.            TERMINATION.

7.1          Termination of Agreement.  This Agreement may be terminated at any time prior to the Closing:

(a)           By written agreement of Buyer and Seller.

(b)           By Buyer, upon ten (10) days' prior written notice to Seller if (i) there has been a material violation or breach by Seller of any of the agreements, representations or warranties (except to the extent that Seller has made exception thereto in the Schedule of Exceptions attached hereto) contained in this Agreement, or (ii) if any of the conditions set forth in Section 6.1 have not been materially satisfied by the Closing, and either (i) or (ii) have not been waived in writing by Buyer or cured within such ten-day period.

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(c)           By Seller, upon ten (10) days' prior written notice to Buyer if (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement, or (ii) if any of the conditions set forth in Section 6.2 have not been materially satisfied by the Closing, and either (i) or (ii) have not been waived in writing by Seller or cured within such ten-day period.

(d)           By either party hereto if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving, the other.

7.2          Effect of Termination.  If any Party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

8.           MISCELLANEOUS.

8.1          Survival.  Each of the representations, warranties, and covenants of the Parties shall survive the Closing by six months.

8.2          Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

8.3          No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 2 above concerning payment of the Consideration are intended for the benefit of the Seller Securityholders.

8.4          Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

8.5          Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

8.6          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.7          Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.8          Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

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If to Seller:	PureSpectrum, Inc.
340 Eisenhower Drive, Building 600, Suite 610
Savannah, Georgia 31406-1616
Telephone: 912-961-4980

Copy to:	David Michael Conner, Esq.
Bouhan Williams & Levy, LLP
The Armstrong House
447 Bull Street
Savannah, GA 31402
Telephone: 912-644-5743

If to Buyer:	International Medical Staffing, Inc.
c/o PureSpectrum, Inc.
340 Eisenhower Drive, Building 600, Suite 610
Savannah, Georgia 31406-1616
Telephone: 912-961-4980

Copy to:	Daniel D. Dinur, Esq.
Dinur and DeLuca, LLP
990 Hammond Drive, Suite 760
Atlanta, Georgia 30328
Telephone: 770-395-3170

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.9          Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

8.10        Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Delaware Business Corporation Act and Nevada Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.11        Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.12        Expenses.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

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8.13        Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” shall mean including without limitation.

8.14        Tax Treatment.  Buyer and Seller hereby agree and covenant that they shall not (before or after the Closing Date and individually or collectively) take any action and shall not (before or after the Closing) fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a)(l)(C) of the Code.

8.15        Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PURESPECTRUM, INC.		INTERNATIONAL MEDICAL STAFFING, INC.

By:	/S/ William R. Norton	By:	/S/ Lee L. Vanatta
Name: William R. Norton		Name: Lee L. Vanatta
Title: Executive Vice President		Title: President

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Schedule A

SELLER CONVERTIBLE NOTES

Convertible notes issued to two investors, see explanation (a) below.
Convertible note issued to an investor, see explanation (b) below.

(a)
On January 27, 2009, the Seller issued two convertible notes in the amount of $125,000 each.  One note is payable to Perlinda Enterprises, LLC and the other note is payable to Barclay Lyons, LLC.  The original principal balance of each of the notes is outstanding in full and the notes are repayable on demand any time after the July 31, 2009 at 110% of the face value of $125,000, unless converted.  The notes are convertible into restricted shares at any time after July 31, 2009 at 50% of the average fair market value of the free trading shares for the 5 business days prior to conversion, not to exceed $0.25/share.

In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature amounting to $153,250 was recorded at the date of issuance as a discount to the convertible debt and will be amortized to interest expense over the six month period to the first conversion date, in accordance with EITF No. 00-27.  The interest expense for the amortization of aggregate debt discount through June 30, 2009 was $208,345.

(b)
On June 17, 2009, the Seller issued a convertible note in the amount of $131,250 to Thomas Donino.  The original principal balance of the note is outstanding in full and the note is repayable upon acquiring financing or on demand any time after the August 15, 2009 at 105% of the loan amount of $125,000, whichever occurs first.  The note is convertible into restricted shares at any time after August 15, 2009 at $0.25 per share.

In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature amounting to $131,250 was recorded at the date of issuance as a discount to the convertible debt and will be amortized to interest expense over the two month period to the conversion date, in accordance with EITF No. 00-27.  The interest expense for the amortization of aggregate debt discount through June 30, 2009 was $30,625.

Schedule B

SELLER NOTES

Outstanding
Balance
Note payable to Light Street Consultants, Inc. with 4% interest; all interest and principal are due at maturity, July 24, 2007. The note is past due as of June 30, 2009, and is payable upon demand, interest continues to accrue at 4%.	$30,743

Note payable to William R. Norton, an Officer at 0% interest, payable upon demand.	$36,800

Note payable to Lee L. Vanatta, an Officer at 0% interest, payable upon demand.	$3,500

Note payable to Shareholder Development Group, a Shareholder at 0% interest, payable upon demand.	$10,000

Note payable to Darryl E. Smith, a Shareholder at 5% interest, payable upon demand.	$26,250

Schedule 2.3

SELLER ASSUMED LIABILITIES

All Contracts listed on Schedule 2.3 and the following accounts payable:
Vendor Name	Current Amount
Alston & Bird LLP Total	$416,339.54
American Express Total	$6,379.06
Bankcard Center Total	$28,325.10
Betsill, David Total	$2,500.00
Bill Norton Total	$647.29
Bouhan, Williams & Levy LLP Total	$7,480.56
Broadridge Total	$553.41
CCH Total	$4,975.00
Channel Marketing Group, Inc. Total	$8,875.00
City of Savannah Total	$56.88
Corporate Message Services, Inc. Total	$325.20
Darryl Smith Total	$35,150.00
enerSave Total	$117,500.00
ePartners, Inc. Total	$42,243.39
FCCI Insurance Company Total	$2,120.54
First City Club Total	$1,002.55
Garth Kullman Total	$276.10
Gauge Interactive Total	$55.95
GA Department of Revenue Total	$6,423.73
Greg McLean Total	$2,732.50
Hancock Askew & Co., LLP Total	$13,900.25
Hauser Group Total	$250,120.09
Ikon Financial Services Total	$1,729.80
Island Stock Transfer Total	$100.00
Islands Technology, Inc. Total	$1,021.25
James, Robert E. Total	$2,971.19
Jeff Smith Total	$2,541.36
Ken R. Lane Total	$1,944.61
Lebrecht Group Total	$889.50
Lee Vanatta Total	$847.57
Mazzone, Dominic Total	$2,500.00
NuVox Total	$456.41
Office Services Total	$2,186.11
Petty Cash Total	$192.33
Pitney Bowes Total	$112.32
Quill Corporation Total	$400.92
Ray King Total	$10,333.96
Sandfly Locksmith, Inc. Total	$70.00
Skyline Southeast Total	$20,391.81
Speros, Inc. Total	$307.04
Susan Norton Total	$1,096.10
Transfer Online, Inc. Total	$445.00
Troutman Sanders LLP Total	$25,359.34
Underwriters Laboratories Inc. Total	$2,100.00
United Marketing and Communications Group Total	$1,084.00
United States Treasury Total	$34,638.03
UTEK Corporation Total	$5,000.00
vSync Total	$10,400.00
World Energy Engineering Congress Total	$1,900.00

Grand Total	$1,079,000.79

Exhibit 2.8

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

(See attached)

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of this ___ day of _______, 2009, by and between PureSpectrum, Inc., a Nevada corporation (the “Seller”) and International Medical Staffing, Inc., a Delaware corporation (the “Buyer”).

WHEREAS, pursuant to that certain Purchase and Sale Agreement and Plan of Reorganization, dated as of July __, 2009, by and between Seller and Buyer (the “Purchase Agreement”), Seller agreed to sell, transfer, convey, assign and deliver to Buyer, and Buyer agreed to purchase and acquire from Seller, all of the Assets;

WHEREAS, pursuant to the Purchase Agreement, and in consideration of such sale of the Assets to Seller, Buyer agreed to assume all of the Assumed Liabilities and to issue certain Buyer Securities; and

WHEREAS, this Agreement is executed and delivered by Buyer and Seller pursuant to Sections2.3, 2.8(c)(i) and 2.8(d)(i) of the Purchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not otherwise defined herein have the respective meanings attributed thereto in the Purchase Agreement.

2.           Transfer of Assets.  Seller hereby sells, transfers, conveys, assigns and delivers to Buyer, free and clear of all Security Interests, all of its right, title and interest in and to the Assets.

3.           Assignment and Assumption of Liabilities.  Seller hereby delegates to Buyer, and Buyer hereby assumes and agrees to discharge and perform, all of the Assumed Liabilities.

4.           Issuance of Buyer Securities.  The Parties acknowledge that, as part of Buyer’s assumption of certain of the Assumed Liabilities, Buyer shall issue certain Buyer Securities as provided in the Purchase Agreement, including Sections 2.3, 2.4 and 2.5 thereof.

5.           Confirmatory Instruments.  The Parties will execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may reasonably be necessary or requested by another Party in order to consummate, evidence or implement expeditiously the transactions contemplated by this Agreement and the Purchase Agreement including, without limitation, the Public  IP Filings.

6.           Power of Attorney.  Seller hereby constitutes and appoints Buyer as its true and lawful attorney-in-fact, with full power of substitution, in Seller’s name and stead, by, on behalf of, and for the benefit of Buyer, to demand and receive any and all of the rights, titles, interests, assets and properties transferred hereunder and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Seller’s name or otherwise, any and all proceedings at law, in equity or otherwise, which Buyer may deem proper for the collection or reduction to possession of any of the Assets, or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred, assigned, and delivered, or intended so to be, and to do all acts and things in relation to the Assets which Buyer deems desirable.  Seller hereby declares that the foregoing powers are coupled with an interest and shall not be revocable by Seller in any manner or for any reason whatsoever.

7.           Effect.  This Agreement shall be binding upon Buyer and Seller and their respective successors and assigns.  This Agreement is intended only to effect the transfer, sale, conveyance, assignment and delivery of the Assets and the delegation and assumption of the Assumed Liabilities pursuant to the Purchase Agreement, and nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect any of the provisions of the Purchase Agreement, including any of the warranties, covenants, agreements, conditions, representations, rights, remedies, obligations or indemnifications thereunder.  In the event of any conflict or other inconsistency between this Agreement and the Purchase Agreement, the Purchase Agreement shall be the controlling document with respect to such conflict or inconsistency.

8.           Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Georgia, without regard to the principles of conflicts of law.

9.           Counterparts; Effectiveness.  This Agreement may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the same counterpart.  The exchange and delivery of executed copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature and shall be binding for all purposes hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have duly executed and delivered this Agreement solely for the purposes set forth above, all as of the date first above written.

PURESPECTRUM, INC.		INTERNATIONAL MEDICAL STAFFING, INC.

By:		By:
	William R. Norton		Lee L. Vanatta
	Executive Vice President		President

Schedule 3.2

SELLER DERIVATIVE SECURITIES

[To be updated as of Closing Date]

(See attached and Schedule A)

Common Stock Warrants - Master List (8/7/2009)
Number	Name	Issuance Date	Expiration Date	Exercise Price	Amount
2	Anthony Costrini	24-Jul-06	31-Dec-2009	$0.015	13,905
3	Anna Costrini	24-Jul-06	31-Dec-2009	$0.015	125,118
6	David Bowerman	24-Jul-06	31-Dec-2009	$0.015	54,000
7	Francis and Mildred Crandall	24-Jul-06	31-Dec-2009	$0.015	9,180
8	Francis Crandall and Roland Crandall	24-Jul-06	31-Dec-2009	$0.015	5,940
9	Benjamin Eicholz	24-Jul-06	31-Dec-2009	$0.015	200,000
10	Benjamin Eicholz	24-Jul-06	31-Dec-2009	$0.015	1,128,400
11	Benjamin Eicholz and Richard Eicholz	24-Jul-06	31-Dec-2009	$0.015	135,000
12	Birgit Fillingame	24-Jul-06	31-Dec-2009	$0.015	135,000
13	Robert Gunn	24-Jul-06	31-Dec-2009	$0.015	270,000
14	Willard and Edna Haberkamp	24-Jul-06	31-Dec-2009	$0.015	8,910
15	Stephen Kay	24-Jul-06	31-Dec-2009	$0.015	270,000
16	Billy Jones	24-Jul-06	31-Dec-2009	$0.015	90,180
17	David Maretsky	24-Jul-06	31-Dec-2009	$0.015	67,500
18	Andrew Maggion	24-Jul-06	31-Dec-2009	$0.015	81,000
20	James Mason	24-Jul-06	31-Dec-2009	$0.015	40,500
21	John Miller (Reissued to Kathryn Johnson on 12/18/07)	24-Jul-06	31-Dec-2009	$0.015	27,000
22	Richard Meuller	24-Jul-06	31-Dec-2009	$0.015	2,700,000
23	Hugh Moore	24-Jul-06	31-Dec-2009	$0.015	67,500
24	Arthur O'Neill	24-Jul-06	31-Dec-2009	$0.015	67,500
25	J.R. Nicholson	24-Jul-06	31-Dec-2009	$0.015	27,000
26	Richard Rem	24-Jul-06	31-Dec-2009	$0.015	270,000
27	Richard Turoski	24-Jul-06	31-Dec-2009	$0.015	105,975
28	Paul Johnson	24-Jul-06	31-Dec-2009	$0.015	50,000
29	Stephen Weeks	24-Jul-06	31-Dec-2009	$0.015	50,000
30	Duane and Tammy Conley	24-Jul-06	31-Dec-2009	$0.015	166,050
31	Savannah Fire Soccer Club, Inc.	24-Jul-06	31-Dec-2009	$0.015	13,500
34	Rodney Pierce	24-Jul-06	31-Dec-2009	$0.001	100,000
36 (WR-1)	Judy Walker	24-Jul-06	31-Dec-2009	$0.015	50,000
37 (SW-1)	Judy Walker	24-Jul-06	31-Dec-2009	$0.015	50,000
41 (SW-3)	Brynn Williams	24-Jul-06	31-Dec-2009	$0.015	50,000
43 (WR-4)	Rhyann Williams	24-Jul-06	31-Dec-2009	$0.015	50,000
44 (WR-5)	Stephanie Joynes	24-Jul-06	31-Dec-2009	$0.015	125,000

45 (SW-5)	Stephanie Joynes	24-Jul-06	31-Dec-2009	$0.015	125,000
46 (SW-6)	Bryce Norton	24-Jul-06	31-Dec-2009	$0.015	125,000
47 (WR-6)	Bryce Norton	24-Jul-06	31-Dec-2009	$0.015	125,000
48 (WR-7)	Eric Norton	24-Jul-06	31-Dec-2009	$0.015	125,000
49 (SW-7)	Eric Norton	24-Jul-06	31-Dec-2009	$0.015	125,000
WR-07-01	Garth Kullman	1-Feb-07	1-Feb-2010	$0.25	300,000
WR-07-02	Stephen Weeks	1-Feb-07	1-Feb-2010	$0.25	100,000
WR-07-03	Ray King	1-Feb-07	1-Feb-2010	$0.25	100,000
WR-07-04	Beth DelNostro	1-Feb-07	1-Feb-2010	$0.25	40,000
WR-07-06	Lee Vanatta	1-Feb-07	1-Feb-2010	$0.25	500,000
WR-07-07	William Norton	1-Feb-07	1-Feb-2010	$0.25	300,000
WR-07-08	Benjamin Eichholz	17-Apr-07	17-Apr-2012	$0.015	200,000
WR-07-09a	Lee Vanatta	10-Sep-07	1-Sep-2012	$0.015	250,000
WR-07-10	William Norton	10-Sep-07	1-Sep-2012	$0.015	1,500,000
WR-07-11	Sean Vanatta	10-Sep-07	1-Sep-2012	$0.015	50,000
WR-07-13	Kevin Barner	10-Sep-07	1-Sep-2012	$0.015	100,000
WR-07-14	Ray King	10-Sep-07	1-Sep-2012	$0.015	100,000
WR-07-15	Stephen Weeks	10-Sep-07	1-Sep-2012	$0.015	100,000
WR-07-16	Garth Kullman	10-Sep-07	1-Sep-2012	$0.015	500,000
WR-07-17	Jeffrey Harris	7-Dec-07	7-Dec-2012	$0.015	400,000
WR-07-18	Ellis, Painter, Ratterree & Adams LLP	7-Dec-07	7-Dec-2012	$0.015	400,000
WR-08-1	Ray King	15-Jan-08	15-Jan-2013	$0.015	225,000
WR-08-2	Sean Vanatta	15-Jan-08	15-Jan-2013	$0.015	75,000
WR-08-4	Garth Kullman	15-Jan-08	15-Jan-2013	$0.015	225,000
WR-08-5	William Norton	15-Jan-08	15-Jan-2013	$0.015	450,000
WR-08-6	Lee Vanatta	3-Mar-08	3-Mar-2013	$0.015	2,500,000
WR-08-7	William Norton	3-Mar-08	3-Mar-2013	$0.015	2,500,000
WR-08-8	Garth Kullman	3-Mar-08	3-Mar-2013	$0.015	1,250,000
WR-08-10	Jeff Clark	15-Jun-08	15-Jun-2013	$0.02	300,000
WR-08-11	Jeff Smith	9-Oct-08	31-Dec-2012	$0.13	300,000
WR-08-12	Feather Wathen	9-Oct-08	31-Dec-2012	$0.13	50,000
WR-08-13	Lee Vanatta	9-Oct-08	31-Dec-2012	$0.13	7,500,000
WR-08-14	William Norton	9-Oct-08	31-Dec-2012	$0.13	6,000,000
WR-08-15	Susan Norton	9-Oct-08	31-Dec-2012	$0.13	1,500,000
WR-08-16	Ray King	9-Oct-08	31-Dec-2012	$0.13	1,000,000
WR-08-17	David Michael Conner	9-Oct-08	31-Dec-2012	$0.13	1,000,000
WR-08-18	Garth Kullman	9-Oct-08	31-Dec-2012	$0.13	1,000,000
WR-08-19	Stephen Weeks	9-Oct-08	31-Dec-2012	$0.13	300,000
WR-09-01	Perlinda Enterprises, LLC	27-Jan-09	27-Jan-2013	$1.00	1,000,000
WR-09-02	Perlinda Enterprises, LLC	27-Jan-09	27-Jan-2013	$1.25	1,000,000
WR-09-03	Perlinda Enterprises, LLC	27-Jan-09	27-Jan-2013	$1.50	1,000,000

WR-09-04	Barclay Lyons, LLC	27-Jan-09	27-Jan-2013	$1.00	1,000,000
WR-09-05	Barclay Lyons, LLC	27-Jan-09	27-Jan-2013	$1.25	1,000,000
WR-09-06	Barclay Lyons, LLC	27-Jan-09	27-Jan-2013	$1.50	1,000,000
WR-09-1	Hayley Churchwell	5-Mar-09	31-Mar-2013	$0.40	25,000
WR-09-2	Kirsten Fishel	5-Mar-09	31-Mar-2013	$0.40	25,000
WR-09-3	Greg McLean	28-Apr-09	1-May-2013	$0.69	300,000
WR-09-4	Nick Peragine	28-Apr-09	1-May-2013	$0.69	300,000
WR-09-5	Dominic Mazzone	29-Apr-09	1-May-2013	$0.70	14,493
WR-09-6	Robert James II	29-Apr-09	1-May-2013	$0.70	14,493
WR-09-7	David Betsill	29-Apr-09	1-May-2013	$0.70	14,493
WR-09-8	Kings Pointe Capital	1-Jun-09	1-Jun-2013	$0.10	175,000
WR-09-9	Kings Pointe Capital	1-Jun-09	1-Jun-2013	$0.10	175,000
WR-09-10	Warren Pete Musser	13-Jul-09	13-Jul-2013	$0.40	800,000
WR-09-11	James Hamilton	13-Jul-09	13-Jul-2013	$0.40	800,000
WR-09-12	Jason Moschner	20-Jul-09	20-Jul-2013	$0.42	50,000
WR-09-13	Jeffrey Young	20-Jul-09	20-Jul-2013	$0.35	125,000
WR-09-13	David Natarelli	20-Jul-09	20-Jul-2013	$0.35	125,000
WR-09-14	Megan Suarez	20-Jul-09	20-Jul-2013	$0.42	25,000
WR-09-15	Sarah Vincent	20-Jul-09	20-Jul-2013	$0.42	25,000

	Total Active: 94		Total Active Amounts:		47,337,637

Schedule 3.4

NONCONTRAVENTION

None.

Schedule 3.7

REAL PROPERTY INTERESTS OF SELLER

Real property lease for 340 Eisenhower Drive, Suites 610, 620 and 630, Savannah, GA  31406

Real property lease for 340 Eisenhower Drive, Suites 210 and 220, Savannah, GA  31406

Schedule 3.8

SELLER TAXES

None.

Schedule 3.9

SELLER LEGAL PROCEEDINGS

None.

Schedule 3.10

CONTRACTS OF SELLER

1.
Master Contract Manufacturing Agreement between the Seller and Arcata Electronics, dated June 8, 2009.  This agreement provides for the manufacture of fluorescent ballasts by Arcata Electronics for the Seller.  The pricing, quantity and products to be manufactured will be governed by purchase orders that may be submitted by the Seller and accepted by Arcata Electronics from time to time.  This agreement contains confidentiality provisions and grants a license to permit manufacture of the product for the Seller.  The agreement has a term of 18 months, subject to certain termination rights.

2.
Agreement between the Seller and Enersave Data Systems. Enersave provides engineering consulting services to the Seller at a monthly rate of $41,000.  This agreement contains confidentiality provisions and is terminable upon 30 days notice.

3.
Agreement between the Seller and Global Initiatives, dated June 15, 2009. This agreement provides consulting services to the Seller for development of global licensing, distribution and marketing.  The agreement has 8 months remaining in its term and consulting fees are payable at the rate of $40,000 per month.

4.
License Agreement between Seller and Litetronics International, Inc. This agreement grants Litetronics a non-exclusive license to manufacture and install products utilizing the Seller’s compact fluorescent lighting technology.  Royalties are payable based upon products manufactured and sold by Litetronics.  The agreement has a term which continues until the last to expire of the United States Patents licensed.

5.
Master Contract Manufacturing Agreement between the Seller and Litetronics International, Inc.  This agreement provides for the manufacture of products utilizing PureSpectrum technology.  The Seller’s payment obligations are based upon quantity of products manufactured.  This agreement has a term of one year with successive one-year evergreen terms subject to each party’s right not to renew.  Both Litetronics agreements (this item 5 and item 4 above) contain confidentiality provisions.

6.
Consulting Agreement between the Seller and The Musser Group, LLC, dated July 8, 2009.  This agreement provides consulting services in corporate management, strategic planning, operations, finance, marketing and other matters relating to the business of the company.  The agreement may be terminated by either party upon 30 days written notice.  Cash compensation, in an amount of not less than $100,000 and not to exceed $750,000, is to be determined by the parties in good faith based upon the number of hours worked by the consultant and the services provided to the company.

7.	The following confidentiality agreements between the Seller and each of the parties listed below:

PARTY	DATE OF AGREEMENT
Belmont Partners, LLC	11/25/2008
Bernard Williams & Company	2/3/2009
Bradley Woods & Company Ltd.	8/4/2008
Brand Biz, Inc.	9/30/2008
Capital Finance, Inc.	8/3/2006
Channel Marketing	9/21/2007
Cooper Wiring Devices, Inc.	8/27/2008
Defond North America	2/25/2008
Emirates International Capital Advisory	10/13/2008
Enersave	7/8/2008
Feit Electric Company, Inc.	9/12/2008
Fulham Co., Inc.	8/27/2008
Global Funding Associates	7/17/2006
H.I.G. Ventures, LLC	6/16/2009
Icapital Finance	8/3/2006
Jain, Ishwar Dayal	6/30/2007
King & Spaulding	3/6/2008
Kings Pointe Capital, Inc.	9/19/2007
Kullman, Garth	1/2/2007
Litetronics International, Inc.	10/29/2008
Litetronics International, Inc.	2/6/2009
Megalight Inc.	4/7/2008
Mid South Capital	3/11/2009
Miller, Pamela K.	11/6/2006
Qssi	1/23/2008
Rightlite, LLC	6/2/2009
Smith, Jeff	10/8/2008
Technical Consumer Products, Inc.	2/14/2008
Troutman Sanders Strategies, LLC	9/17/2008
United Power Inc.	2/11/2009
Voltaire Capital Advisors	2/17/2009
W.A.C. Lighting, Inc.	7/10/2008

Schedule 3.11

SELLER ENVIRONMENTAL MATTERS

None.

Schedule 3.12

SELLER EMPLOYEES

Employee	Job Title	Salary	Medical	Dental	Accrued Sick	Accrued Vacation
Churchwell, Catherine H	Marketing Coordinator	32,000.00	Yes	Yes	68	61

Fishel, Kirsten A	Sales Coordinator	30,000.00	Yes	Yes	64	78

Hill, David	Sales Program Manager	78,000.00	No	No	24	(10)

Kullman, Garth W	VP of Sales	125,000	Yes	Yes	152	150

McLean, Gregory J	VP / CFO	125,000.00	Yes	Yes	40	42

Moschner, Jason B	Accountant	52,000.00	Yes	Yes	36	25.5

Norton, Susan W	Director of Finance / IT	105,000.00	Yes	Yes	88	27.5

Norton, William R	Executive VP	100.00 / HR	Yes	Yes	N/A	N/A

Peragine, Nicholas J	Sales Program Manager	78,000.00	Yes	Yes	52	57

Peragine, Zaneta M	PT Sales Associate	13.50 / HR	No	No	N/A	N/A

Smith, Jeffery A	Sales Program Manager	50,000.00	No	No	76	87.5

Suarez, Megan N	Legal Assistant	32,000.00	No	No	12	17.5

Vanatta, Lee L	CEO	217,000.00	Yes	Yes	152	150

Vanatta, Sean H	Research Intern	35,000.00	Yes	Yes	0.00	0.00

Vincent, Sarah E	Executive Assistant	33,000.00	Yes	Yes	40	42

Wathen, Feather S	Office Manager	40,000.00	Yes	Yes	60	57

Weeks, Stephen	Investor Relations	72,000.00	No	No	24	24

Schedule 3.13

INTELLECTUAL PROPERTY ASSETS OF SELLER

(See attached)

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Non-Provisional	Method and Apparatus for Driving a Plasma-Based Light Source	Square Wave Driver	A gas discharge lamp is driven with a constant current square wave from a current transformer where the number of volt-microseconds are designed such that at the start of each square wave, the voltage rises to the required ionization potential for the lamp, while the plasma has not yet started to conduct. Emits visible and UV.	Issued	10/995,470	11/24/2004	7514879	1/11/2026	Ballast	6/23/2005	US2005-0134198 A
Non-Provisional	High Efficiency Ballast for Gas Discharge Lamps	Ballast for Variablly Controlled Constant Current	An electronic ballast for a gas discharge lamp includes an adjustable constant current source circuit adapted to a converter input to provide an initial start current and a variably controlled constant current.	Issued	10/903,461	7/30/2004	7,235,932	12/6/2024	Ballast	5/26/2005	US2005-0110428 A
Non-Provisional	High Frequency Electronic Ballast with Sine Wave Oscillator	Ballast with Sine Wave Oscillator	A high frequency sinusodial wave is generated and applied directly to a gas discharge lamp in a power efficient electronic ballast.	Issued	10/817,707	4/2/2004	7514878	4/2/2024	Ballast	5/19/2005	US2005-0104537 A
Provisional	Low Loss Lighting Ballast with Filament Shut-Off	Low Loss Ballast/Filament Shut-Off	Circuit cuts off power to lamp filament after start-up if not dimming; a small current transformer is added to provide housekeeping power and eliminate the need for the regulator.	Expired. Priority lowered to follow filing of dimming and high PF ballast circuits. Conversion NP filed.	61/006,966	2/8/2008	n/a	n/a	Ballast	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
NP	Energy Savings Circuitry For A Lighting Ballast	Filament Cut Off & Low Loss Ballast
Circuit cuts off power to lamp filament after start-up if not dimming; a small current transformer is added to provide housekeeping power and eliminate the need for the regulator.  Claims priority to earlier ballast applications.
				Pending	12/366,886	2/6/2009	n/a	n/a	Ballast	n/a	n/a
PCT	Energy Savings Circuitry For A Lighting Ballast	Filament Cut Off & Low Loss Ballast	Circuit cuts off power to lamp filament after start-up if not dimming; a small current transformer is added to provide housekeeping power and eliminate the need for the regulator.	Pending. National phase deadline 8/8/2010	PCT/US2009/	2/6/2009	n/a	n/a	Ballast	n/a	n/a
Continuation-in-part	n/a	LED Dimmable Ballast	High power factor ballast for LED light sources. Similar to CFL ballast.	n/a	n/a	n/a	n/a	n/a	Ballast	n/a	n/a
Continuation-in-part	Methods and Apparatus for a High Power Factor Ballast that is also Suitable for Dimming with High Efficiency During Dimming	CIP: High Power Factor Dimmable Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.  Will include values for CFL and linear fluorescents.
				Pending. CIP filed. Inventor over 65 - make "special." Provisional 61/006,965, note prior NP 12/187,139 (363961) which is a CIP of 12/178,397 (363957). PCT filed.	12/277,014	11/24/2008	n/a	n/a	Ballast	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Non-Provisional	Methods and Apparatus for Dimmable Ballasts with a High Power Factor	High Power Factor Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.
				Pending. Claims Priority to Provisional Application No. 61/006,965, filed February 8, 2008. Inventor over 65 - make "special." CIP filed in 363961.	12/178,397	7/23/2008	n/a	n/a	Ballast	n/a	n/a
Continuation-in-part	Methods and Apparatus for Self-Starting Dimmable Ballasts with a High Power Factor	High Power Factor Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.
				Pending. Inventor over 65 - make "special." Priority to 61/006,965 and CIP of 12/178,397 (363957). A&B CIP is in 363954.	12/187,139	8/6/2008	n/a	n/a	Ballast	n/a	n/a
Provisional	Dimmable Ballast with High Power Factor	High Power Factor Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.
				Expired Provisional. NP applications filed.	61/006,965	2/8/2008	n/a	n/a	Ballast	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
PCT	Methods and Apparatus for a High Power Factor Ballast that is also Suitable for Dimming with High Efficiency During Dimming	High Power Factor Dimmable Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.

International search report and Written Opinion issued 3/9/09; Specification from US CIP.  National Phase Due 8/8/2010.  Response is in progress including amending claims to cover variations and distinguish prior art.
					PCT/US2008/	11/28/2008	n/a	n/a	Ballast	n/a	n/a
National Phase	Methods and Apparatus for a High Power Factor Ballast that is also Suitable for Dimming with High Efficiency During Dimming	High Power Factor Dimmable Ballast	Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor. Discharge is restarted each half cycle. Result is linear dimmability, high power factor and improved energy savings.	National phase application filed 2/27/09; Associate in CN requested expedited examination. Actual nat'l phase filing date 2/27/09.	20088000067	11/28/2008	n/a	n/a	Ballast	n/a	n/a
Treaty Filing	Methods and Apparatus for a High Power Factor Ballast that is also Suitable for Dimming with High Efficiency During Dimming	High Power Factor Dimmable Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.
				In preparation.	n/a	n/a	n/a	n/a	Ballast	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Non-Provisional	High Frequency Electronic Ballast with Sine Wave Oscillator	Ballast with Sine Wave Oscillator	A high frequency sinusodial wave is generated and applied directly to a gas discharge lamp in a power efficient electronic ballast.	Issued	10/817,768	4/2/2004	7,388,334	4/2/2024	Ballast	5/19/2005	US2005-0104539 A
Non-Provisional	Methods and Apparatus for a High Power Factor, High Efficiency, Dimmable, Rapid Starting Cold Cathode Lighting Ballast	Cold Cathode Fluorescent Ballast
Ballast for a no-filament lamp system with modified inductro gives 0.9 power factor.  Dual inductance tank circuit provides longer light output per cycle.  Discloses 50% valley as with feedback storage capacitor.
				PCT application in final review.	n/a	n/a	n/a	n/a	Ballast	n/a	n/a
Non-Provisional	Method and Apparatus for Dimming Light Sources	Dimmer Circuit	Dimming circuit works with CFL to provide an immediate and linearly responsive dimming function and proportional energy savings with dimming.	Pending. CIP and PCT filed. Inventor over 65 - make "special."	12/205,564	9/5/2008	n/a	n/a	Dimmer	n/a	n/a

Continuation-in-part	Methods and Apparatus for Dimming Light Sources	CIP: Two Wire Dimmer	Dimming circuit works with CFL to provide an immediate and linearly responsive dimming function and proportional energy savings with dimming.	Pending. Inventor over 65 - make "special" filed. PCT deadline for new matter 1/14/2010.	12/353,551	1/14/2009	n/a	n/a	Dimmer	n/a	n/a
PCT	Methods and Apparatus for Dimming Light Sources	Two Wire Dimmer	Dimming circuit works with CFL to provide an immediate and linearly responsive dimming function and proportional energy savings with dimming.	Pending. Nat'l filing due 8/8/2010.	PCT/US2009/	1/16/2009	n/a	n/a	Dimmer	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Continuation-in-part	Automated Dimming Methods and Systems for Lighting	Automated Dimming
Claiming sensor-responsive dimming using PureSpectrum novel ballast, dimmer, and CCFL circuits.  Application includes daylight harvesting, security lighting, ornamental lighting.  Dimming responsive to photocells, motion sensors.  Time proportioning.  Combines disclosure from ballast, dimmer, and CCFL applications.
				Pending. Claims priority only to Dimmer and Cold Cathode applications.	12/434,403	5/1/2009	n/a	n/a	Dimmer	n/a	n/a
Treaty application	Methods and Apparatus for Dimming Light Sources	CIP: Two Wire Dimmer	Dimming circuit works with CFL to provide an immediate and linearly responsive dimming function and proportional energy savings with dimming.	In preparation	n/a	n/a	n/a	n/a	Dimmer	n/a	n/a
Non-Provisional	High Efficiency Gas Discharge Lamps	Dual Tube Lamp
A gas discharge lamp includes an outer glass tube having a phosphor coating on an inner surface of the outer glass.  An inner glass tube is positioned inside the outer glass tube and formed of glass that is transparent to UV light.  The inner glass tube contains a plasma-forming gas within an inner volume of the glass tube.  A high frequency AC waveform for driving electrodes configured for energizing the plasma-forming glas within the inner glass tube to form plasma paths therein.
				Pending	10/817,706	4/2/2004	n/a	n/a	Lamp	5/19/2005	US2005-0104501A1

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Non-Provisional	Fluorescent Lamp System Using Reflectors	Fluorescent Lamp with Reflectors	A gas discharge lamp includes a plurality of gas discharge bulbs arranged on a base along a perimeter defining a middle region and at least one reflective mirror positioned in the middle region and operative to reflect light outward from the middle region.	Issued	10/817,057	4/2/2004	7,252,406	4/2/2024	Lamp	10/7/2004	US2004-0195974A1
Non-Provisional	Multi-Phase Gas Discharge Lamps	Multi-phase Lamp with Interior Wall	A multi-phase gas discharge lamp includes an interior space defined by at least one wall.	Issued	10/817,708	4/2/2004	6,975,069	4/2/2024	Lamp	10/7/2004	US2004-0195953 A

TRADEMARKS

(See attached)

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

IT'S A LIGHT BULB!

	054452 364434	KEESL	Pending	1,415,123 10/20/2008			

Country: Canada **Owner:** PureSpectrum, Inc.

Class/ Goods: International 00 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

IT'S A LIGHT BULB!

	054452 368055	KEESL	Pending	7032030 10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

IT'S A LIGHT BULB!

	054452 364435	KEESL	Pending	7032031 10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Page 1 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

IT'S A LIGHT BULB!

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452 364436	KEESL	Pending	7388416 11/13/2008		11/30/2018	

Country: Community Trade **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

IT'S A LIGHT BULB!

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452 366175	KEESL	Pending	122619 11/20/2008		11/20/2018	

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

IT'S A LIGHT BULB!

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452 366174	KEESL	Pending	122618 11/20/2008		11/20/2018	

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Page 2 of 18

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
IT'S A LIGHT BULB!								
	054452		KEESL	Allowed	77/464,019			
	364268				05/02/2008			
Country:	United States		**Owner:** PureSpectrum, Inc.					
Class/ Goods:	International	11	Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures (Int. 11).					
	International	42	Design and testing for new product development; design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; engineering services, namely, engineering for the lighting industry; technology consultation and research in the field of lighting technology (Int. 42).					
	International	45	Licensing of lighting technology (Int. 45).					
	International	9	Lighting ballasts (Int. 9).					
IT'S A LIGHT BULB?								
	054452		KEESL	Allowed	77/464,028			
	364267				05/02/2008			
Country:	United States		**Owner:** PureSpectrum, Inc.					
Class/ Goods:	International	11	Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures (Int. 11).					
	International	42	Design and testing for new product development; design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; engineering services, namely, engineering for the lighting industry; technology consultation and research in the field of lighting technology (Int. 42).					
	International	45	Licensing of lighting technology (Int. 45).					
	International	9	Lighting ballasts (Int. 9).					

Page 3 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

MORE FROM LESS

	054452 364270	KEESL	Allowed	77/159,328 04/18/2007			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods:

International 11 Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures (Int. 11).

International 42 Design and testing for new product development; design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; engineering services, namely, engineering for the lighting industry; technology consultation and research in the field of lighting technology (Int. 42).

International 45 Licensing of lighting technology (Int. 45).

International 9 Lighting ballasts (Int. 9).

POWERED BY PURESPECTRUM TECHNOLOGY

	054452 364426	KEESL	Pending	1,415,120 10/20/2008			

Country: Canada **Owner:** PureSpectrum, Inc.

Class/ Goods:

International 00 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

POWERED BY PURESPECTRUM TECHNOLOGY

	054452 368053	KEESL	Pending	7032070 10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods:

International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

Page 4 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

POWERED BY PURESPECTRUM TECHNOLOGY

	054452	KEESL	Pending	7032071			
	364427			10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

POWERED BY PURESPECTRUM TECHNOLOGY

	054452	KEESL	Registered	2002-104405	4783959	07/02/2014	
	347756			12/10/2002	07/02/2004		

Country: Japan **Owner:** Transworld Lighting, Inc.

Class/ Goods: International 11 Environmental control apperatus (Int. 11).

International 42 Scientific and technological services (Int. 42).

POWERED BY PURESPECTRUM TECHNOLOGY

	054452	KEESL	Pending	122617		11/20/2018	
	366169			11/20/2008			

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

Page 5 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

POWERED BY PURESPECTRUM TECHNOLOGY

	054452	KEESL	Pending	122616		11/20/2018	
	366167			11/20/2008			

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

POWERED BY PURESPECTRUM TECHNOLOGY

	054452	KEESL	Published	77/586,061			
	363943			10/06/2008			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 10 Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

POWERED BY PURESPECTRUM TECHNOLOGY & Design

	054452	KEESL	Pending	1,415,121			
	365136			10/20/2008			

Country: Canada **Owner:** PureSpectrum, Inc.

Class/ Goods: International 00 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

Page 6 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

POWERED BY PURESPECTRUM TECHNOLOGY & Design

	054452 366052	KEESL	Pending	7032066 10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

POWERED BY PURESPECTRUM TECHNOLOGY & Design

	054452 364431	KEESL	Pending	703267 10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

POWERED BY PURESPECTRUM TECHNOLOGY & Design

	054452 366171	KEESL	Pending	122614 11/20/2008		11/20/2018	

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Page 7 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

POWERED BY PURESPECTRUM TECHNOLOGY & Design

	054452	KEESL	Pending	122615		11/20/2018	
	366173			11/20/2008			

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

POWERED BY PURESPECTRUM TECHNOLOGY & Design

	054452	KEESL	Pending	77/586,469			
	364433			10/06/2008			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 10 Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

POWERED BY SPECTRUM TECHNOLOGY

	054452	KEESL	Pending	7388291		11/30/2018	
	364428			11/12/2008			

Country: Community Trade **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Page 8 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

POWERED BY SPECTRUM TECHNOLOGY & Design

	Client # / Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452	KEESL	Pending	7388317		11/30/2018	
	364432			11/12/2008			

Country: Community Trade **Owner:** PureSpectrum, Inc.

Class/ Goods:

International 11 — Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

International 9 — Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

PURE SPECTRUM

	Client # / Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452	KEESL	Registered	104404/2002	4783958	07/02/2014	
	364281			12/10/2002	07/02/2004		

Country: Japan **Owner:** PureSpectrum, Inc.

Class/ Goods:

International 11 — Lighting apparatus and their parts (Int. 11).

International 42 — Designing and engineering of lighting apparatus, lighting system and lighting components (Int. 42).

PURE SPECTRUM & Design

	Client # / Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452	KEESL	Registered	104405/2002	4783959	07/02/2014	
	364278			12/10/2002	07/02/2004		

Country: Japan **Owner:** PureSpectrum, Inc.

Class/ Goods:

International 11 — Lighting apparatus and their parts (Int. 11).

International 42 — Designing and engineering of lighting apparatus, lighting system and lighting components (Int. 42).

Page 9 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

PURESPECTRUM

	054452 364420	KEESL	Pending	1,415,116 10/20/2008			

Country: Canada **Owner:** PureSpectrum, Inc.

Class/ Goods: International 00 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

PURESPECTRUM

	054452 347754	KEESL	Pending	7032023 10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

PURESPECTRUM

	054452 368051	KEESL	Pending	7032022 10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

Page 10 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

PURESPECTRUM

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452	KEESL	Pending	n/a			
	364421			10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods:

PURESPECTRUM

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452	KEESL	Pending	7388333		11/30/2018	
	364423			11/12/2008			

Country: Community Trade **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halide lights; pendant lights, ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

PURESPECTRUM

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452	KEESL	Registered	2002-104404	4783958	07/02/2014	
	347755			12/10/2002	07/02/2004		

Country: Japan **Owner:** Transworld Lighting, Inc.

Class/ Goods: International 11 Environmental control apparatus (Int. 11).

International 42 Scientific and technological services (Int. 42).

Page 11 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

PURESPECTRUM

054452	KEESL	Pending	122611		11/20/2018	
366161			11/20/2008			

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

PURESPECTRUM

054452	KEESL	Pending	122610		11/20/2018	
366155			11/20/2008			

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

PURESPECTRUM

054452	KEESL	Pending	78/948,607			
364271			08/09/2006			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps, track lights, recessed lights, metal halide lights, pendant lights, ceiling-mounted lights, high intensity discharge lights, gas discharge lights, compact fluorescent lights; under-cabinet electric lighting fixtures, shop lights, electric light bulbs and electric lighting fixtures (Int. 11).

Page 12 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM							
	054452 364269	KEESL	Allowed	78/948,395 08/09/2006			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 42 Design and testing for new product development; Design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; Engineering services, namely, engineering for the lighting industry; Technology consultation and research in the field of lighting technology (Int. 42).

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM							
	054452 364263	KEESL	Allowed	78/948,232 08/09/2006			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 35 Licensing of lighting technology (Int. 35).

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM							
	054452 364265	KEESL	Allowed	78/948,467 08/09/2006			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts (Int. 9).

Page 13 of 18

Tmk Name	*Client # Matter #*		*Atty*	*Status*	*Application No & Date*	*Registration No & Date*	*Renew Date*	*First Use Date*

PURESPECTRUM & Design

	054452		KEESL	Pending	1,415,118			
	347739				10/20/2008			

Country: Canada **Owner:** PureSpectrum, Inc.

Class/ Goods: International 00 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

PURESPECTRUM & Design

	054452		KEESL	Pending	7032068			
	368050				10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

PURESPECTRUM & Design

	054452		KEESL	Pending	7032069			
	364424				10/31/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Page 14 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

PURESPECTRUM & Design

	054452	KEESL	Pending	7388408		11/30/2018	
	364425			11/13/2008			

Country: Community Trade **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

PURESPECTRUM & Design

	054452	KEESL	Pending	122612		11/20/2018	
	366162			11/20/2008			

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

PURESPECTRUM & Design

	054452	KEESL	Pending	122613		11/20/2018	
	366168			11/20/2008			

Country: United Arab Emirat **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

Page 15 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

PURESPECTRUM (Stylized) & Design

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452	KEESL	Allowed	78/950,288			
	364264			08/11/2006			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts (Int. 9).

PURESPECTRUM (Stylized) & Design

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452	KEESL	Allowed	78/950,250			
	364452			08/11/2006			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 42 Design and testing for new product development; Design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; Engineering services, namely, engineering for the lighting industry; Technology consultation and research in the field of lighting technology (Int. 42).

PURESPECTRUM (Stylized) & Design

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452	KEESL	Allowed	78/950,094			
	364261			08/11/2006			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 35 Licensing of lighting technology (Int. 35).

Page 16 of 18

Tmk Name	*Client # Matter #*	*Atty*	*Status*	*Application No & Date*	*Registration No & Date*	*Renew Date*	*First Use Date*

PURESPECTRUM (Stylized) & Design

	054452	KEESL	Allowed	78/950,316			
	364262			08/11/2006			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps, track lights, recessed lights, metal halide lights, pendant lights, ceiling-mounted lights, high intensity discharge lights, gas discharge lights, compact flourescent lights, under-cabinet electric lighting fixtures, shop lights, electric light bulbs and electric lighting fixtures (Int. 11).

PURESPECTRUM in Chinese Characters

	054452	KEESL	Pending	7036130			
	368054			11/03/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 11 Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

PURESPECTRUM in Chinese Characters

	054452	KEESL	Pending	7036131			
	365300			11/03/2008			

Country: China P.R. **Owner:** PureSpectrum, Inc.

Class/ Goods: International 9 Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Page 17 of 18

Tmk Name	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date

PURESPECTRUM: MORE FOR LESS

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452 364272	KEESL	Allowed	77/159,331 04/18/2007			

Country: United States **Owner:** PureSpectrum, Inc.

Class/ Goods:			
	International	11	Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures (Int. 11).
	International	42	Design and testing for new product development; design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; engineering services, namely, engineering for the lighting industry; technology consultation and research in the field of lighting technology (Int. 42).
	International	45	Licensing of lighting technology (Int. 45).
	International	9	Lighting ballasts (Int. 9).

TRANSWORLD LIGHTING INCORPORATED & Design

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452 364282	KEESL	Registered	104416/2002 12/10/2002	4763960 07/02/2004	07/02/2014	

Country: Japan **Owner:** PureSpectrum, Inc.

Class/ Goods:			
	International	11	Lighting apparatus and their parts (Int. 11).
	International	42	Designing and engineering of lighting apparatus, lighting system and lighting components (Int. 42).

TWL

	Client # Matter #	Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
	054452 364280	KEESL	Registered	104402/2002 12/10/2002	4763957 07/02/2004	07/02/2014	

Country: Japan **Owner:** PureSpectrum, Inc.

Class/ Goods:			
	International	11	Lighting apparatus and their parts (Int. 11).
	International	42	Designing and engineering of lighting apparatus, lighting system and lighting components (Int. 42).

Record Count: 53

Page 18 of 18

Schedule 4.6

OUTSTANDING SEC FILINGS OF BUYER

None.

Schedule 4.12

BUYER LEGAL PROCEEDINGS

None.

Exhibit 5.3

BUYER’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(See attached)

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL MEDICAL STAFFING, INC.

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “Act”), the undersigned, being the President of International Medical Staffing, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.	The Corporation was originally incorporated under the name International Medical Staffing, Inc. and the date of filing of its original Certificate of Incorporation was March 21, 2007.

2.
This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Act by written consent of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the Act.

3.
The Certificate of Incorporation of the Corporation, as amended, is hereby amended, restated and superseded in its entirety by this Amended and Restated Certificate of Incorporation to read as follows:

ARTICLE I
Name

The name of the Corporation is PureSpectrum, Inc.

ARTICLE II
Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 1201 North Market Street, 18th Floor, Wilmington, Delaware 19801, in the County of New Castle. The name of the registered agent at that address is Delaware Corporation Organizers, Inc.

ARTICLE III
Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE IV
Capital Stock

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is nine hundred fifty million (950,000,000) shares, consisting of (a) nine hundred million (900,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), which Preferred Stock shall be issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and the restrictions imposed upon the shares of each class are as follows:

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A.         Common Stock. Each share of Common Stock shall have, for all purposes one (1) vote per share.

Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

B.          Preferred Stock. Shares of Preferred Stock may be issued in series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the voting powers, preferences, rights and qualifications, limitations or restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(i)          the serial designation of such series which shall distinguish it from the other series;

(ii)         the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in the resolution or resolutions providing for the issue of such series;

(iii)        the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(iv)        whether dividends on the shares of such series shall be cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v)         the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(vi)        the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series may be redeemed in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening or a specified event or events;

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(vii)       the right or obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a shrinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may or shall be redeemed or purchased, in whole or in part, pursuant to such right or obligation;

(viii)      whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

(ix)         the voting rights, if any, of the holders of the shares of such series;

(x)          the ranking of the shares of such series as compared with shares of other series of the capital stock of the Corporation in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; and

(xi)         any other relative rights and qualifications, preferences or limitation of the shares not inconsistent herewith or with applicable law.

ARTICLE V
No Preemptive Rights

Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

ARTICLE VI
No Cumulative Voting

There shall be no cumulative voting of shares of stock of the Corporation.

ARTICLE VII
Board of Directors

The Board of Directors of the Corporation shall consist of such number of persons, not less than one and not to exceed fifteen, as shall be determined in accordance with the bylaws from time to time.

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ARTICLE VIII
Indemnification of Officers and Directors

8.1          The Corporation shall indemnify its directors and officers to the fullest extent permitted under the Act, as it exists on the date hereof or as it may hereafter be amended.  Without limiting the generality of the foregoing:

(a)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 8.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

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(d)           Any indemnification under subsections (a) and (b) of this Section 8.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 8.1. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 8.1. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 8.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)           The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 8.1.

(h)           For purposes of this Section 8.1, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.1 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(h)           For purposes of this Section 8.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 8.1.

(i)           The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.2          The right of indemnification under Section 8.1 shall not be exclusive of any other right which such directors or officers may have or hereafter acquire and, including without limitation any and all of the rights of indemnification under any bylaw, agreement, vote of stockholders or other provision of law.

8.3          No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages from any breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Act; or (d) for any transaction from which the director derived an improper personal benefit.

ARTICLE IX
Bylaws

The power to adopt, amend and repeal the bylaws of the Corporation is hereby conferred upon the Board of Directors of the Corporation as provided in Section 109(a) of the Act.

ARTICLE IX
Amendment

The Corporation reserves the right to amend or repeal any provisions contained in this Amended and Restated Certificate of Incorporation so long as such amendment or repeal is effected in the manner prescribed by the Act and all rights conferred upon the stockholders are granted subject to this reservation.

Executed this ___ day of _______ 2009.

6

By: Lee L. Vanatta
Its: President

7

Exhibit 5.4

BUYER’S PROPOSED AMENDED AND RESTATED BYLAWS

(See attached)

AMENDED AND RESTATED BYLAWS

OF

INTERNATIONAL MEDICAL STAFFING, INC.

(a Delaware Corporation)

ARTICLE I

OFFICES

Section 1.1          Registered Office. The registered office of International Medical Staffing, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2          Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1          Meetings of Stockholders. All meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.2          Annual Stockholders’ Meeting. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 2.3          Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called by (i) the Chairman, or (ii) the President, or (iii) the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or (iv) stockholders who own more than 30% of the outstanding shares of common stock of the Corporation.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice to stockholders.

Section 2.4          Quorum. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

1

Section 2.5          Vote Required for Stockholder Action. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law (the “DGCL”), or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.6          Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Unless provided otherwise in the Certificate of Incorporation or the Certificate of Designations for any class or series of preferred stock of the Corporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 2.8 hereof. If the Certificate of Incorporation or such Certificate of Designations provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Section 2.7          Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of any such meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.8          Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action requiring a record date, including, but not limited to, the determination of stockholders entitled to receive payment of any dividend. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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Section 2.9          List of Stockholders Entitled to Vote. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 2.9 to examine the list required by this Section 2.9 or to vote in person or by proxy at any meeting of stockholders.

Section 2.10        Nomination of Directors.

(a)           Except for any directors elected in accordance with Section 3.4 hereof by the Board of Directors to fill a vacancy or newly created directorships, only persons who are nominated in accordance with the procedures in this Section 2.10 shall be eligible for election as directors. Nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who (x) complies with the notice procedures set forth in Section 2.10(b) and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.

(b)           To be timely, a stockholder’s notice must be received in writing by the Corporation’s Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any year is changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

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Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c)           The chairman of any meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 2.10).

(d)           Except as otherwise required by law, nothing in this Section 2.10 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(e)           Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f)           For purposes of this Section 2.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.11        Notice of Business at Annual Meetings.

(a)           At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Section 2.10 must be complied with; and (ii) if such business relates to any other matter, the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in Section 2.11(b) and (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting.

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(b)           To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any year is changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’ s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of stock of the Corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any; (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 2.11.

(c)           The chairman of any meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 2.11), and if the chairman should so determine, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

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(d)           Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e)           For purposes of this Section 2.11, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.12        Conduct of Meetings.

(a)           Meetings of stockholders shall be presided over by the Chairman, if any, or in the Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President (if the President shall be a different individual than the Chief Executive Officer), or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)           The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c)           The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

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(d)           In advance of any meeting of stockholders, the Board of Directors, the Chairman or the Chief Executive Officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 2.13        Stockholder Action Without Meeting.  Any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

ARTICLE III

DIRECTORS

Section 3.1          Number; Qualification.  The Board of Directors shall consist of no less than three (3) and no more than fifteen (15) members. The total number of authorized directors shall be fixed from time to time within such range by a duly adopted resolution of the Board of Directors (subject to change by the stockholders in accordance with Article VII of the Certificate of Incorporation).  Directors need not be stockholders of the Corporation.

Section 3.2          Terms.  The term of office of each director shall expire at the next succeeding annual meeting of stockholders after the election of such director.  Subject to the provisions of the Certificate of Incorporation, each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal.  No decrease in the total number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.3          Chairman. The Board shall elect from its members a Chairman, which Chairman shall preside at all meetings of the stockholders and the directors. The Chairman shall serve in such capacity until his or her successor is elected by the Board or until his or her earlier resignation or removal from the Board. He or she shall also perform such other duties the Board may assign to him or her from time to time.

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Section 3.4          Resignation; Removal; Vacancies. Any director may resign at any time upon written notice to the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery of such written notice to the Corporation. It shall not be necessary for a resignation to be accepted before it becomes effective. Subject to the rights of any holders of any preferred stock of the Corporation then outstanding and the Certificate of Incorporation:

(a)           Any director may be removed from office at any time, with cause, but only by the affirmative vote of the holders of at least two-thirds (2/3) of all of the outstanding shares of capital stock of the Corporation entitled to vote for that purpose, except that if the Board of Directors recommends removal of a director to the stockholders, such removal may be effected by a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose;

(b)           except as otherwise required by law, vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and

(c)           any director elected to fill a vacancy not resulting from an increase in the total number of authorized directors shall have the same remaining term as that of his or her predecessor. Any director elected to fill a vacancy resulting from an increase in the total number of authorized directors shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s respective successor is elected, except in the case of the death, resignation, or removal of such director.

Section 3.5          Management of Corporation. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.6          Location of Meetings; Books and Records. The directors may hold their meetings and have one or more offices, and keep the books and records of the Corporation outside of the State of Delaware.

Section 3.7          Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 3.8          Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, or the President or the Secretary on written request of two directors on forty-eight (48) hours’ notice to each director, either personally or by mail or by electronic transmission;

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Section 3.9          Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 3.10        Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.11        Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.12        Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEES

Section 4.1          Creation. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 4.2          Powers. Any such committee, to the extent provided by the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

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Section 4.3          Committee Rules. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, as it may deem necessary. The Secretary of any committee need not be the Secretary of the Corporation.

Section 4.4          Standing Committees. The following committees of the Board of Directors shall be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) Executive Committee; (b) Audit Committee; (c) Compensation Committee; (d) Nominating and Corporate Governance Committee; and (e) Compliance, Sustainability and Public Policy Committee.

Section 4.5          Executive Committee. The Executive Committee shall consist of at least three (3) directors. Meetings of the Executive Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Executive Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Executive Committee.

Section 4.6          Audit Committee. The Audit Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Corporation’s common stock is listed. Meetings of the Audit Committee may be called at any time by the Chairman or Secretary of the Audit Committee, and shall be called whenever two or more members of the Audit Committee so request in writing. The Audit Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Audit Committee.

Section 4.7          Compensation Committee. The Compensation Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Corporation’s common stock is listed. Meetings of the Compensation Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Compensation Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Compensation Committee.

Section 4.8          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Corporation’s common stock is listed. Meetings of the Nominating and Corporate Governance Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Nominating and Corporate Governance Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Nominating and Corporate Governance Committee.

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Section 4.9          Compliance, Sustainability and Public Policy Committee. The Compliance Committee shall consist of at least three (3) directors. Meetings of the Compliance Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Compliance Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Compliance Committee.

Section 4.10        Appointment of Committee Members. The Board of Directors shall appoint or shall establish a method of appointing the members of committees established by the Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of stockholders.

Section 4.11        Appointment of Absentee Committee Members. In the absence or disqualification of any member of any committee established by the Board of Directors, the members thereof who are present at any meeting of such committee and are not disqualified from voting, provided they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member provided that such director meets applicable legal standards. In the event that the absence or disqualification of any member of any committee established by the Board of Directors results in any committee having less than a quorum, the Board of Directors may designate another director to replace any absent or disqualified member at any meeting of the committee.

ARTICLE V

OFFICERS

Section 5.1          Designations. The officers of this Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, Chief Financial Officer and Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Treasurer, Controller, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Article 5 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 5.2          Election and Term of Office. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

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Section 5.3          Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5.4          Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman, preside at all meetings of the stockholders. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman, the Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall keep the Board appropriately informed of the business and affairs of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 5.5          President. Subject to such supervisory powers, if any, as may be given by the Board to the Chief Executive Officer, the President shall have general supervision, direction, and control of the business and other officers of the corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. If, for any reason, the Corporation does not have a Chairman or Chief Executive Officer, or such officers are unable to act, the President shall assume the duties of those officers.

Section 5.6          Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation. He or she shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He or she shall submit to the Chief Executive Officer, the President, the Chief Operating Officer, the Chairman and the Board timely statements of the accounts of the corporation and the financial results of the operations thereof. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board and the Chief Executive Officer. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

Section 5.7          Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 5.8          Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He or she shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

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Section 5.9          Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.10        Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.11        Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1          Certificates; Direct Registration System. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with the DGCL. The Board of Directors may resolve to adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates (a “Direct Registration System”), including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange listing rules. Any Direct Registration System so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

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Section 6.2          Transfers of Stock; Lost, Stolen or Destroyed Certificates. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

Section 6.3          Registered Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII

INDEMNIFICATION

Section 7.1          Indemnitees.  The Corporation shall indemnify each person described below (each an “Indemnitee”) to the fullest extent permitted under the Act, as it exists on the date hereof or as it may hereafter be amended.  Specifically:

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(a)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful; and

(b)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.2          Successful Defense.  To the extent that an Indenmitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 7.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 7.3          Determination That Indemnification Is Proper  Any indemnification under subsections (a) and (b) of Section 7.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 7.1. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

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Section 7.4         Advance Payment of Expenses  Expenses (including attorneys' fees) incurred by an Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in Section 7.1.  Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.5         Preservation of Other Rights  The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Section 7.6         Insurance  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Section 7.1.

Section 7.7         Survival  The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.8          Severability. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgment, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.9          Subrogation. In the event of payment of indemnification to an Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation to effectively enforce any such recovery.

Section 7.10        No Duplication of Payments. The Corporation shall not be liable under this Article VII to make any payment in connection with any claim made against an Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

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Section 7.11        Effect of Amendment. Any amendment, repeal, or modification of any provision of this Article VII shall be prospective only, and shall not adversely affect any right or protection conferred on any person pursuant to this Article VII existing at the time that the events giving rise to the protections conferred pursuant to this Article VII have occurred, regardless of whether the events giving rise to such protections are the subject of any proceeding described in Section 7.1 or whether any person has sought the protections of this Article VII, prior to any such amendment repeal or modification of this Article VII.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1          Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 8.2          Reserve for Dividends. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

Section 8.3          Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 8.4          Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 8.5          Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.6          Notice. Whenever, under the provisions of the DGCL, the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by electronic transmission.

Section 8.7          Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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Section 8.8          Annual Report. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 8.9          Interested Director or Officer Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

AMENDMENTS

Section 9.1          Amendment or Repeal by Board of Directors. Except as provided by applicable law, these Bylaws may be amended or repealed, in whole or in part, by a majority vote of the members of the Board of Directors present and voting at any duly convened regular or special meeting of the Board of Directors.

Section 9.2          Amendment or Repeal by Stockholders. These Bylaws may be amended or repealed, in whole or in part, by the stockholders of the Corporation by a vote of the majority of the outstanding shares of capital stock of the Corporation entitled to cast a vote thereon at any duly convened annual or special meeting of the stockholders, except for any amendment or repeal, in whole or in part, of Section 3.4(a) of these Bylaws, which Section 3.4(a) may only be amended or repealed, directly or indirectly, in whole or in part, by a vote of the stockholders entitled to cast at least two-thirds (2/3) of the votes which all stockholders are entitled to cast thereon at any annual or special meeting of the stockholders.

Effective as of _______________ ___, 2009

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AMENDMENT NO. 1
TO
PURCHASE AND SALE AGREEMENT
AND
PLAN OF REORGANIZATION
dated August 4, 2009
(the “Agreement”)

This Amendment No. 1 to the Agreement is made and entered into as of August 27, 2009, by and between International Medical Staffing, Inc., a Delawaare corporation (“IMSG”), and PureSpectrum, Inc., a Nevada corporation (“PSPM”).

All terms not defined herein shall have the meaning ascribed to them in the Agreement.

The parties hereby amend the Agreement as follows:

1.           The following definitions shall be inserted in Section 1. Definitions:

“Buyer Convertible Debentures” shall have the meaning set forth in Section 2.3.

“Seller Convertible Debentures” shall mean all debentures of Seller that are convertible into Seller Common Stock as listed on Schedule C, as such schedule may be amended from time to time.”

2.           The following definitions in Section 1. Definitions, shall be amended and restated in their entirety to read as follows:

“Buyer Securities” means Buyer Convertible Notes, Buyer Convertible Debentures, Buyer Notes, Buyer Shares and Buyer Warrants.”

“Seller Securities” means Seller Convertible Notes, Seller Convertible Debentures, Seller Notes, Seller Shares and Seller Warrants.”

3.           Section 2.3 shall be amended and restated in its entirety to read as follows:

“2.3           Assumed Obligations. Buyer agrees that at the Closing, Buyer shall assume Seller’s obligations under (i) the Seller Warrants, the Seller Convertible Notes, the Seller Convertible Debentures, and the Seller Notes outstanding as of the Closing Date and (ii) those Contracts, covenants, obligations and liabilities on the list attached hereto as Schedule 2.3, as such list may be updated from time to time (collectively, the "Assumed Liabilities").  It is expressly understood and agreed that Buyer’s assumption of Seller’s obligations under the Seller Warrants, the Seller Convertible Notes, the Seller Convertible Debentures and the Seller Notes outstanding as of the Closing Date shall be satisfied and discharged in full by Buyer’s issuance of the Buyer Warrants, the Buyer Convertible Notes, the Buyer Convertible Debentures and the Buyer Notes as contemplated by Sections 2.4 and 2.5.  Seller shall remain liable for any and all of its liabilities, debts and obligations not specifically assumed by Buyer pursuant to this Section 2.3.”

4.           Section 2.4 shall be amended and restated in its entirety to read as follows:

“2.4           Consideration.  In full and complete payment for the Assets, Buyer agrees to (a) the assumption of the Assumed Liabilities pursuant to Section 2.3 hereof, (b) issue a number of Buyer Shares equal to the number of Seller Shares that are issued and outstanding as of the Closing Date; (c) issue Buyer Warrants under substantially the same terms and conditions as each of the Seller Warrants unexercised and outstanding as of the Closing Date and providing for the same number of unexercised shares, the same option prices and the same expiration dates as such Seller Warrants; (d) issue Buyer Convertible Notes for the same face amount (net of any principal payments made), interest rate, conversion price, payment terms and other terms and conditions as each of the Seller Convertible Notes outstanding as of the Closing Date; (e) issue Buyer Convertible Debentures for the same face amount (net of any principal repayments made), interest rate, conversion price, payment terms and other terms and conditions as each of the Seller convertible Debentures outstnading as of the Closing Date; and (f) issue Buyer Notes for the same face amount (net of any principal payments made), interest rate, payment terms and other terms and conditions as each of the Seller Notes outstanding as of the Closing Date.  In order to facilitate the liquidation and dissolution of Seller under Section 2.5, and the assumption by Buyer of Seller’s obligations under the Seller Warrants, Seller Convertible Notes, Seller Convertible Debentures and the Seller Notes (outstanding as of the Closing Date) as part of the Assumed Liabilities, the Buyer Shares, the Buyer Warrants, the Buyer Convertible Notes, the Buyer convertible Debentures  and the Buyer Notes to be issued under this Section 2.4 shall be so issued in the names of the Seller Shareholders and the holders of the Seller Warrants, the Seller Convertible Notes and the Seller Notes, respectively, in accordance with Section 2.5.”

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5.           Section 2.5 shall be amended and restated in its entirety to read as follows:

“2.5           Liquidation of Seller.  Immediately after Closing, Seller shall file a Certificate of Dissolution with the Office of the Secretary of State of the State of Nevada, pursuant to which Seller shall be dissolved and liquidated in accordance with Sections 78.580 and 78.585 of the Nevada Business Corporation Act.  Pursuant to such liquidation and dissolution: each Seller Shareholder shall receive a number of Buyer Shares equal to the number of Seller Shares that are held by such Seller Shareholder as of the Closing Date; each holder of unexpired Seller Warrants shall receive Buyer Warrants, as described in Section 2.4, for the same number of unexercised shares covered by the unexpired Seller Warrants that are held by such warrant holder as of the Closing Date; each holder of outstanding Seller Convertible Notes shall receive Buyer Convertible Notes, as described in Section 2.4, for the same face amount (net of any principal payments made) as the outstanding Seller Convertible Notes that are held by such note holder as of the Closing Date; each holder of outstanding Seller Convertible Debentures shall receive Buyer Convertible Debentures, as described in Section 2.4, for the same face amount (net of any principal repayments made) as the ourstanding Seller Convertible Debentures that are held by such debenture holder as of the closing date; and each holder of outstanding Seller Notes shall receive Buyer Notes, as described in Section 2.4, for the same face amount (net of any principal payments made) as the outstanding Seller Notes that are held by such note holder as of the Closing Date.  The Seller Securities shall be deemed cancelled and of no further force or effect immediately upon Closing and Seller may request each holder of Seller Securities to affirm such cancellation in writing as a condition to issuance of the Buyer Shares, Buyer Warrants, Buyer Convertible Notes, Buyer Convertible Debentures or Buyer Notes, as applicable; provided, however, that such cancellation shall be effective regardless of whether such written affirmation is requested or obtained.”

6.           Section 5.4(c) shall be amended and restated to read as follows:

“(c)           The Buyer shall call a special meeting of its stockholders or, if permitted, will obtain a Consent in Lieu of Meeting as soon as practicable, to approve the amendment of its Amended and restated Certificate of Incorporation to (i) change the Buyer’s name to “PureSpectrum, Inc.” and (ii) confer upon the directors the power to adopt, amend and repeal the company’s bylaws.”

7.           In Section 6.1, (i) replace the period with “; and” at the end of section 6.1(g); (ii) insert a new Section 6.1(h) to read as follows:

“(h)           the Buyer S-4/Proxy is declared effective by the Securities and Exchange Commission.” and

(iii) delete the last sentence (The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.).

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8.           In Section 6.2, (i) amend and restate Section 6.2(e) to read as follows:

“(e)           The Buyer shall have duly amended its Amended and Restated Certificate of Incorporation to change its name to ‘PureSpectrum, Inc.’ and to confer upon the directors the power to adopt, amend and repeal the company’s bylaws;”;

(ii) replace the period with “; and” at the end of section 6.2(j); (iii) insert a new Section 6.2(k) to read as follows:

“(k)           the Buyer S-4/Proxy is declared effective by the Securities and Exchange Commission;” and

(iv) delete the last sentence (The Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.).

PURESPECTRUM, INC.		INTERNATIONAL MEDICAL STAFFING, INC.

By:	/S/ William R. Norton	By:	/S/ Lee L. Vanatta
Name: William R. Norton		Name: Lee L. Vanatta
Title: Executive Vice President		Title: President

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